As filed with the Securities and Exchange Commission on March 31, 2003
            Registration Statement No. 333-_____ and No. 333-_____-01

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

   GREENWICH CAPITAL ACCEPTANCE, INC.      FINANCIAL ASSET SECURITIES CORP.
     (Exact name of co-registrant           (Exact name of co-registrant
     as specified in its charter)           as specified in its charter)


        Delaware                  06-1199884                     Delaware              13-3172275
(State of incorporation)      (I.R.S. Employer          (State of incorporation)       (I.R.S. Employer
                               Identification No.)                                      Identification No.)



                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 625-2700

               (Address, including ZIP code, and telephone number,
              including area code, of principal executive offices)

                             ---------------------
                                John C. Anderson
                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 625-2700

                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                             ---------------------

                                 With copies to:
         Stephen B. Esko, Esq.                     Richard M. Horowitz, Esq.
         Sidley Austin Brown & Wood LLP            Thacher Proffitt & Wood
         787 Seventh Avenue                        11 West 42nd Street
         New York, New York  10019                 New York, New York 10036

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                                         Proposed          Proposed
                                                        Amount           Maximum            Maximum          Amount of
                     Title of                           to be        Aggregate Price       Aggregate       Registration
           Securities to Be Registered                Registered        Per Unit*       Offering Price          Fee
---------------------------------------------------------------------------------------------------------------------------
Asset-Backed/Mortgage-Backed Securities...........    $1,000,000           100%          $1,000,000(1)          $80.90
===========================================================================================================================
(1)      This amount was estimated in order to calculate the amount of the fee.



     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these certificates until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these certificates and it is not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.


                 Subject To Completion, Dated March 31, 2003

Prospectus Supplement
(To Prospectus dated __________, 200_)

                           Mortgage Loan Trust 200_-_

               Mortgage Pass-Through Certificates, Series 200_-__
                      [Greenwich Capital Acceptance, Inc.]
                                    Depositor
       $________ (approximate) Class A, [ %] [Variable Pass-Through Rate]
       $________ (approximate) Class M, [ %] [Variable Pass-Through Rate] $________ (approximate) Class B, [ %] [Variable Pass-Through Rate]

The Trust

     o The trust will issue [___] classes of certificates, of which the three classes listed above are offered by this prospectus supplement and the accompanying prospectus.

     o The trust assets will consist primarily of single family mortgage loans


The Certificates

     o    The certificates represent ownership interests in the trust assets.

     o Each class of certificates will accrue interest at a rate equal to [one-month LIBOR plus a fixed margin], subject to certain limitations described in this prospectus supplement.

     o Each class of offered certificates will have the benefit of credit enhancement to the extent described in this prospectus supplement.

Consider carefully the risk factors beginning on page S-10 of this prospectus supplement and on page 6 of the prospectus.

The certificates represent obligations of the truly only and do not represent an interest in or obligation of [Greenwich Capital Acceptance, Inc.] or any of its affilaites.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_____________________ will offer the certificates listed above in negotiated transactions. Proceeds to the depositor are expected to be approximately $_____________, before deducting issuance expenses estimated to be $___________. See "Method of Distribution" in this prospectus supplement.
                             ___________________


                            [Logos of Underwriters]

____________ __, 200_


                                Table of Contents

Summary of Terms...................................................................................................S-4
Risk Factors......................................................................................................S-10
The Mortgage Pool.................................................................................................S-18
   General........................................................................................................S-18
   Mortgage Loan Statistics.......................................................................................S-18
   Adjustable Rate Mortgage Loans.................................................................................S-24
   The Loan Index.................................................................................................S-31
Underwriting Standards............................................................................................S-31
The Master Servicer...............................................................................................S-32
The Pooling and Servicing Agreement...............................................................................S-34
   General........................................................................................................S-34
   Assignment of the Mortgage Loans...............................................................................S-34
   Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account............................S-36
   Advances.......................................................................................................S-38
   The Trustee....................................................................................................S-39
   Servicing and Other Compensation and Payment of Expenses.......................................................S-40
   Voting Rights..................................................................................................S-40
   Amendment......................................................................................................S-41
   Termination....................................................................................................S-41
   [Optional Purchase of Defaulted Loans..........................................................................S-41
   Events of Default..............................................................................................S-42
   Rights upon Event of Default...................................................................................S-42
Description of the Certificates...................................................................................S-43
   General........................................................................................................S-43
   Book-Entry Certificates........................................................................................S-43
   Priority of Distributions Among Certificates...................................................................S-48
   Allocation of Available Funds..................................................................................S-49
   Pass-Through Rates.............................................................................................S-50
   Calculation of [One-Month LIBOR]...............................................................................S-51
   Application of Allocable Loss Amounts..........................................................................S-52
   [Excess Reserve Fund Account...................................................................................S-52
   Reports to Certificateholders..................................................................................S-52
Yield, Prepayment and Maturity Considerations.....................................................................S-54
   Overcollateralization Provisions...............................................................................S-56
   [Additional Information........................................................................................S-56
   Weighted Average Lives.........................................................................................S-56
Use of Proceeds...................................................................................................S-58
Material Federal Income Tax Consequences..........................................................................S-58
   Taxation of Regular Interests..................................................................................S-59
   Status of the Offered Certificates.............................................................................S-59
   Non-U.S. Persons...............................................................................................S-59
   Prohibited Transactions Tax and Other Taxes....................................................................S-61
   Backup Withholding.............................................................................................S-61

                                      S-2

State Taxes.......................................................................................................S-62
ERISA Considerations..............................................................................................S-62
Legal Investment Considerations...................................................................................S-64
Method of Distribution............................................................................................S-65
Legal Matters.....................................................................................................S-65
Ratings...........................................................................................................S-65
Glossary of Terms.................................................................................................S-66
Annex I............................................................................................................A-1



                                      S-3

                                Summary of Terms


o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.


Offered Certificates

On the closing date, [_____________Trust] will issue [___] classes of certificates, three of which are being offered pursuant to this prospectus supplement and the accompanying prospectus.

Each class of certificates that is being offered will be book-entry securities in minimum denominations of $50,000 clearing through DTC [in the United States or Clearstream or Euroclear (in Europe)].

Trust Fund

The assets of the trust that will support the certificates will consist of a pool of [fixed-rate] mortgage loans with a principal balance of approximately $ and [adjustable rate] mortgage loans with a principal balance of approximately $ as of , 200 . [All of the adjustable rate mortgage loans are indexed to [six-month LIBOR], of which [ ]% have initial fixed rate periods.] The mortgage loans will have original terms to maturity ranging from [ ] years to 30 years and will be secured by first liens on one- to four-family residential properties.

Other Certificates

The trust will issue [two] additional classes of certificates. These certificates will be designated the [Class OC and] Class R Certificates and are not being offered to the public pursuant to this prospectus supplement and the prospectus. [The Class OC Certificates will not have an original principal balance.] The Class R Certificates will have an original principal balance of [$100].

See "The Mortgage Pool" and "Description of the Certificates-- General" and "--Book-Entry Certificates" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus.

Cut-off Date
__________ __, 200_

Closing Date

On or about __________ __, 200_

The Depositor

[Greenwich Capital Acceptance, Inc.]
600 Steamboat Road
Greenwich, Connecticut   06830
(203) 625-2700

Seller

[____________________]

Master Servicer

[____________________]

Trustee

[____________________]

Originator(s)

[____________________]

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o  Offered Certificates
Class A, Class M and Class B Certificates

o  Senior Certificates
Class A Certificates

o  Mezzanine Certificates
Class M Certificates

o  Subordinate Certificates
Class B Certificates

o  Residual Certificates
Class R Certificates

o  Book-Entry Certificates
Class A, Class M and Class B Certificates

o  [Excess Reserve Fund Support Certificates
Class OC Certificates]

o  Physical Certificates
[Class OC and] Class R Certificates

Distribution Dates

The trustee will make distributions on the certificates on the __[th] day of each calendar month beginning on ________ __, 200_ to the holder of record of the certificates as of the business day preceding such date of distribution. If the __[th] day of a month is not a business day, then the distribution will be made on the next business day.

Payments on the Certificates

Interest Payments

The pass-through rate for each class of offered certificates will be calculated at the rates specified below, subject to the limitations described under "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement:

Class A       [Index] + __ basis points
Class M       [Index] + __ basis points
Class B       [Index] + __ basis points

Interest payable on the certificates on a distribution date will accrue during the period commencing on the prior distribution date and ending on the day before the current distribution date. The first accrual period will begin on the closing date and end on _________ __, 200_. Interest will be calculated on the basis of the actual number of days included in the interest accrual period, based on a 360-day year.

See "Description of the Certificates" in this prospectus supplement.

Payment Priorities

On each distribution date, available funds in the trust will be paid in the following order of priority and subject to the limitations described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement:

(i) to the Class A Certificates, as current interest and any previously unpaid interest;

(ii)    as current interest, sequentially, to the Class M and Class B
        Certificates;

(iii) as principal of the Class A, Class M and Class B Certificates, in that order, to the extent these classes are entitled to receive distributions of principal, up to the aggregate amount received on account of principal of the mortgage loans;

(iv) as principal of the Class A, Class M and Class B Certificates, in that order, to the extent these classes are entitled to receive distributions of principal, up to the amount necessary to achieve the required levels of overcollateralization;

(v) as unpaid interest and reimbursement of certain previously allocated losses, if any, to the Class M and Class B Certificates;

[(vi) to the Class OC Certificates for deposit into a reserve account to cover shortfalls or required reserves, before being released to the Class OC Certificates;] and

(vi)    any remaining amounts to the Class R Certificates.

See "Description of the Certificates" in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the related mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

Optional Termination

The holder of the majority interest in the residual certificates may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and any real estate owned by the trust declines below 10% of the principal balance of the mortgage loans on [the cut-off date].

If the holder of the majority interest in the residual certificates does not exercise this option, then the master servicer will have the right to exercise this option. [If the option is not exercised, the offered certificates still outstanding will accrue interest at a higher rate.]

See "The Pooling and Servicing Agreement --Termination" and "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.

Credit Enhancement

The credit enhancements include overcollateralization, subordination and allocation of losses. These credit enhancements are designed to increase the likelihood that certificateholders with a higher payment priority will receive regular payments of interest and principal.

Overcollateralization

The mortgage loans owned by the trust pay interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust. A portion of this excess interest will be applied to pay principal on the offered certificates, which reduces the principal balance of the certificates at a faster rate than the principal balance of the mortgage loans is being reduced. As a result, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate principal balance of the offered certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

Subordination and Allocation of Losses

The Class A Certificates will have a payment priority over the mezzanine certificates and the subordinate certificates. The Class M Certificates will have a payment priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates with a higher payment priority protection against losses up to a certain level that are realized when the unpaid principal balance on a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. Losses will be applied first to reduce the overcollateralization amount. Thereafter, loss protection is accomplished by allocating the realized losses first to the subordinate certificates, until the principal amount of the subordinate certificates is reduced to zero. Realized losses would then be allocated to the next most junior class of certificates, the Class M Certificates, until the principal amount of the Class M Certificates is reduced to zero. Although the outstanding principal balance of the Class A Certificates will not be reduced as a result of realized losses, in some circumstances these losses may reduce the amount of principal ultimately paid to the holders of the Class A Certificates.

See "Description of the Certificates" in this prospectus supplement.

Ratings

It is a condition of the issuance of the offered certificates that they be assigned the following ratings by _____________ and _____________.

                        Rating            Rating
                        Agency            Agency
  Class                 Rating            Rating
   A
   M
   B

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

Material Federal Income Tax Consequences

In the opinion of [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood] for federal income tax purposes the trust will include multiple segregated asset pools each of which will qualify as a separate "real estate mortgage investment conduit" (REMIC). Certain classes of certificates that are designated as the regular certificates will constitute "regular interests" in the master REMIC. The Class R Certificates will represent the sole class of "residual interests" in the master REMIC. The class of certificates designated as the residual certificates will represent the sole class of residual interests in each subsidiary REMIC.

[The offered certificates will also represent the right to receive payments from the excess reserve fund account. The excess reserve fund account will be treated as an "outside reserve fund" and the right to receive payments from such account will be treated as an interest rate cap agreement for federal income tax purposes. Beneficial owners of the offered certificates will be treated for federal income tax purposes as having purchased an undivided beneficial interest in a regular interest in the master REMIC and as having acquired rights under an interest rate cap agreement, in each case to the extent of the owner's proportionate interest in the offered certificates. A certificateholder generally will recognize ordinary income equal to such certificateholder's proportionate share of interest and original issue discount, if any, accrued on the offered certificates and will take into account a proportionate share of any payments received under the interest rate cap agreement. A certificateholder's income derived from payments received under the interest rate cap agreement generally must be accounted for under the notional principal contract regulations.]

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


ERISA Considerations

It is expected that the Class A, [Class M and Class B] Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975, of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The Class A Certificates and Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates on any stock exchange or to quote them in the automated quotation system of a registered securities association.

Risk Factors

There are risks associated with an investment in the certificates. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-10 of this prospectus supplement and beginning on page 5 of the accompanying prospectus.

                                  Risk Factors

     The following information, together with the information set forth under "Risk Factors" in the prospectus, identifies the principal risk factors of an investment in the certificates.

Loan prepayments
may adversely affect the
average life of, and rate of
return on, your certificates.......Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot
                                   predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

                                   o If you purchase your certificates at a
                                     discount and principal is repaid slower
                                     than you anticipate, then your yield may be lower than you anticipate.

                                   o If you purchase your certificates at a
                                     premium and principal is repaid faster
                                     than you anticipate, then your yield may be lower than you anticipate.

                                   o The rate of prepayments on the mortgage
                                     loans will be sensitive to prevailing
                                     interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans are likely to decrease.

                                   o [The mortgage loans held in the trust
                                     include "balloon loans." Balloon loans
                                     generally provide for scheduled monthly
                                     payments with a final lump sum payment in the ___th month. This lump sum payment is substantially larger than the previous scheduled payments. Having balloon loans in the trust may cause the prepayment rate to vary more than if there were no balloon loans, because the borrower generally must refinance the mortgage loan or sell the mortgaged property prior to payment of the lump sum on the maturity date.]

                                   o [Some of the mortgage loans require the
                                     mortgagor to pay a penalty if the
                                     mortgagor prepays the mortgage loan during periods ranging up to [five years] after the mortgage loan was originated. A prepayment penalty may discourage a borrower from prepaying the mortgage loan during the applicable period.]

                                   o The seller may be required to purchase
                                     mortgage loans from the trust due to
                                     certain breaches of representations and
                                     warranties that have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

                                   o So long as the overcollateralization level
                                     remains greater than zero, liquidations of defaulted mortgage loans will have the same effect on holders of the offered certificates as a prepayment of the related mortgage loans.

                                   o If the rate of default and the amount of
                                     losses on the mortgage loans are higher
                                     than you expect, then your yield may be
                                     lower than you expect.

                                       See "Yield, Prepayment and Maturity
                                   Considerations" in this prospectus
                                   supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Potential inadequacy
of credit enhancement
may result in losses on
your certificates................  The certificates are not insured by any financial guaranty insurance policy. The overcollateralization, subordination and allocation of loss features described in the summary are intended to enhance the likelihood that holders of the Class A Certificates will receive regular payments of interest and principal.

                                      If delinquencies or defaults occur on the
                                   mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

                                      If substantial losses occur as a result
                                   of defaults and delinquent payments on the mortgage loans, investors, particularly investors in the subordinate certificates, may lose their initial investment.

Overcollateralization may
not always generate the
amount of excess interest
needed to compensate for
losses on the mortgage loans...... Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as trust expenses. Any remaining interest will then be used to compensate for losses on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

                                   o  Every time a mortgage loan is prepaid,
                                      excess interest may be reduced because
                                      the mortgage loan will no longer be
                                      outstanding and generating interest or,
                                      in the case of a partial prepayment, will be generating less interest.

                                   o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loans will no longer be outstanding and generating interest.

                                   o  If the rates of delinquencies, defaults
                                      or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced as necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

                                   o  The mortgage loans have rates that are
                                      fixed or that adjust based on an index
                                      that is different from the index used to determine rates on the certificates. As a result, interest rates on the certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the certificates.

Subordination of certain
classes of certificates may
reduce payments on those
certificates.....................  When certain classes of certificates provide credit enhancement for other classes of
                                   certificates, this form of credit
                                   enhancement is referred to as
                                   "subordination." For any particular class,
                                   "related junior class" means the class that is subordinate to such class. The order of seniority, beginning with the most senior class, is Class A, Class M and Class B.

                                      Credit enhancement is provided for the
                                   certificates first by the right of the
                                   holders of certain classes of certificates to receive certain payments of interest prior to the related junior classes and certain payments of principal prior to the related junior classes. This form of credit enhancement is provided solely from collections on the mortgage loans otherwise payable to the holders of the related junior classes. Credit enhancement also is provided by the allocation of realized losses first to the related junior classes. Thus, if the aggregate principal balance of the related junior classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly payments to holders of the remaining certificates.

                                      See "Description of the Certificates" in
                                   this prospectus supplement and "Credit
                                   Enhancement -- Subordination" in the
                                   prospectus.

Certain features of adjustable
loan rates may adversely affect
the average life of, and rate of
return on, your certificates.....  The offered certificates accrue interest at pass-through rates based on the [one-month
                                   LIBOR] index plus a specified margin, but are subject to certain caps. The caps on interest paid on the certificates are based on the weighted average of the interest rates on the mortgage loans net of certain trust expenses. The trust includes [fixed rate] and [adjustable rate mortgage loans with rates that are based on the [six-month LIBOR] index]. The adjustable rate mortgage loans have periodic and maximum limitations on adjustments to the mortgage loan rate. As a result, the offered certificates may accrue less interest than they would accrue if their rates were based solely on the one-month LIBOR index plus the specified margin. If this circumstance occurred, the value of the offered certificates may be temporarily or permanently reduced.

                                      A variety of factors could limit the
                                   pass-through rates on the offered
                                   certificates in a rising interest rate
                                   environment. Some of these factors are
                                   described below.

                                   o  The trust includes fixed rate mortgage
                                      loans on which the rate of interest does not adjust.

                                   o The [one-month LIBOR] index is different from the index used to calculate the loan rates on the adjustable rate mortgage loans in the trust.

                                   o  The pass-through rates adjust monthly
                                      while the loan rates on the adjustable
                                      rate mortgage loans adjust less
                                      frequently, [and some adjustable rate
                                      mortgage loans have initial fixed rate
                                      periods following the date of
                                      origination.]

                                   o It is possible that interest rates on the adjustable rate mortgage loans may decline while pass-through rates on the certificates are stable or rising. It is also possible that interest rates on both the adjustable rate mortgage loans and the certificates may decline or increase during the same period, but that the pass-through rates on the certificates may decline more slowly or increase more rapidly.

                                      These factors may adversely affect the
                                   yields to maturity on the offered
                                   certificates.]

Loan prepayments
may result in shortfalls
in interest collections and
reduce the yield on your
certificates.....................  When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. [The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the master servicer's servicing fee for the related period.]

Underwriting standards and
default risks may adversely
affect your investment in the
certificates.....................  The mortgage loans were originated by
                                   [various originators], none of which is
                                   affiliated with the depositor. [Discussion of originators' underwriting standards.]

Newly originated loans
are more likely to default.......  Defaults on mortgage loans are generally expected to occur more frequently in the early years of the terms of mortgage loans. [Many of] the mortgage loans in the trust were originated [within the past year.]

Geographic concentration
of the trust's loans may
adversely affect your
certificates.....................  The following chart reflects the [_____]
                                   states with highest concentrations of
                                   mortgage loans in the trust based on the initial pool principal balance.


                                                     [Table]

                                      In addition, the conditions below will
                                   have a disproportionate impact on the
                                   mortgage loans in general.

                                   o Economic conditions in [___________] may affect the ability of borrowers to repay their loans on time.

                                   o  Declines in the [_______, ________, and
                                      _________] residential real estate
                                      markets may reduce the values of
                                      properties located in those states, which would result in an increase in the loan-to-value ratios.

                                   o  Any increase in the market value of
                                      properties located in [_______, ________, and _________] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates. This in turn could result in an increased rate of prepayment of the mortgage loans.

The certificates are
sophisticated investments
and may not be suitable
to you...........................  The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                   o  The yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans.

                                   o  The rate of principal distributions on
                                      and the weighted average lives of the
                                      offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of certificates. Therefore, the offered certificates may be an inappropriate investment if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments.

                                   o  You may be unable to reinvest amounts
                                      received as principal on an offered
                                      certificate at a rate comparable to the
                                      applicable pass-through rate. In general, principal prepayments are expected to be greater during periods of relatively low interest rates.

                                   o  A market for resale of the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

                                      You should also carefully consider the
                                   further matters discussed under the heading
                                   "Yield, Prepayment and Maturity
                                   Considerations" in this prospectus
                                   supplement and under the heading "Risk
                                   Factors" in the prospectus.

It may be difficult to
resell your certificates.........  [Underwriter] intends to make a secondary market in the classes of certificates
                                   actually purchased by it, but it has no
                                   obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Furthermore, the certificates are not listed, and the parties to the transaction do not intend to list the certificates on any stock exchange or to quote them in the automated quotation system of a registered securities association.
                                   Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                      The secondary markets for mortgage backed
                                   securities have experienced periods of
                                   illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     There is a Glossary of Terms beginning on page S-69 where you will find definitions of the capitalized terms used in this prospectus supplement.

                               The Mortgage Pool

General

     The [____________] Trust will consist of a pool of closed-end, [fixed rate and adjustable rate] mortgage loans secured by first liens on one- to four-family residential properties. Unless specifically indicated to the contrary, all statistics with respect to the mortgage loans in the pool are based on their principal balances, interest rates, terms to maturity and similar statistics as of the __________ ___, 200_ cut-off date. All weighted averages specified in this prospectus supplement are weighted based on the principal balances of the mortgage loans as of the cut-off date. References to percentages of the mortgage loans mean percentages based on the aggregate principal balance of the mortgage loans in the pool as of the cut-off date, unless otherwise specified.

     The description in this prospectus supplement of the mortgage pool and the related mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the principal payments received on or before that date. Prior to the issuance of the certificates by the trust, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of interest rates on the individual mortgage loans, the range of maturities and certain other characteristics may vary.

Mortgage Loan Statistics

     The mortgage pool will consist of approximately [________] conventional, [fixed rate and adjustable rate] mortgage loans secured by first liens on residential real property. The mortgage loans have original terms to maturity ranging from [___] years to 30 years. The mortgage pool consists of [___] fixed rate mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[__________] and approximately [_____] adjustable rate mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[___________], in each case after application of payments of principal due on or before the cut-off date whether or not received, and in each case subject to a permitted variance of plus or minus [5]%. [Each adjustable rate mortgage loan provides for a [semi-annual] adjustment to the mortgage rate based on an Index [six-month London interbank offered rates (LIBOR) for United States dollar deposits] and for corresponding adjustments to the monthly payment amount, in each case subject to the limitations described under "--Adjustable Rate Mortgage Loans" in this prospectus supplement. However, [_____]% of the adjustable rate mortgage loans are "delayed first adjustment mortgage loans" since the first interest rate adjustment will occur after an initial period of [___] years.

     The mortgage loans are secured by a "mortgage" by which we mean mortgages, deeds of trust or other similar security instruments, creating first liens on residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units. [Approximately [______]% of the mortgage loans had a loan-to-value ratio at origination in excess of 80%.] There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. The due date for the scheduled monthly payment on each mortgage loan is [the first day of the month], [except for approximately [____]% of the mortgage loans which have their due dates on other dates during the month.] [Each mortgage loan will contain a customary "due-on-sale" clause.]

     [Approximately [_____]% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such mortgage loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within [______] from the date of origination of the loan. The amount of the prepayment charge is set forth in the related mortgage note and is generally equal to [______].]

     [___] fixed rate mortgage loans comprising approximately [____]% of the pool principal balance as of the cut-off date are "balloon" loans which amortize over [360] months but have a balloon payment due and payable on the due date of the [ ] month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the loan for the period prior to the due date of the balloon payment.

     Each mortgage loan had a loan rate of not less than [___]% per annum and not more than [_____]% per annum. As of the cut-off date, the average principal balance of the mortgage loans was approximately $[_______], the weighted average loan rate of the mortgage loans was [___]% per annum. The weighted average remaining term to maturity of the mortgage loans will be approximately [___] months as of the cut-off date. [None of the mortgage loans will have a first due date prior to __________ __, 19__ or after ___________ __, 20__ or will have a remaining term to maturity of less than [___] months or greater than 30 years as of the cut-off date.] The month of the latest maturity date of any mortgage loan is ___________ 20__].

     No mortgage loan had a principal balance as of the cut-off date of greater than approximately $[___] or less than approximately $[___].

     The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):


        Principal Balances of the Mortgage Loans as of the Cut-off Date

                                                  Number of       Principal Balance       % of Aggregate Principal
                                                  Mortgage        Outstanding as of      Balance Outstanding as of
            Principal Balance ($)                   Loans          the Cut-off Date           the Cut-off Date
  ------------------------------------------    --------------   ---------------------   ---------------------------
                                                                 $                                      %
                                                --------------   ---------------------   ---------------------------
       Total................................                     $                               100.00%
                                                ==============   =====================   ===========================

 The weighted average principal balance of the mortgage loans as of the cut-off date was $_____.



                                           Original Terms to Maturity of the Mortgage Loans

                                                                                              % of Aggregate
                                                               Principal Balance            Principal Balance
                                         Number                Outstanding as of           Outstanding as of
Original Term (months)(             of Mortgage Loans           the Cut-off Date             the Cut-off Date
-------------------------------     -------------------      ------------------------     -----------------------

                                                               $                           %
                                    -------------------      ------------------------     -----------------------
     Total...................                                                $                    100.00%
                                    ===================      ========================     =======================



         The weighted average original term to maturity of the mortgage loans was [___] months.

                                                    Property Types of the Mortgage Loans

                                                                                          % of Aggregate
                                          Number                Principal Balance         Principal Balance
                                       of Mortgage              Outstanding as of         Outstanding as of
        Property Type                     Loans                 the Cut-off Date          the Cut-off Date
-------------------------------     -------------------      ------------------------     -----------------------
                                                                                                         %
2-4 Units....................                                                $
Condominium..................
Manufactured Housing.........
PUD..........................
Single Family Detached.......
Unknown......................
                                    -------------------      ------------------------     -----------------------
     Total...................                                                $                    100.00%
                                    ===================      ========================     =======================



                                     S-20

                                                   Occupancy Status of the Mortgage Loans

                                                                                              % of Aggregate
                                                                Principal Balance           Principal Balance
                                         Number                 Outstanding as of           Outstanding as of
Occupancy Status                    of Mortgage Loans            the Cut-off Date            the Cut-off Date
-------------------------------     -------------------      -------------------------    -----------------------

Investor.....................                                                $                           %
Primary......................
Second Home..................
                                    -------------------      -------------------------    -----------------------
     Total...................                                                $                    100.00%
                                    ===================      =========================    =======================


                                                       Purpose of the Mortgage Loans

                                                                                              % of Aggregate
                                         Number                 Principal Balance           Principal Balance
                                       of Mortgage              Outstanding as of           Outstanding as of
          Purpose                         Loans                 the Cut-off Date             the Cut-off Date
-------------------------------     -------------------      ------------------------     -----------------------

Purchase.....................                                               $                             %
Rate/Term Refinance..........
                                    -------------------      ------------------------     -----------------------
     Total...................                                                $                     100.00%
                                    ===================      ========================     =======================



                                                      Loan Rates of the Mortgage Loans

                                                                                              % of Aggregate
                                                                Principal Balance           Principal Balance
                                        Number                  Outstanding as of           Outstanding as of
        Loan Rate (%)               of Mortgage Loans           the Cut-off Date             the Cut-off Date
        -------------               -------------------      ------------------------     -----------------------

                                                                             $                            %

                                    -------------------      ------------------------     -----------------------
 Total.......................                                               $                      100.00%
                                    ===================      ========================     =======================

         The weighted average loan rate of the mortgage loans as of the cut-off date was [___]% per annum.



                                     S-21

                  Loan Rates of the Fixed Rate Mortgage Loans

                                                                                                       % of Aggregate
                                                                                                     Principal Balance
                                                                                                       of Fixed Rate
                                                  Number              Principal Balance                Mortgage Loans
                                               of Mortgage            Outstanding as of              Outstanding as of
                         Loan Rate (%)            Loans                the Cut-off Date               the Cut-off Date
                       ---------------       -----------------    ---------------------------     -------------------------

                                                                       $                                    %


                       ---------------       -----------------    ---------------------------     -------------------------
 Total.............                                                    $                               100.00%
                       ===============       =================    ===========================     =========================

         The weighted average loan rate of the fixed rate mortgage loans as of the cut-off date was [___]% per annum.



                                          Original Loan-to-Value Ratios of the Mortgage Loans

                                                                                               % of Aggregate
                                                                     Principal Balance        Principal Balance
                                                   Number            Outstanding as of        Outstanding as of
     Original Loan-to-Value Ratio(%)          of Mortgage Loans      the Cut-off Date         the Cut-off Date
-------------------------------------------   ------------------   ----------------------    --------------------

                                                                                  $                       %





                                              ------------------   ----------------------    --------------------
   Total.......................                                                   $               100.00%
                                              ==================   ======================    ====================

         The weighted average original loan-to-value ratio of the mortgage loans was [___]%.



                                     S-22

                                          Geographic Distribution of the Mortgaged Properties

                                                                                               % of Aggregate
                                                                     Principal Balance        Principal Balance
                                                   Number            Outstanding as of        Outstanding as of
Location                                      of Mortgage Loans      the Cut-off Date         the Cut-off Date
-------------------------------------------   ------------------   ----------------------    --------------------

                                                                                $                        %

























                                              ------------------   ----------------------    --------------------
 Total...................................                                       $                100.00%
                                              ==================   ======================    ====================



                                     S-23

                                                             Prepayment Charges

                                                                                               % of Aggregate
                                                                     Principal Balance        Principal Balance
                                                   Number            Outstanding as of        Outstanding as of
                  Months                      of Mortgage Loans      the Cut-off Date         the Cut-off Date
-------------------------------------------   ------------------   ----------------------    --------------------

                                                                                $                          %







                                              ------------------   ----------------------    --------------------
     Total...............................                                       $                  100.00%
                                              ==================   ======================    ====================




Adjustable Rate Mortgage Loans

     Each adjustable rate mortgage loan provides for [semi-annual] adjustment to its loan rate and for corresponding adjustments to the monthly payment amount due on the loan. These adjustments to the loan rate and monthly payment amount will occur on each related adjustment date specified in the related mortgage note. However, in the case of the delayed first adjustment mortgage loans which represent approximately [__]% of adjustable rate loss by aggregate principal balance as of the cut-off date, the first rate adjustment will occur after an initial period of [__________]. On each rate adjustment date for an adjustable rate mortgage loan, the loan rate will be adjusted to equal the sum, [rounded to the nearest multiple of 0.125%,] of the [six-month LIBOR] index and a fixed percentage amount known as the gross margin. However, the loan rate on an adjustable rate mortgage loan generally will not increase or decrease by more than its periodic rate cap of 1.50% per annum on any rate adjustment date, except that the loan rate may increase or decrease by a higher percentage per annum on the initial rate adjustment date.] The loan rate on each adjustable rate mortgage loan will never exceed a specified maximum loan rate over the life of the loan or be less than a specified minimum loan rate over the life of the loan. The delayed first adjustment mortgage loans have a weighted average periodic rate cap of approximately [___]% per annum. Effective with the first monthly payment due on an adjustable rate mortgage loan after the related rate adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the loan over its remaining term, and pay interest at the loan rate as so adjusted. Due to the application of the periodic rate caps and the maximum loan rates, the loan rate on each adjustable rate mortgage loan, as adjusted on any rate adjustment date, may be less than the sum of the [six-month LIBOR] index and the related gross margin, rounded as described above. See "--The Index" below. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable loan rate thereon to a fixed loan rate.

     As of the cut-off date, the adjustable rate mortgage loans had loan rates as of the cut-off date of not less than [______]% per annum and not more than [_____]% per annum and the weighted average loan rate was approximately [_____]% per annum. As of the cut-off date, the adjustable rate mortgage loans had gross margins ranging from [_______]% to [______]%, minimum loan rates ranging from [_____]% per annum to [_____]% per annum and maximum loan rates ranging from [_____]% per annum to [_____]% per annum. As of the cut-off date, the weighted average gross margin was approximately [_____]%, the weighted average minimum loan rate was approximately [_____]% per annum [(exclusive of the adjustable rate mortgage loans that do not have a minimum loan rate)] and the weighted average maximum loan rate was approximately [_____]% per annum. The latest next rate adjustment date following the cut-off date on any adjustable rate mortgage loan occurs in [_______ 200_] and the weighted average next rate adjustment date for all of the adjustable rate mortgage loans following the cut-off date is [_______ 200_].

     The percentages set forth in the tables that follow are percentages of the adjustable rate mortgage loans as of the cut-off date. The information set forth in the table showing the initial adjustment rate caps relates solely to the initial rate adjustments. The information set forth in the table showing the subsequent periodic rate caps relates to all rate adjustments subsequent to initial rate adjustments.

     The adjustable rate mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):


                Loan Rates of the Adjustable Rate Mortgage Loans

                                                                                              % of Aggregate
                                                                                             Principal Balance
                                                                                            of Adjustable Rate
                                                                Principal Baalance            Mortgage Loans
                                         Number of               Outstanding as of           Outstanding as of
       Loan Rate (%)                   Mortgage Loans            the Cut-off Date            the Cut-off Date
----------------------------------    -------------------    ------------------------    -------------------------

                                                                             $                         %













                                      -------------------    ------------------------    -------------------------
      Total.....................................               $                               100.00%
                                      ===================    ========================    =========================


                                          Maximum Loan Rates of the Adjustable Rate Mortgage Loans

                                                                                             % of Aggregate
                                                                                            Principal Balance
                                                                                           of Adjustable Rate
                                              Number of           Principal Balance          Mortgage Loans
                                              Mortgage            Outstanding as of         Outstanding as of
    Maximum Loan Rate (%)                        Loans             the Cut-off Date          the Cut-off Date
----------------------------------    -------------------    ------------------------    -------------------------
                                                                              $                        %





                                          ------------------   -------------------------  ----------------------
        Total..........................                                      $                100.00%
                                          ==================   =========================  ======================


                                     S-26


                                       Minimum Loan Rates of the Adjustable Rate Mortgage Loans

                                                                                             % of Aggregate
                                                                                            Principal Balance
                                                                                           of Adjustable Rate
                                                                  Principal Balance          Mortgage Loans
                                              Number of           Outstanding as of         Outstanding as of
     Minimum Loan Rate (%)                  Mortgage Loans         the Cut-off Date         the Cut-off Date
    ------------------------------------   -----------------   -------------------------  ----------------------

                                                                             $                        %






                                           -----------------   -------------------------  ----------------------
        Total..........................                                      $                100.00%
                                           =================   =========================  ======================



                                     S-27

                                            Gross Margins of the Adjustable Rate Mortgage Loans

                                                                                            % of Aggregate
                                                                                           Principal Balance
                                                                                          of Adjustable Rate
                                               Number           Principal Balance          Mortgage Loans
                                            of Mortgage         Outstanding as of          Outstanding as of
           Gross Margins (%)                   Loans            the Cut-off Date           the Cut-off Date
          -----------------------------   -----------------  ------------------------   ------------------------

                                                                           $                        %




























                                          -----------------  ------------------------   ------------------------
             Total..................                                       $                 100.00%
                                          =================  ========================   ========================



                                     S-28

                                      Next Rate Adjustment Date for the Adjustable Rate Mortgage Loans

                                                                                             % of Aggregate
                                                                                            Principal Balance
                                                                                           of Adjustable Rate
                                                                 Principal Balance           Mortgage Loans
                  Next Rate                  Number of           Outstanding as of           Outstanding as of
                Adjustment Date            Mortgage Loans        the Cut-off Date           the Cut-off Date
          -----------------------------   -----------------   -----------------------   ------------------------

                                                              $                                    %








































                                          -----------------   -----------------------   ------------------------
             Total..................                          $                             100.00%
                                          =================   =======================   ========================



                                     S-29

                          Initial Fixed Term/Subsequent Adjustable Rate Term of the Adjustable Rate Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                                                               of Adjustable Rate
                                                                   Principal Balance            Mortgage Loans
Initial Fixed Term/Subsequent                   Number of          Outstanding as of           Outstanding as of
  Adjustable Rate Term                         Mortgage Loans       the Cut-off Date           the Cut-off Date
------------------------------------------    -----------------   -----------------------    ------------------------


                                                                                 $                          %



                                              -----------------   -----------------------    ------------------------
   Total.....................................                                    $                   100.00%
                                              =================   =======================    ========================


                                     Initial Adjustment Rate Caps of the Adjustable Rate Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                                                               of Adjustable Rate
                                                                    Principal Balance            Mortgage Loans
                                                Number of           Outstanding as of           Outstanding as of
Initial Periodic Rate Cap (%)                  Mortgage Loans        the Cut-off Date           the Cut-off Date
------------------------------------------    -----------------   -----------------------    ------------------------
                                                                $                                           %




                                              ---------------   -------------------------    ------------------------
   Total................................                        $                                    100.00%
                                              ===============   =========================    ========================




                                    Subsequent Periodic Rate Caps of the Adjustable Rate Mortgage Loans

                                                                                                 % of Aggregate
                                                                                                Principal Balance
                                                                                               of Adjustable Rate
                                                                    Principal Balance            Mortgage Loans
                                                Number of          Outstanding as of            Outstanding as of
Perodic Rate Cap (%)                          Mortgage Loans        the Cut-off Date            the Cut-off Date
------------------------------------------    ---------------   -------------------------    ------------------------

                                                                $                                          %


                                              ---------------   -------------------------    ------------------------
   Total.............................                           $                                  100.00%
                                              ===============   =========================    ========================


The Loan Index

     As of any adjustment date, the loan index used to calculate the loan rate on each adjustable rate mortgage loan will be [________________].

     In the event that the loan index becomes unavailable or otherwise unpublished, the master servicer will select a comparable alternative loan index over which it has no direct control and which is readily verifiable.

                             Underwriting Standards

     All of the mortgage loans have been [originated by, or purchased in the secondary market by], [__________] in the ordinary course of its business. The mortgage loans were purchased from [___________], representing [___]% of the pool principal balance as of the cut-off date. Each entity from which the seller purchased mortgage loans has represented and warranted that each of the mortgage loans that it sold was underwritten in accordance with standards utilized during the period of origination by it or by the applicable originator in originating mortgage loans generally comparable to the mortgage loans sold to the depositor. As described under "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement, the seller, in its capacity as seller, will make certain representations and warranties to the trustee regarding the mortgage loans. In the event of a breach that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

     [Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.]

     When the seller [originates or acquires] any mortgage loan, the borrower's credit report is reviewed. [Generally, each credit report provides a credit score for the borrower. The credit score is based upon the credit evaluation methodology developed by _________, a consulting firm specializing in creating evaluation predictive models through a high number of variables components. Borrower scores generated by [the scoring company] generally range from [__] to [__] and are available from three major credit bureaus: Experian (formerly
TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. [Scoring company] scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A [scoring company] score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. With respect to the mortgage loans to be included in the trust, [_____]% have credit scores for the borrowers with a weighted average [scoring company] score of [____].

                              The Master Servicer

     The information set forth in the following paragraphs has been provided by [_________________] without independent verification by the depositor, the trustee, the underwriter or any of their respective affiliates.

     The following table sets forth, for the servicing portfolio serviced by the master servicer as of [December 31, 1999, as of December 31, 2000 and as of December 31, 2001], certain information relating to the delinquency experience at the end of the indicated periods. During the indicated periods, the master servicer's servicing portfolio consisted of the following categories of assets:
[specify categories]. The delinquency information includes loans in foreclosure in the master servicer's servicing portfolio but not loans that are subserviced by others. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below. The mortgage loans included under the heading "Loans in Foreclosure" in the table below are also included under the heading "Total Delinquent Loans".


                               As of                               As of                               As of
                 ----------------------------------  ---------------------------------  -----------------------------------
                         December 31, 1999                   December 31, 2000                   December 31, 2001
                 ----------------------------------  ---------------------------------  ------------------------------------
                                     Percent  Percent                      Percent    Percent                     Percent  Percent
                 By No.               By No.    By      By No.             By No.      By       By                 By No.    By
                   of     By Dollar    of      Dollar    of     By Dollar    of       Dollar  No. of   By Dollar     of    Dollar
                 Loans     Amount     Loans    Amount   Loans    Amount     Loans     Amount   Loans    Amount     Loans   Amount
                 -----------------------------------------------------------------------------------------------------------------

Total Portfolio......                   100.00%  100.00%                    100.00%  100.00%                    100.00%  100.00%
Period of
Delinquency:
    30-59 Days.......
    60-89 Days.......
    90 Days or more..
Total Delinquent
  Loans..............
Loans in
  Foreclosure........




     The following tables set forth, as of [December 31, 1999, as of December 31, 2000 and as of December 31, 2001], certain information relating to the foreclosure, REO and loan loss experience of mortgage loans included in the master servicer's servicing portfolio [(which portfolio does not include mortgage loans that are subserviced by others)] at the end of the indicated periods. For purposes of these tables, the heading "Foreclosed Loans" refers to the principal balance of mortgage loans secured by mortgaged properties, the title to which the master servicer has acquired and the heading "Foreclosure Ratio" refers to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance, or number, as applicable, of mortgaged loans in the master servicer's portfolio at the end of the indicated period. The tables do not include information relating to mortgage loans in the master servicer's portfolio that are sub-serviced by others.


                                                                  Real Estate Owned
                                                                (Dollars in Thousands)

                               -----------------------------------------------------------------------------------------
                                           As of                        As of                         As of
                                     December 31, 1999            December 31, 2000             December 31, 2001
                               -----------------------------------------------------------------------------------------
                                   By No.           By           By No.          By           By No.           By
                                     of           Dollar           of          Dollar           of           Dollar
                                   Loans          Amount         Loans         Amount         Loans          Amount
                               -----------------------------------------------------------------------------------------

Total Portfolio.............
Foreclosed Loans............
Foreclosure Ratio...........


                                                                   Loan Gain/(Loss) Experience
                                                                     (Dollars in Thousands)
                                            --------------------------------------------------------------------------
                                                      As of                    As of                     As of
                                                December 31, 1999        December 31, 2000         December 31, 2001
                                              -----------------------  -----------------------  ------------------------
   Total Portfolio ........................
   Net Gains/(Losses) .....................
   Net Gains/(Losses) as a Percentage of
   Total Portfolio.......................

     In the immediately preceding table, the heading "Total Portfolio" refers to the principal balance of the mortgage loans outstanding on the last day of the applicable period, and the heading "Net Gains/(Losses)" refers to actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated at net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

     It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency experience of the master servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the master servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. There can be no assurance that the mortgage loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described in this prospectus supplement. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

                      The Pooling and Servicing Agreement

     Set forth below is a description of the material provisions of the pooling and servicing agreement, which will govern the terms of the certificates but are not described in the prospectus. The description of the pooling and servicing agreement is subject to, and qualified in its entirety by reference to, the provisions of the pooling and servicing agreement. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

General

     The certificates will be issued pursuant to a pooling and servicing agreement, dated as of ____________ __, 200_, among the depositor, the seller, the master servicer and the trustee. The trust fund created under the pooling and servicing agreement will consist of

     o all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents;

     o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;

     o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the properties;

     o the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement; and

     o the rights of the depositor under the mortgage loan purchase agreement between the depositor and the seller.

     The offered certificates will be transferable and exchangeable at the corporate trust offices of the trustee.

Assignment of the Mortgage Loans

     On the closing date the depositor will transfer to the trust fund all of its right, title and interest in and to each mortgage loan included in the pool, the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This mortgage loan schedule will include information such as the principal balance of each mortgage loan as of the cut-off date, its loan rate and other information.

     The pooling and servicing agreement will establish a specified period of time in which the seller must deliver to the trustee (or a custodian, as the trustee's agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the Certificateholders and the related documents. In lieu of delivering an original mortgage, the seller may deliver a true and correct copy of any original that is not available, together with a lost note affidavit executed by the seller.

     Within [___] days of the closing date, the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within [___] days following notification to the seller by the trustee, the seller will be obligated to either

     o substitute for the mortgage loan an eligible substitute mortgage loan, if the substitution occurs within two years of the closing date and the seller provides an opinion of counsel to the effect that the substitution will not [disqualify the trust fund as a REMIC or] result in a prohibited transaction tax under the Internal Revenue Code; or

     o purchase the mortgage loan at a purchase price equal to the outstanding principal balance of the loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the loan rate (net of the servicing fee rate and the trustee fee) through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed advances and servicing advances made by the master servicer.

The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the purchase obligation arises.

     The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

     An eligible substitute mortgage loan is a mortgage loan substituted by the seller for a defective mortgage loan which, on the date of substitution

     o has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance) not in excess of, and not more than 5% less than, the principal balance of the defective mortgage loan;

     o has a loan rate not less than the loan rate of the defective mortgage loan that has a fixed interest rate and not more than 1% in excess of the loan rate of the defective mortgage loan, or has a maximum loan rate and minimum loan rate not less than the respective rate for the defective mortgage loan that has an adjustable rate and has a gross margin equal to or greater than the gross margin of the defective mortgage loan;

     o    has the same due date as the defective mortgage loan;

     o has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective mortgage loan;

     o complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution); and

     o satisfies certain other conditions specified in the pooling and servicing agreement.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after such obligation arises a substitution adjustment amount equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the eligible substitute mortgage loan.

     The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., its principal balance and the loan rate). In addition, the seller will represent and warrant on the closing date that

     o at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and

     o each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws.

Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the certificateholders in the mortgage loan and the related documents, the seller will have a period of [___] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [___]-day period, the seller will be obligated to

     o substitute an eligible substitute mortgage loan for the defective mortgage loan, or

     o    purchase the defective mortgage loan from the trust fund.

The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution \ Account

     Collection Account. The master servicer shall establish and maintain a collection account. Upon receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee, the trustee fee, reimbursement for advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit those amounts in the collection account. Amounts deposited may be invested in eligible investments (as described in the pooling and servicing agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the distribution account or on the distribution date if approved by the Rating Agencies.

     Distribution Account. The trustee will establish a distribution account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date unless the eligible investments are one of its managed or advised by the trustee or one of its affiliates, in which case the eligible investments may mature on the related distribution date.

     Eligible Accounts. The collection account and the distribution account must be eligible accounts. An eligible account is one or more segregated accounts which

     o are maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if Moody's and Standard & Poor's are not the rating agencies named under "Ratings" in this prospectus supplement) at the time any amounts are held on deposit;

     o the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by the FDIC), or are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each Rating Agency, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the eligible investments securing the funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

     o which are maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

     o which are otherwise acceptable to each rating agency named under "Ratings" without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from that rating agency to the trustee.

Eligible investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the rating agencies named under "Ratings" from time to time as being consistent with their then current ratings of the certificates.

     An eligible account is one or more segregated accounts which

     o are maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if

          Moody's and Standard & Poor's are not the Rating Agencies) at the time any amounts are held on deposit;

     o the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by the FDIC), or are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each Rating Agency, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the eligible investments securing the funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

     o which are maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

     o which are otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from each Rating Agency to the trustee. Eligible investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the certificates.

Advances

     On or before each distribution date, the master servicer generally will be obligated to advance its own funds, or funds in the collection account not included in the calculation of Available Funds for that distribution date, in an amount equal to

     o the aggregate of all payments of principal and interest on the mortgage loans, other than balloon payments, that were due during the related due period and delinquent on the related determination date plus

     o assumed payments not covered by a current income on mortgaged properties that were acquired by foreclosure or deed in lieu of foreclosure plus

     o with respect to each balloon loan for which the required balloon payment was not made when due, an assumed monthly payment that would have been due on the related due date based on its original amortization schedule.

     Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Relief Act of 1940.

     All advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed advance was made. In addition, any advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the collection account prior to the distributions on the certificates. In the event the master servicer fails in its obligation to make any advance, the trustee, in its capacity as successor master servicer, will be obligated to make the advance, to the extent required in the pooling and servicing agreement.

     In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

     o the preservation, restoration and protection of the mortgaged properties;

     o    any enforcement or judicial proceedings, including foreclosures; and

     o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

These expenditures are referred to as servicing advances.

     The master servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the master servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed, unless these amounts are deemed to be nonrecoverable by the master servicer. In that event, the master servicer will be reimbursed from general funds in the collection account.

The Trustee

     [__________], a [________], will be named trustee pursuant to the pooling and servicing agreement. The trustee will initially serve as custodian of the mortgage loans.

     The principal compensation to be paid to the trustee in respect of its obligations under the pooling and servicing agreement will be a trustee fee equal to [____________]. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement. However, if the loss, liability or expense

     o constitutes a specific liability of the trustee under the pooling and servicing agreement; or

     o is incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement, the trust fund will not provide indemnification.

Servicing and Other Compensation and Payment of Expenses

     The master servicer will be paid a servicing fee at a rate of up to [___]% per annum on the principal balance of each mortgage loan as its principal compensation for servicing the mortgage loans. The excess servicing fee represents the difference, if any, between the servicing fee rate for any mortgage loan and [____]% per annum, and will be [retained by the seller]. As additional servicing compensation, the master servicer is entitled to retain all service-related fees (other than prepayment penalties), including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts. [The master servicer is obligated to offset any prepayment interest shortfall on any distribution date by making compensating interest payments) by an amount not in excess of its servicing fee for such distribution date.] The master servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement therefor as provided in the pooling and servicing agreement.

     The determination date with respect to any distribution date will be the [__]th day of the calendar month in which the distribution date occurs or, if the [___]th day is not a business day, the business day immediately following the [___]th day. [With respect to any determination date and each mortgage loan as to which a principal prepayment in full or in part was applied during the related due period, the prepayment interest shortfall represents the amount equal to interest at the applicable loan rate (net of the servicing fee) on such principal prepayment for the period commencing on the date on which the principal prepayment is applied and ending on the last day of the related due period.]

Voting Rights

     With respect to any date of determination, the percentage of all the voting rights allocated among holders of the offered certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all the certificates of that class then outstanding and the denominator of which is the aggregate principal balance of all the certificates then outstanding. The voting rights allocated to each class of offered certificates shall be allocated among all holders of that class in proportion to the outstanding principal balance of those certificates.

Amendment

     The pooling and servicing agreement may be amended by the seller, the depositor, the master servicer and the trustee, without the consent of the holders of the certificates, for any of the purposes set forth under "Operative Agreements--Amendment" in the accompanying prospectus. In addition, the pooling and servicing agreement may be amended by the seller, the depositor, the master servicer and the trustee and the holders of a majority in interest of any affected class of offered certificates for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the pooling and servicing agreement or of modifying in any manner the rights of the holders of offered certificates. However, no amendment may

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any offered certificate without the consent of the holder of the affected certificate;

     o adversely affect in any material respect the interests of the holders of any class of the offered certificates in a manner other than as described in the prior bullet, without the consent of the holders of offered certificates of that class evidencing percentage interests aggregating at least 66%; or

     o reduce the affected percentage of the aggregate outstanding principal amounts of offered certificates, the holders of which are required to consent to any amendment, without the consent of the holders of all the affected certificates.

Termination

     The holder of the majority interest in the Residual Certificate (or if the holder does not exercise its option, the master servicer) will have the right to repurchase all remaining mortgage loans and REO properties and thus effect the early retirement of the certificates, on any distribution date when the aggregate principal balance of the mortgage loans and any real estate owned by the trust is less than or equal to 10% of the pool principal balance as of the cut-off date. In the event that the option is exercised, the repurchase will be made at a price equal to par plus accrued interest at the related loan rate for each mortgage loan to but not including the first day of the month in which the repurchase price is distributed, plus the amount of any unreimbursed advances and servicing advances made by the master servicer. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement.

[Optional Purchase of Defaulted Loans

     As to any Mortgage loan which is delinquent in payment by [__] days or more, the master servicer may, at its option, purchase that loan from the trust fund at its purchase price.]

Events of Default

     Among other things the following will be deemed "events of default" under the pooling and servicing agreement:

     o any failure by the master servicer to deposit in the collection account or distribution account the required amounts or remit to the trustee any payment which continues unremedied for one business day following written notice to the master servicer;

     o any failure of the master servicer to make any advance or to cover any prepayment interest shortfalls, to the extent described in this prospectus supplement, which failure continues unremedied for one Business Day;

     o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 30 days after the first date on which the master servicer has knowledge of such failure or written notice of such failure is given to the master servicer;

     o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; or

     o cumulative Realized Losses as of any distribution date exceed the amount specified in the pooling and servicing agreement.

Rights upon Event of Default

     So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee acting at the direction of the holders of offered certificates evidencing not less than 51% of the voting rights, may terminate all of the master servicer's rights and obligations in its capacity as servicer with respect to the mortgage loans, as provided in the pooling and servicing agreement. At that time the trustee will succeed to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances. No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the loans.

     No holder of an offered certificate, solely by virtue of the holder's status as a holder of an offered certificate, will have any right under the pooling and servicing agreement to institute any proceeding, unless the holder previously has given to the trustee written notice of default and unless the holders of offered certificates having not less than 51% of the voting rights evidenced by the offered certificates agree to instate the proceeding and have offered reasonable indemnity to the trustee.

                        Description of the Certificates

General

     The offered certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and are qualified in their entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

     [___________ Trust] will issue

     o    senior certificates consisting of the Class A Certificates,

     o    mezzanine certificates consisting of the Class M Certificates,

     o    subordinate certificates consisting of the Class B Certificates, and

     o    residual certificates consisting of the Class R Certificate.

The residual certificates are not offered hereby. Only the senior certificates, the mezzanine certificates and the subordinate certificates, which collectively constitute the offered certificates, are offered by this prospectus supplement.

     The Class A, the Class M and the Class B Certificates will have the respective aggregate original principal balances specified on the cover of this prospectus supplement. The aggregate of the original principal balances of the offered certificates is approximately $[_____________].

     The Class R Certificates will have an original principal balance of $[___] and will [not] bear interest.

     The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $[______] and integral multiples of $[_______] above that amount (except that one certificate of each class may be issued in a denomination which is not an integral multiple). The assumed final maturity date for each Class of offered certificates is the distribution date occurring in [___________ 20__].

     On each distribution date, the trustee will make monthly distributions on the offered certificates to the persons in whose names the certificates are registered at the close of business on the related record date which is the business day immediately preceding that distribution date.

Book-Entry Certificates

     The offered certificates will be book-entry certificates. Persons and entities that acquire beneficial ownership in the offered certificates will be deemed "certificate owners" and will hold their offered certificates through DTC [in the United States, or Clearstream Bank, societe anonyme, or Euroclear (in Europe)] if they are participants in [that] [those] system[s], or indirectly through organizations which are participants in [that] [those] system[s]. The book-entry certificates will be issued in the form of one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., as nominee of DTC. [Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $50,000. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede, as nominee of DTC. Beneficial owners of certificates will not be "Certificateholders" as that term is used in the pooling and servicing agreement. Beneficial owners of certificates are only permitted to exercise their rights indirectly through DTC participants.

     A beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC if the beneficial owner's financial intermediary is not a DTC participant [and on the records of Clearstream or Euroclear, as appropriate]).

     Beneficial owners will receive all distributions of principal of and interest on the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), DTC rules (consisting of the rules, regulations and procedures creating and affecting DTC and its operations) require that DTC

     o make book-entry transfers among participants on whose behalf it acts with respect to the offered certificates, and

     o receive and transmit distributions of principal of, and interest on, the offered certificates.

Participants and indirect participants with which beneficial owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although beneficial owners of certificates will not possess physical certificates representing their respective interests in the offered certificates, DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificateholders which are not DTC participants may transfer ownership of offered certificates only through participants and indirect participants by instructing participants and indirect participants to transfer offered certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective participants. Under DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     [Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC Certificates --Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.]

     Transfers between DTC participants will occur in accordance with DTC rules. [Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.]

     [Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.]

     DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC rules as in effect from time to time.

     [Clearstream Banking, societe anonyme, is incorporated under Luxembourg law as a professional depository and provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities. Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream holds securities for its participating organizations, thereby eliminating the need for physical movement of certificates. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, whether directly or indirectly.]

     [Euroclear was created in 1968 to hold securities for Euroclear participants and to effect transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.]

     [Euroclear is operated by Euroclear Bank S.A./N.V., as sponsor of Euroclear under contract with Euroclear System Societe Cooperative, a Belgian cooperative corporation, which establishes policy for Euroclear on behalf of the Euroclear participants. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not with Euroclear Clearance Systems. The Euroclear operator is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.]

     [Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.]

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting these payment amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. [Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus.] Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. [Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.] DTC may take actions, at the direction of the related participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

     o DTC or [______________] advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and [________________] or the trustee is unable to locate a qualified successor;

     o [_________________], at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC; or

     o after the occurrence of an event of default, beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or any successor) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as "Certificateholders" under the pooling and servicing agreement.

     Although DTC [, Clearstream and Euroclear] have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, [Clearstream and Euroclear,] they are under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.

     None of [_________], the master servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Priority of Distributions Among Certificates

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates (subject to the prior payment of principal distributions to the Class R Certificates on the first distribution date) in the following order of priority:

     first, to interest on each Class of offered certificates in the priority and subject to the limitations described under "--Allocations of Available Funds" below;

     second, to current principal of the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Allocation of Available Funds";

     third, to principal of the classes of certificates then entitled to receive distributions of principal in order to maintain the Overcollateralization Target Amount;

     fourth, to unpaid interest and the Loss Reimbursement Entitlement in the order and subject to the priorities described under "--Allocation of Available Funds";

     fifth, to the Class OC Certificates for deposit into the excess reserve fund account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the Class OC Certificates, in each case subject to certain limitations set forth herein under "--Allocation of Available Funds"; and

     sixth, any remaining amounts to the holders of the Class R Certificates.

Allocation of Available Funds

     Distributions to holders of each class of offered certificates will be made on each distribution date from Available Funds.

     On each distribution date, the trustee will withdraw from the distribution account all Available Funds then on deposit and will distribute the Available Funds in the following order of priority (provided that on the first distribution date the trustee will first distribute all principal due to the Class R Certificates):

     (i) on account of interest to the holders of each class of offered certificates in the following order of priority:

          (a) to the Class A Certificates, the Interest Distributable Amount for that class for that distribution date; and

          (b) sequentially, to the Class M and Class B Certificates, in that order, the related Monthly Interest Distributable Amount for that distribution date;

     (ii) from the Principal Distribution Amount (giving effect first to the component of the Principal Distribution Amount equal to the Basic Principal Distribution Amount and then to the component of the Principal Distribution Amount equal to the Extra Principal Distribution Amount pursuant to clause
(iii)(a) below):

          (a) on each distribution date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, sequentially, to the holders of the Class A, Class M and Class B Certificates, in that order, the respective Class Principal Distribution Amount; or

          (b)  on each distribution date (1) on or after the Stepdown Date and
               (2) as long as a Trigger Event is not in effect, to the holders of the class or classes of offered certificates then entitled to distribution of principal, in an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

               (1) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A Certificateholders, until the aggregate principal balance of the Class A Certificates is reduced to zero;

               (2) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(b)(1) above and
                    (y) the Class M Principal Distribution Amount, to the Class M Certificateholders, until the aggregate principal balance of the Class M Certificates is reduced to zero; and

               (3) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Class A

                    Certificateholders in clause (ii)(b)(1) above and the amount distributed to the Class M Certificateholders in clause (ii)(b)(2) above and (y) the Class B Principal Distribution Amount, to the Class B Certificateholders, until the aggregate principal balance of the Class B Certificates is reduced to zero;

     (iii) any amounts remaining after the distributions in clauses (i) through
(ii) above shall be distributed in the following order of priority:

          (a) to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Principal Distribution Amount in the same order of priority described in clause (ii) above;

          (b) to the Class M Certificateholders, the related Unpaid Interest Shortfall Amount for that distribution date and then the related Loss Reimbursement Entitlement, if any, for that distribution date;

          (c) to the Class B Certificateholders, the related Unpaid Interest Shortfall Amount for that distribution date and then the related Loss Reimbursement Entitlement, if any, for that distribution date; and

          (d) to the holders of the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the holders of the Class OC Certificates, the amounts, if any, as described in the pooling and servicing agreement; and

     (iv) to the holders of the Class R Certificates, the remaining amount.

     On each distribution date, all amounts representing prepayment penalties received during the related due period will be distributed to the holders of the Class OC Certificates.

                                                          Percentage of
                                                        the Pool Principal
                                                         Balance as of the
     Distribution Date                                     Cut-off Date


Pass-Through Rates

     The pass-through rate for the Class A, the Class M and the Class B Certificates for a particular distribution date is a per annum rate equal to [the lesser of (a) the sum of (i) One-Month LIBOR on the related LIBOR determination date and (ii) the related pass-through margin and (b) the Available Funds Cap]. The pass-through margins for the Class A, the Class M-1 and Class B Certificates will be equal to [___]% ([__] basis points), [___]% ([__] basis points) and [___]% ([___] basis points), respectively, until the first distribution date following the Call Option Date, and [____]% ([___] basis points), [___]% ([___] basis points) and [___]% ([___] basis points), respectively, on and after that distribution date.

     [Any Basis Risk Shortfall Amount on any class of offered certificates will be paid on future distribution dates from and to the extent of funds available for that purpose in the excess reserve fund account. The ratings on the offered certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.]

Calculation of [One-Month LIBOR]

     [On each LIBOR determination date, which is the second LIBOR business day preceding the commencement of each Accrual Period following the initial Accrual Period, the trustee (except for the first Accrual Period) will determine one-month LIBOR (i.e., the London interbank offered rate for one-month United States dollar deposits), for that Accrual Period for the offered certificates on the basis of the offered rates of the reference banks for one-month United States dollar deposits, as those rates appear on the display page, currently designated on the Dow Jones Telerate Service as Telerate Page 3750, as of 11:00 a.m. (London time) on that LIBOR determination date. The reference banks to be used are leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on Telerate Page 3750 on the LIBOR determination date in question, (iii) which have been designated as such by the trustee and (iv) not controlling, controlled by or under common control with, the depositor, the master servicer or any successor master servicer. If Telerate Page 3750 is no longer available, the page that replaces it on the Dow Jones Telerate Service for displaying comparable rates will be used.

     On each LIBOR determination date, one-month LIBOR for the related Accrual Period for the offered certificates will be established by the trustee as follows:

     (a) If on that LIBOR determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Accrual Period will be the arithmetic mean of those offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

     (b) If on that LIBOR determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Accrual Period will be the higher of (x) one-month LIBOR as determined on the previous LIBOR determination date and (y) a reserve interest rate equal to the rate per annum that the trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the trustee are quoting on the relevant LIBOR determination date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the trustee are quoting on such LIBOR determination date to leading European banks.

     The establishment of one-month LIBOR on each LIBOR determination date by the trustee and the trustee's calculation of the rate of interest applicable to the offered certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.]

Application of Allocable Loss Amounts

     Following any reduction of the Overcollateralized Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the aggregate principal balances of the Class B Certificates and the Class M Certificates, in that order, until their respective aggregate principal balances have been reduced to zero. The aggregate principal balance of the Class A Certificates will not be reduced by any application of Allocable Loss Amounts. However, if the subordinate and mezzanine certificates are reduced to zero, such losses may ultimately reduce the amount of principal ultimately paid to the holders of the Class A Certificates. The reduction of the aggregate principal balance of any applicable class of offered certificates by the application of Allocable Loss Amounts entitles that class to reimbursement in an amount equal to the Loss Reimbursement Entitlement. Each affected class of offered certificates will be entitled to receive its Loss Reimbursement Entitlement, or any portion thereof, in accordance with the payment priorities specified in this prospectus supplement. Payment in respect of Loss Reimbursement Entitlements will not reduce the aggregate principal balance of the related class or classes.

[Excess Reserve Fund Account

     The pooling and servicing agreement establishes the excess reserve fund account, which is held in trust, as part of the trust fund, by the trustee on behalf of the offered certificateholders. The excess reserve fund account will not be an asset of any REMIC. Certificateholders of each class of offered certificates in the order of their priority of payment will be entitled to receive payments from the excess reserve fund account to the extent of amounts on deposit in an amount equal to any Basis Risk Shortfall Amount for that class of certificates. On the closing date, $[_____] will be deposited into the excess reserve fund account. Thereafter, if the Available Funds Cap does not exceed one-month LIBOR by at least [___]%, the required amount to be held in the excess reserve fund account on any subsequent distribution date will equal the greater of (i) [___]% of the outstanding aggregate principal balance of the offered certificates as of such distribution date and (ii) $[_____] and will be funded from amounts otherwise to be paid to the Class OC Certificates. If the Available Funds Cap does exceed one-month LIBOR by [___]% or more, the required amount will be $[_____]. Any distribution by the trustee from amounts in the excess reserve fund account shall be made on the applicable distribution date.

     Amounts on deposit in the excess reserve fund account in excess of $[_____] will be released and distributed to the holders of the Class OC Certificates on any distribution date on which the Available Funds Cap exceeds one-month LIBOR by [____]% or more.]

Reports to Certificateholders

     On each distribution date, the trustee will forward to each holder of a certificate and each rating agency named under "Ratings" in this prospectus supplement a statement generally setting forth:

          (i) the amount of the distributions, separately identified, with respect to each class of the offered certificates;

          (ii) the amount of the distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

          (iii) the amount of the distributions set forth in clause (i) allocable to interest and now it was calculated;

          (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each class of certificates, separately identified;

          (v) the Overcollateralization Target Amount and Overcollateralized Amount as of that distribution date;

          (vi) the aggregate principal balance of each class of offered certificates after giving effect to the distribution of principal on that distribution date;

          (vii) the pool principal balance at the end of the related due period;

          (viii) the amount of the servicing fee paid to or retained by the master servicer;

          (ix) the amount of the trustee fee paid to the trustee;

          (x) the amount of advances for the related due period;

          (xi) the number and aggregate principal balance of mortgage loans that were (A) delinquent (exclusive of mortgage loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date;

          (xii) with respect to any mortgage loan that became an REO property during the preceding calendar month, the loan number, the principal balance of that loan as of the close of business on the last day of the related due period and the date the loan became an REO property;

          (xiii) the total number and principal balance of any REO properties as of the close of business on the last day of the preceding due period;

          (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xv) the cumulative amount of Realized Losses;

          (xvi) any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such distribution date;

          (xvii) the Allocable Loss Amounts, if any, allocated to the mezzanine and subordinate certificates and the Loss Reimbursement Entitlement owing to the mezzanine and subordinate certificates outstanding after giving effect to distributions on such distribution date;

          (xviii) whether a Trigger Event or Overcollateralization Stepdown Trigger Event has occurred and is continuing;

          (xix) the amount of the Extra Principal Distribution Amount;

          (xx) the pass-through rate for the Class A, the Class M and Class B Certificates for that distribution date; and

          (xxi) the amount on deposit in the excess reserve fund account on that distribution date and the Basis Risk Shortfall Amount owing to each class of offered certificates after giving effect to distributions thereof on that distribution date.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                 Yield, Prepayment and Maturity Considerations

     The yield to maturity of the offered certificates, and in particular the subordinate certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Certificateholders of the offered certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or master servicer). [Because certain of the mortgage loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties.]

The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional purchase) will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the loan rates on the fixed rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on those mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. As is the case with the fixed rate mortgage loans, the adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers with adjustable rate mortgage loans may be inclined to refinance their loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and maximum rate also may affect the likelihood of prepayments resulting from refinancings of adjustable rate mortgage loans. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the adjustable rate mortgage loans may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the adjustable rate mortgage loans are subject to adjustment on each payment adjustment date. [In addition, many of the adjustable rate mortgage loans will not have their initial rate adjustment date for [__________] after origination. The prepayment experience of the delayed first adjustment mortgage loans may differ from that of the other adjustable rate mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial rate adjustment dates even if market interest rates are only slightly higher or lower than the loan rates on the delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments.]

Overcollateralization Provisions

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of the certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, the general excess available spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing their weighted average lives. The actual Overcollateralized Amount may change from distribution date to distribution date producing uneven distributions of the general excess available spread. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.

     The general excess available spread generally is equal to the excess of interest collected or advanced on the mortgage loans over the sum of required interest on the offered certificates plus the trustee fee, the servicing fee rate and, if applicable, the excess servicing fee. Mortgage loans with higher loan rates will contribute more interest to the general excess available spread. Mortgage loans with higher loan rates may prepay faster than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate prepayments of mortgage loans with higher loan rates may adversely affect the amount of the general excess available spread available to make accelerated payments of principal of the offered certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

[Additional Information

     The depositor has filed certain yield tables and other computational materials with respect to certain classes of the offered certificates with the SEC in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates. Those tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions described below under "--Weighted Average Lives" and accordingly may not be relevant to or appropriate for investors other than those specifically requesting them.]

Weighted Average Lives

     The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of the principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

     The projected weighted average life of any class of offered certificates is the average amount of time that will elapse from the that closing date until each dollar of principal is scheduled to be repaid to the investors in that class of offered certificates. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage pool as set forth under "The Mortgage Pool--Mortgage Loan Statistics" in this prospectus supplement.

     The Assumed Final Maturity Date for each class of offered certificates is set forth under "Description of the Certificates--General" in this prospectus supplement. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related Assumed Final Maturity Date because

     o    prepayments are likely to occur;

     o excess cashflow, if any, will be applied as principal of the offered certificates as described in this prospectus supplement;

     o the Overcollateralization Target Amount is as defined in this prospectus supplement; and

     o the majority residual interestholder or the master servicer may cause a termination of the trust fund.

     The prepayment assumption model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The prepayment assumption model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust.

     Each of the prepayment scenarios in the table on page S-[ ] assumes the respective percentages of the applicable prepayment assumption model described.

     The tables on pages S-[ ] through S-[ ] were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans in the trust fund. Any such discrepancy may have an effect upon the percentages of original principal balances outstanding and weighted average lives of the offered certificates set forth in the tables on pages S-[ ] through S-[ ]. In addition, since the actual mortgage loans in the trust fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the offered certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on pages S-[ ] through S-[ ] were determined on the basis of the following structuring assumptions:

                       [list of structuring assumptions]

     Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans in the trust fund will not experience delinquencies or losses.

     Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of offered certificates, and set forth the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at various prepayment scenarios.

                             [TABULAR INFORMATION]

                                Use of Proceeds

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans transferred to the trust fund.

                    Material Federal Income Tax Consequences

     The pooling and servicing agreement provides that the trust fund[, exclusive of the assets held in the excess reserve fund account, ]will comprise several subsidiary REMICs and a Master REMIC organized in a tiered "real estate mortgage investment conduit" (REMIC) structure. Each subsidiary REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the subsidiary REMICs and the master REMIC will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each subsidiary REMIC and the master REMIC as a REMIC for federal income tax purposes.

     Assuming compliance with the pooling and servicing agreement, in the opinion of [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood]

     o each subsidiary REMIC and the master REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

     o the Class R Certificates will represent beneficial ownership of the residual interests in each of the REMICs;

     o each class of offered certificates will represent beneficial ownership of regular interests issued by the master REMIC; and

     o the excess reserve fund account is an "outside reserve fund" that is beneficially owned by the certificateholders of the Class [__] Certificates].

[In addition, each of the offered certificates will represent a beneficial interest in the right to receive payments from the excess reserve fund account.]

Taxation of Regular Interests

     A certificateholder of a class of offered certificates will be treated for federal income tax purposes as owning a regular interest in the master REMIC.

     Upon the sale, exchange, or other disposition of an offered certificate, assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an offered certificate should, subject to the limitation described below, be capital gain or loss. However, gain attributable to an offered certificate will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the offered certificate over (ii) the amount actually includible in the certificateholder's gross income with respect to the offered certificate.

     Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount
(OID). See "Material Federal Income Tax Considerations --REMIC Certificates--Regular Certificates--Original Issue Discount and Premium" in the prospectus. The prepayment assumption that will be used to in determining the accrual of any OID, market discount, or bond premium, if any, will equal the rate described above under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" for Scenario [___]. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Status of the Offered Certificates

     The regular interest component of the offered certificates will be treated as assets described in section 7701(a)(19)(C) of the Code, and as "real estate assets" under section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund[, exclusive of the excess reserve fund account,] would be treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code.

Non-U.S. Persons

     For purposes of this discussion, a Non-U.S. Person is any person other than

     o    a citizen or resident of the United States;

     o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

     o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

     o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

     o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     Interest paid to or accrued by a certificateholder of an offered certificate who is a Non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

     o is not actually or constructively a "10 percent shareholder" of the trust fund or a "controlled foreign corporation" with respect to which the trust fund is a "related person" within the meaning of the Code; and

     o provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the offered certificates with an appropriate statement (on Form W-8BEN or a substantially similar form), signed under penalties of perjury, certifying that the beneficial owner of the offered certificate is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

If an offered certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Non-U.S. Person that owns the certificate.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an offered certificate by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Prohibited Transactions Tax and Other Taxes

     The Code imposes a prohibited transactions tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of contributions tax equal to 100% of the value of the contributed property. It is anticipated that the trust fund will not accept contributions that would subject it to contributions tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the trust fund will recognize net income from foreclosure property subject to federal income tax.

Backup Withholding

     Certain beneficial owners of certificates may be subject to backup withholding with respect to interest paid on the offered certificates if the owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid (and OID accrued, if any) on the offered certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a class of offered certificates is Cede & Co., as nominee of DTC, the IRS and the beneficial owners of that class will receive tax and other information, including the amount of interest paid on their certificates, from clearing system participants and financial intermediaries rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable participants, financial intermediaries and certain other persons to complete their reports.) Each non-exempt beneficial owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt beneficial owner fail to provide the required certification, the participants or financial intermediaries (or the paying agent) will be required to impose backup withholding on the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     These amounts will be deemed distributed to the affected beneficial owner for all purposes of the related Certificates and the pooling and servicing agreement.

                                  State Taxes

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA Considerations

     ERISA and Section 4975 of the Internal Revenue Code impose requirements on certain employee benefit plans and on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

     ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

     The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (PTE) 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, which exempts from the application of the prohibited transaction rules transactions relating to

     o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of such asset-backed pass-through entities,

provided, however, that the general conditions and certain other requirements set forth in the exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are satisfied.

     It is expected that the exemption will apply to the acquisition and holding by Plans of the offered certificates [other than the Class ___ Certificates] and that all conditions of the exemption other than those within the control of the investors will be met.

     The rating of a security may change. If the rating of a security declines below BBB- or Baa3, the security will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the exemption to dispose of
it).

     Each beneficial owner of a [Class _______________Certificate] or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the exemption, and that it understands that there are certain conditions to the availability of the exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc., and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     BECAUSE THE CHARACTERISTICS OF THE CLASS [M AND THE CLASS B] CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION
(PTCE) 83-1 DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THE PROSPECTUS, THE PURCHASE AND HOLDING OF CLASS [M AND CLASS B] CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, ACQUISITIONS AND TRANSFERS OF THE CLASS [M AND CLASS B] CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF A CLASS [M OR CLASS B] CERTIFICATE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING A CLASS [M OR CLASS B] CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PTCE 95-60 AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

         THE FIRST REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE ACQUIROR OR TRANSFEREE'S ACCEPTANCE OF A CLASS [M OR CLASS B] CERTIFICATE THAT IS IN BOOK-ENTRY FORM. IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above, and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Investment Considerations

     The Class A Certificates and the Class M Certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. The Class B Certificates will not constitute "mortgage related securities" under SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class B Certificates.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them. See "Legal Investment Considerations" in the prospectus.

                             Method of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and the underwriter (an affiliate of the depositor), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

     Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect transactions by selling offered certificates to or through dealers and the dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be statutory underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriter that it intends to make a market in the offered certificates but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                 Legal Matters

     Certain legal matters in connection with the issuance of the offered certificates will be passed upon for the depositor and for the underwriter by [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood], New York, New York.

                                    Ratings

     It is a condition to the issuance of the offered certificates that (i) the Class A Certificates be rated "___" by __________ and ______, (ii) the M Certificates be rated "__" by ___ and "___" by _______, and the Class B Certificates be rated "___" by ___ .

     The ratings assigned by the rating agencies named above to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The rating agencies' ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. The rating agencies' ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings on the offered certificates address the likelihood of the receipt by the holders of the offered certificates of all distributions on the mortgage loans to which they are entitled. The ratings on the offered certificates also address the structural, legal and issuer-related aspects of the offered certificates, including the nature of the mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. The ratings on the offered certificates do not represent any assessment of the likelihood that principal prepayments of the mortgage loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. [The ratings on the offered certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.] As a result, the initial ratings assigned to the offered certificates do not address the possibility that holders of the offered certificates might suffer a lower than anticipated yield in the event of principal payments on the offered certificates resulting from rapid prepayments of the mortgage loans or the application of the General Excess Available Amount as described herein, or in the event that the trust fund is terminated prior to the Assumed Final Maturity Date of the classes of offered certificates.

     The depositor has not engaged any rating agency other than the rating agencies named above to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the rating agencies named above.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                               Glossary of Terms

     "Accrual Period" relates to the offered certificates for a given distribution date and is the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding distribution date and ending on the day immediately preceding the current distribution date; provided, however, that the initial Accrual Period for the offered certificates will be the actual number of days included in the period commencing on the closing date and ending on ________ __, 200_.

     "Allocable Loss Amount" means, with respect to each distribution date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all classes of offered certificates

(after giving effect to all distributions on such distribution date) over (b) the pool principal balance as of the end of the preceding Due Period.

     "Assumed Final Maturity Date" for each class of offered certificates is the __[th] distribution date following the Due Period in which the principal balances of all the Mortgage Loans have been reduced to zero, assuming that the mortgage loans pay in accordance with their terms.

     "Available Funds" for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, of

     o the aggregate amount of monthly payments on the related mortgage loans due on the related due date and received by the trustee on or prior to the related determination date, after deduction of the servicing fee, the excess servicing fee and the trustee fee;

     o certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for mortgage loans occurring during the related Prepayment Period [,excluding prepayment penalties]; and

     o all advances with respect to the related mortgage loans received by the trustee for such distribution date.

     "Available Funds Cap" means, as to any distribution date, the rate per year equal to the weighted average of the loan rates on the mortgage loans outstanding as of the first day of the related Due Period, net of [___]% in fees.

     "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Overcollateralization Release Amount, if any, for that distribution date.

     ["Basis Risk Shortfall Amount" means, for any class of offered certificates, if, on any distribution date, the pass-through rate for that class of offered certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest that class of certificates would have been entitled to receive on such distribution date had its pass-through rate not been subject to the Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest that class of offered certificates received on such distribution date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of offered certificates, without giving effect to the Available Funds Cap).]

     "Call Option Date" means the first distribution date on which the pool principal balance is less than or equal to 10% of the pool principal balance as of the cut-off date.

     "Certificate Principal Balance" for any class of offered certificates, as of any distribution date, will be equal to the original principal balance of that class reduced by the sum of (i) all amounts actually distributed in respect of principal of that class on all prior distribution dates and (ii) with respect to any mezzanine certificates and the Class B Certificates, all related

Allocable Loss Amounts applied in reduction of principal of those certificates on all prior distribution dates.

     "Class A Principal Distribution Amount" means as of any distribution date
(a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class A Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) approximately [____]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $[________].

     "Class B Principal Distribution Amount" means as of any distribution date
(a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class B Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on that distribution date), (ii) the Certificate Principal Balance of the Class M Certificates (after taking into account the payment of the Class M Principal Distribution Amount on that distribution date) and (iii) the Certificate Principal Balance of the Class B Certificates immediately prior to that distribution date over (y) the lesser of (A) the product of (i) approximately [_____]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and (B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $[________].

     "Class M Principal Distribution Amount" means as of any distribution date
(a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on that distribution date) and (ii) the Certificate Principal Balance of the Class M Certificates immediately prior to that distribution date over (y) the lesser of
(A) the product of (i) approximately [____]% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period and
(B) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period minus approximately $[__________].

     "Compensating Interest" means payments the master servicer makes in satisfaction of the master servicer's obligation to offset any Prepayment Interest Shortfall on any distribution date.

     "Cumulative Loss Trigger" occurs on a distribution date if cumulative Realized Losses as of that distribution date exceed the percentages of the pool principal balance as of the cut-off date set forth below with respect to that distribution date.

     "Delinquency Percentage," with respect to any distribution date and the related Due Period, is the fraction, expressed as a percentage, the numerator of which is the aggregate principal balances of all mortgage loans that are 60 or more days delinquent, in foreclosure or relating to REO Properties as of the close of business on the last day of the related Due Period and the denominator of which is the pool principal balance as of the close of business on the last day of such Due Period. A mortgage loan is delinquent for purposes of this definition if any monthly payment due on the loan is not made by the close of business on the day the monthly payment is scheduled to be due. A mortgage loan is "30 days delinquent" if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days delinquent", etc.

     "Due Period" means, with respect to the any distribution date, the period commencing on the [second] day of the month preceding the month in which that distribution date occurs and ending on the [first] day of the month in which that distribution date occurs.

     ["Excess Reserve Fund Account" means an account created under the terms of the pooling and servicing agreement, which the trustee holds in trust as part of the trust fund, on behalf of the Offered Certificateholders. The Excess Reserve Fund Account will not be an asset of any REMIC. For a more detailed description, see the explanation as set forth under "Description of the Certificates - Excess Reserve Fund Account".]

     "Excess Servicing Fee" means the amount resulting from the difference, if any, between the servicing fee rate for any Mortgage Loan and [____]% per year. The excess servicing fee will be [retained by the seller].

     "Extra Principal Distribution Amount" means, for any distribution date, the lesser of (x) the General Excess Available Amount for such distribution date and (y) Overcollateralization Deficiency Amount for that distribution date.

     "General Excess Available Amount" means, with respect to each distribution date, the amount, if any, by which the Available Funds for such distribution date exceeds the aggregate amount distributed on such distribution date pursuant to clauses (i) and (ii) under "--Allocation of Available Funds" above (other than the Extra Principal Distribution Amount).

     "Interest Distributable Amount" means, for any distribution date, and for and each class of offered certificates, the sum of (i) the Monthly Interest Distributable Amount for the class for that distribution date and (ii) the Unpaid Interest Shortfall Amount for the class for that distribution date.

     "Loss Reimbursement Entitlement" means, with respect to any distribution date and the Class M Certificates or Class B Certificates, the amount of Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance of the related class and not reimbursed pursuant to "--Allocation of Available Funds" above as of that distribution date.

     "Monthly Interest Distributable Amount" means, for any distribution date, and for each class of offered certificates, the amount of interest accrued during the related Accrual Period at the related pass-through rate on the Certificate Principal Balance of the class immediately prior to that distribution date (or, in the case of the first distribution date, from the closing date).

     "Net Liquidation Proceeds" means the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the master servicer for related advances, servicing advances and servicing fees.

     "Overcollateralization Deficiency Amount" means, with respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the related Overcollateralized Amount on that distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount but without giving effect to any Allocable Loss Amounts on that distribution date).

     "Overcollateralization Release Amount" means, with respect to any distribution date on or after the Stepdown Date on which an Overcollateralization Stepdown Trigger Event is not in effect, the lesser of
(x) the Principal Remittance Amount for that distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date, assuming that 100% of the Principal Remittance Amount is applied to as a principal payment on the offered certificates on that distribution date over
(ii) the Overcollateralization Target Amount for that distribution date.

     "Overcollateralization Stepdown Trigger Event" means the occurrence on any distribution date of either of the following: (i) the Cumulative Loss Trigger has occurred or (ii) the Trigger Event has occurred.

     "Overcollateralization Target Amount" means with respect to (a) any distribution date occurring prior to the Stepdown Date, an amount equal to [____]% of the pool principal balance as of the cut-off date; and (b) with respect to any distribution date on or after the Stepdown Date and (A) as long as an Overcollateralization Stepdown Trigger Event is not in effect, an amount equal to the greater of (x) [____]% of the pool principal balance as of the end of the related Due Period and (y) approximately $[_________] or (B) for so long as an Overcollateralization Stepdown Trigger Event is in effect, the Overcollateralization Target Amount for the preceding distribution date.

     "Overcollateralized Amount" means for any distribution date, the amount, if any, by which (i) the pool principal balance on the last day of the immediately preceding Due Period exceeds (ii) the aggregate Certificate Principal Balance of the offered certificates as of that distribution date after giving effect to distributions to be made on the certificates on that distribution date.

     "Pass-Through Rate" means, for each of the Class A Certificates, the Class M Certificates and the Class B Certificates, for a particular distribution date, a per annum rate equal to [the lesser of (a) the sum of (i) One-Month LIBOR on the related LIBOR Determination Date and (ii) the related Pass-Through margin and (b) the Available Funds Cap].

     "Prepayment Period" means, with respect to any distribution date, the period commencing on the determination date in the month preceding the month in which that distribution date occurs (or, in the case of the first distribution date, the day following the cut-off date) and ending on the determination date relating to that distribution date.

     "Principal Distribution Amount" means, for any distribution date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount for such distribution date.

     "Principal Prepayment" means, with respect to any distribution date, any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount" means, with respect to any distribution date, the sum of

     o each scheduled payment of principal collected on the mortgage loans by the master servicer in the related Due Period,

     o the principal portion of all partial and full principal prepayments of the mortgage loans applied by the master servicer during that Due Period,

     o the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during that Due Period,

     o that portion of the Purchase Price, representing principal of any repurchased mortgage loan, required to be deposited to the collection account during that Due Period,

     o the principal portion of any substitution adjustments required to be deposited in the collection account during that Due Period, and

     o on the distribution date on which the trust fund is to be terminated in accordance with the pooling and servicing agreement, that portion of the Termination Price which is in respect of principal.

     "Realized Loss" means, with respect to any defaulted mortgage loan that is finally liquidated, (i) Net Liquidation Proceeds in respect of the mortgage loan and (ii) with respect to certain mortgage loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, (a) in the case of a reduction of the principal balance of a mortgage loan, the amount of such principal reduction, and (b) in the case of a reduction in the scheduled payments of principal and interest of a mortgage loan, the net present value (using as the discount rate the higher of the loan rate on the mortgage loan or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

     "Rolling Delinquency Percentage" means, with respect to any distribution date, the average of the Delinquency Percentages with respect to the last day of each of the three immediately preceding Due Periods.

     "Senior Credit Enhancement Percentage" means, with respect to any distribution date, the percentage obtained by dividing (i) the sum of (a) the aggregate of the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates and (b) the Overcollateralized Amount, in each case after giving effect to the distributions of principal on that distribution date, by (ii) the pool principal balance as of the end of the related Due Period.

     "Senior Specified Enhancement Percentage" means, on any date of determination thereof, [_____]%.

     "Stepdown Date" means the earlier of (A) the distribution date on which the aggregate Certificate Principal Balance of the senior certificates equals zero and (B) the later to occur of (x) the distribution date in ______________ 200_ and (y) the first distribution date on which the Senior Credit Enhancement Percentage (calculated for this purpose only using the pool principal balance as of the end of the related Due Period but prior to any application of Principal Distribution Amount to the certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

     "Trigger Event" means an event that has occurred on any distribution date, if the Rolling Delinquency Percentage exceeds [__]% of the Senior Credit Enhancement Percentage for such distribution date.

                                    Annex I

         Annex I forms an integral part of this prospectus supplement.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered [____________________] Certificates will be available only in book-entry form. Investors in these Global Securities may hold such Global Securities through [any] of DTC, [Clearstream or Euroclear]. The Global Securities will be tradable as home market instruments in [both] the [European and] U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     [Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).]

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     [Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.]

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. [As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.]

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     [Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.]

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     [Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.]

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities [through Clearstream or Euroclear] (or through DTC if the holder has an address outside the U.S.[)] will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-BEN and Form W-8ECI are effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


==================================================================================================


Until  90 days  after  the  date  of this  prospectus              $[                    ]
supplement,  all dealers  effecting  transactions  in                   (Approximate)
the   Certificates   offered   by   this   prospectus
supplement,  whether  or not  participating  in  this             Mortgage Loan Trust 200_-_
distribution,   may  be  required  to  deliver   this
prospectus  supplement  and the  prospectus.  This is         Mortgage Pass-Through Certificates
in addition to the  obligation  of dealers to deliver                  Series 200   -
this  prospectus  supplement and the prospectus  when
acting  as  underwriters  and with  respect  to their
unsold allotments or subscriptions.                                  $            Class A
              _________________________                          [Variable Pass-Through Rate]

You  should  rely  on the  information  contained  or
incorporated   by   reference   in  this   prospectus                $           Class M
supplement and the accompanying  prospectus.  We have            [Variable Pass-Through Rate]
not  authorized  anyone to provide you with different
information.

We are not  offering  the  certificates  in any state                $           Class B
where the offer is not permitted.                                [Variable Pass-Through Rate]

We  do  not  claim  that  the   information  in  this
prospectus    supplement    and   the    accompanying
prospectus  is accurate as of any date other than the        [Greenwich Capital Acceptance, Inc.]
dates stated on their respective covers.                                  Depositor

                                                                 [                          ]
                                                                  Seller and Master Servicer





                                                                    Prospectus Supplement
                                                                   [               , 200_]



                                                                    [Logo of Underwriter]

==========================================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these certificates until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these certificates and it is not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated March 31, 2003

Prospectus Supplement
(To Prospectus dated ___________, 2003)


                        $[_____________] (Approximate)

                    Resecuritization Mortgage Trust 200_-_
           Resecuritization Mortgage Trust Certificates, Series 200_

                     [Greenwich Capital Acceptance, Inc.]
                                   Depositor

                $ [___________] Class [_], [___]% Certificates

                                _______________

The Trust

     o The Trust will issue [_______] classes of certificates of which the [_______] classes listed above are being offered by this prospectus supplement and the accompanying prospectus.
     o The trust assets consist primarily of [_______] previously issued mortgage pass-through securities representing senior ownership interests in [_______] the related underlying trust funds.

The Certificates

     o The certificates represent ownership interests in the trust assets.
     o The certificates will have the benefit of credit enhancement to the extent described in this prospectus supplement.

------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 5 in the accompanying prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of [Greenwich Capital Acceptance, Inc.] or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

-------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[___________________] will offer the certificates listed above in negotiated transactions. Proceeds to the depositor are expected to be approximately $[_______], before deducting issuance expenses, estimated to be approximately $[_______]. See "Method of Distribution" in this prospectus supplement.
                             ____________________
                          [Logo(s) of Underwriter(s)]

                             _______________, 200_


                               Table of Contents

Prospectus Supplement
                                                                                                              Page
                                                                                                              ----

Summary of Terms................................................................................................S-4
Risk Factors....................................................................................................S-8
Description of the Certificates................................................................................S-16
   General.....................................................................................................S-16
   Assignment of the Underlying Securities.....................................................................S-16
   Distributions - General.....................................................................................S-17
   Deposits to the Certificate Account.........................................................................S-17
   Withdrawals from the Certificate Account....................................................................S-18
   Allocation of Available Funds...............................................................................S-18
   Allocation of Losses........................................................................................S-20
   Statements to Certificateholders............................................................................S-20
   Representations and Warranties..............................................................................S-21
   Termination of the Trust....................................................................................S-21
   The Trustee.................................................................................................S-22
   Amendment of the Trust Agreement............................................................................S-22
   Voting Under the Underlying Agreements......................................................................S-23
   Book-Entry Registration and Definitive Certificates.........................................................S-23
Description of the Underlying Securities.......................................................................S-28
   General.....................................................................................................S-28
   Distributions on the Underlying Securities..................................................................S-29
   Subordinated Interests......................................................................................S-30
   Allocation of Losses to the Underlying Securities...........................................................S-30
   Adjustment to the Servicing Fee in Each Underlying Trust Fund in Connection with
     Prepaid Underlying Mortgage Loans.........................................................................S-31
   Advances....................................................................................................S-31
   Optional Termination of the Underlying Trust Funds..........................................................S-31
Description of the Underlying Mortgage Loans.....S-32
The Depositor..................................................................................................S-37
Yield, Prepayment And Maturity Considerations....S-37
   Yield Considerations........................................................................................S-37
   Factors Affecting Prepayments on the Underlying Mortgage Loans..............................................S-38
   Early Termination of the Underlying Trust Funds.............................................................S-39
   Weighted Average Lives of the Certificates..................................................................S-39
   Assumed Final Distribution Dates............................................................................S-39
   Modeling Assumptions........................................................................................S-40
Use of Proceeds................................................................................................S-44
Material Federal Income Tax Consequences.......................................................................S-44
   Special Tax Attributes of the Offered Certificates..........................................................S-44
   Original Issue Discount.....................................................................................S-44
   Prohibited Transactions Tax and Other Taxes.................................................................S-45



                                      S-2


   The Residual Certificate....................................................................................S-45
ERISA Considerations...........................................................................................S-47
Legal Investment Considerations................................................................................S-50
Method of Distribution.........................................................................................S-51
Legal Matters..................................................................................................S-51
Ratings........................................................................................................S-51
Glossary of Terms..............................................................................................S-53

Appendix I......................................................................................................I-1
Appendix II....................................................................................................II-1
Exhibit A - Excerpts from the Underlying Supplement.............................................................A-1
Exhibit B - Remittance Date Statements .........................................................................B-1
Exhibit C - Global Clearance, Settlement and Tax Documentation Procedures.......................................C-1


Prospectus

                                                                                                                Page
                                                                                                                ----

Important Notice About Information in This Prospectus and Each Accompanying Prospectus
  Supplement......................................................................................................5
Risk Factors......................................................................................................6
The Trust Fund...................................................................................................15
Use of Proceeds..................................................................................................31
The Depositor....................................................................................................31
Mortgage Loan Program............................................................................................32
Description of the Certificates..................................................................................35
Credit Enhancement...............................................................................................45
Yield and Prepayment Considerations..............................................................................56
The Pooling and Servicing Agreement..............................................................................58
Material Legal Aspects of the Mortgage Loans.....................................................................76
Material Federal Income Tax Consequences.........................................................................88
State Tax Considerations........................................................................................126
ERISA Considerations............................................................................................126
Legal Investment Considerations.................................................................................131
Method of Distribution..........................................................................................132
Legal Matters...................................................................................................133
Financial Information...........................................................................................133
Available Information...........................................................................................133
Ratings.........................................................................................................134
Glossary of Terms...............................................................................................135


                               Summary of Terms

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.


O THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PROJECT IN OUR FORWARD-LOOKING STATEMENTS.

Offered Certificates                               previously issued mortgage pass-through
                                                   securities. The underlying mortgage pass-
On the closing date, [__________ Trust]            through securities represent senior
will issue [________] classes of certificates,     ownership interests in [___] respective
[___] of which are being offered pursuant to       underlying trust funds. The assets of the
this prospectus supplement and the                 underlying trust funds consist primarily of
accompanying prospectus.                           [fixed-rate, fully amortizing] mortgage loans
                                                   secured by first liens on one- to four-family
Each class of certificates that is being           residential properties.
offered will be book-entry securities
in minimum denominations of $50,000                The following table identifies the mortgage
clearing through DTC [in the United States         pass-through securities held in the trust and
or Clearstream or Euroclear in Europe].            shows the approximate aggregate principal
                                                   balances of the mortgage loans in the related
Trust Fund                                         underlying trust funds as of __________,
                                                   200_. Each of the underlying trust funds
The assets of the trust that will support the      consist of multiple mortgage loan groups.
certificates will consist primarily of [___]


                      Class        Principal      Principal         calendar month beginning in _________
                  Designations    Balances of      Balances         200_ to the holders of record of the
                  of Underlying    Underlying         of            certificates as of the last business day of the
   Underlying       Mortgage        Mortgage      Underlying        preceding month. If the [___] day is not a
     Trust        Pass-Through    Pass-Through     Mortgage         business day, then the distribution will be
     Funds         Securities      Securities       Loans           made on the next business day.
---------------  ---------------  -------------  ------------
     [___]                                                          Distributions on the Certificates
  Trust Series
     [___]         Class [___]       $[___]         $[___]          Interest Distributions
     [___]
  Trust Series                                                      On each distribution date, interest payable on each
     [___]         Class [___]       $[___]         $[___]          class of offered certificates will be calculated based
     [___]                                                          on the pass-through rate specified on the cover,
  Trust Series                                                      subject to the limitations described under "Description
     [___]         Class [___]       $[___]         $[___]          of the Certificates - Allocation of Available Funds" in
                                                                    this prospectus supplement.

The Depositor                                                       Interest payable on the offered certificates on a
                                                                    distribution date will accrue during the calendar month
[Greenwich Capital Acceptance, Inc.]                                preceding the month in which that distribution date
600 Steamboat Road                                                  occurs. Interest will be calculated on the basis of an
Greenwich, Connecticut   06830                                      assumed 360-day year consisting of twelve 30-day
(203) 625-2700                                                      months.

The Servicer                                                        Principal Distributions

[________________]                                                  On each distribution date, principal of the classes of
                                                                    offered certificates will be paid from available funds
                                                                    in the trust in the order of priority described under
The Trustee                                                         "Description of the Certificates--Allocation of
                                                                    Available Funds" in this prospectus supplement.
[________________]
                                                                    See "Description of the Certificates" in this
The Originator(s)                                                   prospectus supplement.

[________________]                                                  Advances

Cut-off Date                                                        The servicer of the mortgage loans held in the
                                                                    underlying trust funds will make cash advances to cover
______________, 200_                                                delinquent payments of principal and interest to the
                                                                    extent it reasonably believes that the cash advances
Closing Date                                                        are recoverable from future payments on the related
                                                                    mortgage loans.
On or about ______________, 200_

Distribution Dates

The trustee will make distributions on the certificates on the [___] day of each



                                          S-5

See "Description of the Underlying                                  See "Ratings" in this prospectus supplement.
Securities--Advances" in this prospectus supplement.
                                                                    Material Federal Income Tax Consequences
Optional Termination of the Trust
                                                                    In the opinion of [Sidley Austin Brown & Wood LLP]
The depositor may purchase the remaining assets of the              [Thacher Proffitt & Wood], for federal income tax
trust when the aggregate principal balance of the                   purposes, the trust will include [multiple segregated
underlying mortgage pass-through securities is less                 asset pools] each of which will qualify as a [separate]
than [__]% of their aggregate principal balance as of               "real estate mortgage investment conduit" (REMIC).
the cut-off date.                                                   Certain classes of certificates that are designated as
                                                                    the regular certificates will constitute "regular
See "Description of the Certificates --Termination of               interests" in the REMIC. The Class [___] Certificate
the Trust" in this prospectus supplement.                           will represent the sole class of "residual interests"
                                                                    in the REMIC. The holder of the Class [__] Certificate
Optional Termination of the Underlying Trust Funds                  will be subject to special federal income tax rules
                                                                    that may significantly reduce the after-tax yield of
The depositor of the mortgage loans held in any of the              that certificate.
underlying trust funds may terminate that trust fund on
and after the distribution date for the related                     See "Material Federal Income Tax Consequences" in this
underlying mortgage pass-through security on which the              prospectus supplement and in the prospectus.
aggregate outstanding principal amount of all mortgage
loans in that trust fund is less than [___]% of the                 ERISA Considerations
aggregate principal amount of those mortgage loans as
of their cut-off date.                                              Assuming the accuracy of certain statements included in
                                                                    the disclosure documentation prepared in connection
See "Description of the Underlying Securities                       with the public offering of the underlying mortgage
--Optional Termination of the Underlying Trust Funds"               pass-through securities, it is expected that the Class
in this prospectus supplement.                                      [__ and Class __] Certificates may be purchased by a
                                                                    pension or other employee benefit plan subject to the
Ratings                                                             Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as
It is a condition of the issuance of the offered                    amended, so long as certain conditions are met. A fiduciary
certificates that they be assigned a rating of "[___]"              of an employee benefit plan must determine that the purchase
by [_____________].                                                 of a certificate is consistent with its fiduciary duties
                                                                    under applicable law and does not result in a non-exempt
A rating is not a recommendation to buy, sell or hold                prohibited transaction under applicable law.
securities. These ratings may be lowered or withdrawn
at any time by either of the rating agencies.





                                          S-6


See "ERISA Considerations" in this prospectus                       See Legal Investment Considerations" in this prospectus
supplement and in the prospectus.                                   supplement" and in the prospectus.

Legal Investment Considerations                                     Listing

Assuming the accuracy of certain representations                    The certificates are not listed, and no party to the
contained in the agreements under which the underlying              transaction intends to list the certificates, on any
trust funds were created (which information is not                  stock exchange or to quote them in the automated
subject to independent verification) and on the basis               quotation system of a registered securities
of certain assumptions derived from statements included             association.
in the disclosure documentation prepared in connection
with the public offering of the underlying mortgage                 Risk Factors
pass-through securities, the Class [__ and Class __]
Certificates will be "mortgage related securities" for              There are risks associated with an investment in the
purposes of the Secondary Mortgage Market Enhancement               certificates. You should consider carefully the
Act of 1984 as long as they are rated in one of the two             material risks disclosed under the heading "Risk
highest rating categories by at least one nationally                Factors" beginning on page S-8 of this prospectus
recognized statistical rating organization.                         supplement and beginning on page 5 of the accompanying
                                                                    prospectus.

                                 Risk Factors

         The following information, together with the information set forth under "Risk Factors" in the prospectus, identify the principal risk factors of an investment in the certificates.

Only limited information is available
about the underlying mortgage
pass-through securities and underlying
mortgage loans..............................     The information about the underlying mortgage pass-
                                                 through securities and the related mortgage loans
                                                 disclosed in this prospectus supplement has been
                                                 obtained from the disclosure documentation prepared
                                                 in connection with the initial offerings of those
                                                 securities as well as from reports and other
                                                 information supplied by the trustees of the related
                                                 underlying trust funds. That information has not
                                                 been independently verified or represented to the
                                                 trust as being accurate and complete. Additionally,
                                                 the agreements under which the underlying mortgage
                                                 pass-through securities were issued and the
                                                 disclosure documentation prepared in connection
                                                 with those public offerings contain information
                                                 only as of the dates of those documents. You should
                                                 be aware, however, that material changes may have
                                                 occurred since the preparation of those documents.
                                                 The composition of the related mortgage pools may
                                                 have changed significantly. As a result, there may
                                                 be considerable differences between the current
                                                 mortgage loan characteristics and the
                                                 characteristics described in connection with the
                                                 issuance of the underlying mortgage pass-through
                                                 securities, and those securities may not have
                                                 performed as originally anticipated. The depositor
                                                 did not prepare the underlying agreements or
                                                 disclosure documentation. Prospective investors are
                                                 advised to consider the limited nature of the
                                                 available information when evaluating the
                                                 suitability of any investment in the offered
                                                 certificates.



                                                 S-8

Loan prepayments may adversely affect
the average life of, and rate of return
on, your certificates.......................     Borrowers may prepay their mortgage loans in whole or
                                                 in part at any time. However, the mortgage loans
                                                 are subject to certain penalties for prepayments
                                                 generally during the first five years after
                                                 origination. For a description of the prepayment
                                                 penalties, see "The Mortgage Pool--General" on
                                                 Exhibit A.

                                                 We cannot predict the rate at which borrowers will
                                                 repay their mortgage loans. A prepayment of a
                                                 mortgage loan may result in a prepayment on the
                                                 related underlying mortgage pass-through security,
                                                 which in turn would result in a prepayment on the
                                                 offered certificates.

                                                 o    If you purchase your certificates at a discount
                                                      and principal is repaid slower than you anticipate,
                                                      then your yield may be lower than you anticipate.

                                                 o    If you purchase your certificates at a premium
                                                      and principal is repaid faster than you anticipate,
                                                      then your yield may be lower than you anticipate.

                                                 o    The rate of prepayments on the mortgage loans will be
                                                      sensitive to prevailing interest rates.  Generally, if
                                                      interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest
                                                      rates on those mortgage loans. Conversely, if interest rates rise significantly, the prepayments on the mortgage loans are likely to decrease.

                                                 o    The seller of a mortgage loan to an underlying
                                                      trust fund may be required to purchase that
                                                      mortgage loan from the trust fund due to certain
                                                      breaches of representations and warranties made by
                                                      the seller that have not been cured. These
                                                      purchases will have the same effect on the related
                                                      offered certificates as a prepayment of a mortgage
                                                      loan.

                                                 o    So long as the subordinate interests in an
                                                      underlying trust fund are outstanding, liquidations
                                                      of defaulted mortgage loans in that trust fund
                                                      generally will have



                                                S-9

                                                      the same effect on the offered certificates as a
                                                      prepayment of a mortgage loan.

                                                 o    If the rate of default and the amount of losses
                                                      on the mortgage loans in an underlying trust fund
                                                      are higher than you expect, then your yield may be
                                                      lower than you expect.

Although principal
distributions on the Class
[___] Certificates generally
are expected to follow a
schedule, the rate of loan
prepayments may still affect
the rate of principal
distributions on those
certificates..........................           The Class [___] Certificates, which is a planned
                                                 amortization class, generally will be less affected
                                                 by the rate of principal prepayments than certain
                                                 other classes of certificates because, on each
                                                 distribution date, the Class [___] Certificates
                                                 receive principal distributions according to the
                                                 schedule set forth in Appendix II. The schedule
                                                 assumes that the rate of prepayment on the mortgage
                                                 loans remains at a constant rate of between [___]%
                                                 and [___]% of a standard prepayment assumption, as
                                                 described in "Yield, Prepayment and Maturity
                                                 Considerations" in this prospectus supplement.
                                                 However, there is no guarantee that the rate of
                                                 prepayment on the mortgage loans will stay at a
                                                 constant rate between these levels.

                                                 o    If the mortgage loans prepay at a rate faster
                                                      or slower than those levels, or do not prepay
                                                      at a constant rate, distributions of
                                                      principal on the Class [___] Certificates may
                                                      no longer be made according to schedule.

                                                 o    Moreover, once the Class [___] Certificates have
                                                      been paid in full, the Class [___] Certificates
                                                      will become very sensitive to the rate of
                                                      prepayments and will no longer be paid according to
                                                      the schedule.



                                                S-10

                                                 See "Yield, Prepayment and Maturity Considerations"
                                                 in this prospectus supplement for tables showing
                                                 the expected rate of return of principal at
                                                 different prepayment rates.

The Class [___] Certificates will be
very sensitive to the rate of loan
prepayments.................................     The Class [___] Certificates will be especially sensitive to the rate of prepayment on the mortgage loans.  The Class [___]
                                                 Certificates act as a prepayment cushion for the Class [___]
                                                 Certificates as described above, absorbing excess principal prepayments.  On each distribution date, the Class [___]
                                                 Certificates receive principal only if the Class [___] Certificates have been paid according to their schedule.  If the rate of prepayments on the mortgage loans on any distribution date is slow enough so that the Class [___] Certificates are not paid to schedule, then the Class [___] Certificates will receive no distributions of principal from the mortgage loans on that distribution date.  However, if the rate of prepayments is high enough so that the Class [___] Certificates are paid according to schedule, then the Class [___] Certificates will receive all of the remaining principal available for distribution.  This may cause wide variations in the amount of principal the Class [___]
                                                 Certificates will receive from distribution date to distribution date.  See "Yield, Prepayment and Maturity Considerations" for
                                                 tables showing the expected rate of return of principal at different rates of prepayment.

Loan prepayments may result in
shortfalls in interest collections and
may reduce the yield on your
certificates................................     When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the related underlying mortgage pass-through security.  The servicer is required to cover the shortfall in interest collections that are attributable to prepayments in full, but only up to the amount of the servicer's fee for the related period.  If the aggregate amount of this shortfall is in excess of the servicing fee, it may adversely affect the yield on your investment.



                                                S-11

Potential inadequacy of credit
enhancement may result in losses on
your certificates...........................     Credit enhancement is provided for the offered
                                                 certificates, first, by the right of the holders of
                                                 the underlying mortgage pass-through securities to
                                                 receive certain payments prior to the related
                                                 subordinate interests. This form of credit
                                                 enhancement is provided solely from collections on
                                                 the mortgage loans otherwise payable to the holders
                                                 of the related subordinate interests.

                                                 Credit enhancement also is provided by the
                                                 allocation of realized losses on mortgage loans,
                                                 first, to the related subordinate interests.
                                                 Accordingly, if the aggregate principal balance of
                                                 the subordinate interests with respect to any
                                                 underlying trust fund were to be reduced to zero,
                                                 delinquencies and defaults on the related mortgage
                                                 loans would reduce the funds available for payments
                                                 to holders of the senior interests in the related
                                                 underlying trust fund, including the related
                                                 underlying mortgage pass-through security. This
                                                 reduction in funds available for payment to the
                                                 underlying mortgage pass-through security would
                                                 reduce the funds available for distributions on the
                                                 offered certificates.

Geographic concentration of the trust's
loans may adversely affect your
certificates................................     The following chart reflects the [___] states with highest concentrations of mortgage loans in the trust based
                                                 on the initial pool principal balance.

                                                                               [Table]

                                                 In addition, the conditions below will have a disproportionate impact on the mortgage loans.

                                                 o    Economic conditions in [______] may affect the ability of
                                                      borrowers to repay their loans on time.



                                                S-12


                                                 o    Declines in the residential real estate markets in [______]
                                                      may reduce the values of properties located in
                                                      [______], which would result in an increase in
                                                      the loan-to-value ratios.

                                                 o    Any increase in the market values of properties
                                                      located in [______] would reduce the loan-to-value
                                                      ratios and could, therefore, make alternative sources
                                                      of financing available to the borrowers at lower
                                                      interest rates.  This in turn could result in an increased rate of prepayment of the mortgage loans.

Losses on mortgage loans in
the underlying trust funds,
other than those directly
backing the underlying
mortgage pass-through
securities, may increase the
risk of losses on the offered
certificates........................             Realized losses, other than any excess losses,
                                                 experienced by mortgage loans included in a
                                                 particular mortgage loan group will be allocated,
                                                 first, to the subordinate interests in the related
                                                 underlying trust fund before being allocated to the
                                                 senior interests directly backed by that mortgage
                                                 loan group. However, the underlying subordinate
                                                 interests provide protection against losses on
                                                 mortgage loans in more than one mortgage loan
                                                 group. As a result, the subordinate interests could
                                                 be reduced or eliminated as a result of
                                                 disproportionate realized losses on the mortgage
                                                 loans included in a mortgage loan group other than
                                                 the group directly backing an underlying mortgage
                                                 pass-through security. Although realized losses,
                                                 other than excess losses, on the mortgage loans in
                                                 a mortgage loan group may be allocated only to the
                                                 underlying senior interest directly backed by that
                                                 mortgage loan group, the allocation to the
                                                 subordinate interests of realized losses on the
                                                 underlying mortgage loans in another mortgage loan
                                                 group will increase the likelihood that losses
                                                 ultimately may be allocated to an underlying
                                                 mortgage pass-through security and, in turn, to the
                                                 offered certificates. Generally, the
                                                 characteristics of the mortgage loans included in
                                                 the mortgage loan group directly backing each
                                                 underlying mortgage pass-through security are
                                                 substantially similar to those of the other



                                                S-13

                                                 mortgage loan group whose losses are covered by the
                                                 same subordinate interests.

Excess losses on mortgage
loans in the underlying trust
funds will reduce yields on
the offered certificates..........               Realized losses on mortgage loans in the underlying trust
                                                 funds that exceed the applicable coverage amounts
                                                 for special hazard losses, fraud losses and
                                                 bankruptcy losses are referred to as "excess
                                                 losses." Excess losses on underlying mortgage loans
                                                 included in the mortgage loan group directly
                                                 backing an underlying mortgage pass-through
                                                 security or in the other mortgage loan group held
                                                 in the same underlying trust fund whose losses are
                                                 covered by the same subordinate interests will be
                                                 allocated on a pro rata basis to all senior
                                                 interests relating to those mortgage loans groups,
                                                 including the applicable underlying mortgage
                                                 pass-through security. As a result, any excess
                                                 losses on those mortgage loans will have a direct
                                                 effect on the offered certificates and will reduce
                                                 their yields.

Optional termination of the
trust may shorten the
weighted average lives of
the offered certificates...........              The depositor may purchase the assets in the trust, in
                                                 whole but not in part, on and after the
                                                 distribution date on which the aggregate principal
                                                 balance of the underlying mortgage pass-through
                                                 securities is less than [___]% of their aggregate
                                                 principal balance as of the cut-off date. The
                                                 purchase of those assets will result in the receipt
                                                 by you of principal payments that could affect the
                                                 yield to maturity on your certificates and have the
                                                 effect of shortening the weighted average life of
                                                 your certificates.

Optional termination of the
underlying trust funds may
shorten the weighted
average lives of the offered
certificates................................     The depositor of the mortgage loans held in any of the
                                                 underlying trust funds may terminate the related
                                                 trust fund on and after the distribution date for
                                                 that trust fund on which the aggregate outstanding
                                                 principal amount of all mortgage loans in that
                                                 trust fund is less than [___]% of their aggregate
                                                 principal amount on their cut-off date.



                                                S-14

                                                 As a result, it is possible for an underlying trust
                                                 fund to be terminated in this manner although the
                                                 aggregate outstanding principal amount of the
                                                 mortgage loans in the mortgage loan group directly
                                                 backing the related underlying mortgage
                                                 pass-through security is greater than [___]% of the
                                                 aggregate principal amount of those mortgage loans
                                                 as of their cut-off date. For the holder of an
                                                 offered certificate, any such termination of an
                                                 underlying trust fund may result in the receipt by
                                                 the holder of principal payments that could affect
                                                 the yield to maturity on its certificates by
                                                 shortening the weighted average life of its
                                                 certificates.

It may be difficult to
resell your certificates....................     [Underwriter] intends to make a secondary market in the classes of certificates actually purchased by it, but it has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Furthermore, the certificates are not listed, and the parties to the transaction do not intend to list the certificates on any stock exchange or to quote them in the automated quotation system of a registered securities association.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                                 The secondary markets for mortgage backed securities have
                                                 experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     There is a Glossary of Terms beginning on page S-54 where you will find definitions of the capitalized terms used in this prospectus supplement.


                                   Description of the Certificates

General

         The certificates will be issued pursuant to the trust agreement dated as of ________, 200_ between the depositor and the trustee and will represent the entire beneficial ownership interest in the trust. Set forth below is a description of the material terms and provisions pursuant to which the certificates will be issued. The following description is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement. When particular provisions or terms used in the trust agreement are referred to, the provisions or terms are as specified in the trust agreement.

         The assets of the trust will consist primarily of [___] previously issued mortgage pass-through certificates representing [___] ownership interests in [___]respective underlying trust funds. The certificates will consist of the Class [___] Certificates, the Class [___] Certificates, the Class [___] Certificates, and the Class [___] Certificate or residual certificate. The offered certificates are the Class [___] Certificates, the Class [___] Certificates, the Class [___] Certificates and the Class [___] Certificates. The offered certificates and the Class [___] Certificate are collectively referred to in this prospectus supplement as the certificates. Only the offered certificates are offered by this prospectus supplement and the accompanying prospectus.

         The Class [___] Certificate represents the trustee's fee and has an initial principal balance of $[___].

         The offered certificates (other than the Class [__] Certificate) will be issuable in denominations of not less than $[___] principal amount and in integral multiples of $[___] in excess thereof, with the exception of one certificate of each Class which may be issued in a lesser amount. The Class [___] Certificate will be issued in fully registered certificated form as a single certificate in a denomination of approximately $[___].

         The offered certificates (other than the Class [___] Certificate) initially will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates will hold them through The Depository Trust Company (DTC) in the United States, or Clearstream or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry certificates initially will be registered in the name of Cede & Co., as nominee of DTC.

Assignment of the Underlying Securities

         On the closing date, the depositor will deliver the underlying securities to the trustee. The underlying securities will be registered in the name of the trustee or its nominee, and all monthly distributions on each underlying remittance date for each underlying security will be made to the trustee. The underlying remittance date is the [ ] day of each month or, if the [ ] day is not a business day, the next business day.

Distributions - General

         Distributions on the offered certificates will be made by the trustee on each distribution date. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the record date, which is the last business day of the month preceding the month in which the distribution date occurs.

Deposits to the Certificate Account

         The trustee will establish and maintain a separate trust account called the certificate account for the benefit of the holders of the certificates. The certificate account will meet the criteria for an eligible account listed in the following paragraph. Upon receipt by the trustee of amounts in respect of the underlying securities, the trustee will deposit those amounts in the certificate account. Amounts so deposited may be invested in permitted investments (as described and defined in the trust agreement) maturing no later than one business day prior to the distribution date unless the permitted investments are invested in investments managed or advised by the trustee or one of its affiliates, in which case the permitted investments may mature on the related distribution date.

         An eligible account is one or more segregated accounts that are

         o maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated [__] by [___________] and [__] by [_____________] at the time any amounts are held on deposit;

         o the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by the FDIC), or are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each rating agency, the certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the permitted investments securing the funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

         o are maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

         o which are otherwise acceptable to each rating agency without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Permitted investments are specified in the trust agreement and are limited to investments which meet the criteria of the rating agencies named under "Ratings" from time to time as being consistent with their then current ratings of the certificates.

Withdrawals from the Certificate Account

         The trustee is permitted from time to time to withdraw funds from the certificate account for the following purposes:

         o to make payments to certificateholders in the amounts and in the manner as described under "--Allocation of Available Funds" below;

         o to reimburse the depositor for any expenses incurred by and reimbursable to the depositor pursuant to the trust agreement;

         o    to pay any taxes imposed on the trust; and

         o to clear and terminate the certificate account upon termination of the trust agreement.

Allocation of Available Funds

         On each distribution date, the trustee will withdraw the Available Funds from the certificate account and will distribute the Available Funds in the following order of priority:

         (i) to the holders of the classes of offered certificates and the Class [____] Certificate, pro rata, interest accrued on the their respective Certificate Principal Balances during the preceding Interest Accrual Period at their respective pass-through rates (less any Net Prepayment Interest Shortfalls allocated to those classes as provided below), together with any accrued and unpaid interest thereon from prior distribution dates; provided, however, that prior to the Class [____] Accretion Termination Date, the amount of interest accrued on the Certificate Principal Balances of the Class [____] Certificates during the preceding Interest Accrual Period will not be distributed as interest thereon but instead will be distributed in reduction of the Certificate Principal Balances of the Class [____] Certificates as set forth in clause (iv) below; and provided, further, that prior to the Class [____] Accretion Termination Date, the amount of interest accrued on the Certificate Principal Balances of the Class [____] Certificates during the preceding Interest Accrual Period will not be distributed as interest thereon but instead will be distributed in reduction of the Certificate Principal Balances of the Class [____] and Class [____] Certificates, in that order, as set forth in clause (v) below;

         (ii) as principal, to the holders of the Class [____] Certificate, the Class [____] Pro Rata Distribution Amount;

         (iii) as principal, to the holders of the Class [____]
Certificates, the Class [____] Priority Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero;

         (iv)  as principal, to the holders of the Class [____]
Certificates, the Class [____] Accrual Distribution Amount, until the Certificate Principal Balances of the Class [____] Certificates have been reduced to zero, and then to the holders of the Class [____] Certificates;

         (v)   as principal, sequentially, to the holders of the Class
[____] and Class [____] Certificates, in that order, the Class [____] Accrual Distribution Amount, until the respective Certificate Principal Balances thereof have been reduced to zero, and then to the holders of the Class [____] Certificates;

         (vi) as principal, to the holder of the Class [____] Certificate, until the Certificate Principal Balance thereof has been reduced to zero;

         (vii) as principal, to (A) the holders of the Class [____], Class [____] and Class [____] Certificates according to the priorities set forth in clause (x) below and (B) the holders of the Class [____] and Class [____] Certificates according to the priorities set forth in clause (y) below, as follows:

               (x) [____]% of the remaining amount (after giving effect to the distributions specified in clauses (i) through (vi) above):

                      first, to the holders of the Class [____]
               Certificates until the Certificate Principal Balances thereof are reduced to the Class [____] Planned Balance for that distribution date;

                      second, sequentially, to the holders of the Class
               [____] and Class [____] Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero; and

                      third, to the holders of the Class [____]
               Certificates, without regard to the Class [____] Planned Balance for that distribution date and until the Certificate Principal Balances thereof are reduced to zero; and

               (y) [____]% of the remaining amount (after giving effect to the distributions specified in clauses (i) through (vi) above), sequentially, to the holders of the Class [____] and Class [____] Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

         (viii) as principal, sequentially, to the holders of the Class [____], Class [____], Class [____] and Class [____] Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

         On each distribution date, any Net Prepayment Interest Shortfalls will be allocated, pro rata, to the certificates on the basis of their Certificate Principal Balances.

         On each distribution date preceding the Class [____] Accretion Termination Date, the Class [____] Accrual Distribution Amount will be added to the Certificate Principal Balances of the Class [____] Certificates on a pro rata basis. On each distribution date preceding the Class [____] Accretion Termination Date, the Class [____] Accrual Distribution Amount will be added to the Certificate Principal Balances of the Class [____] Certificates on a pro rata basis.

         In the event that on any underlying remittance date, the trustee shall not have received the cash distribution, if any, required to be made in respect of an underlying security, the trustee shall effect the distribution set forth above on the business day immediately following the date on which the cash distribution so required shall have been received by the trustee.

Allocation of Losses

         Losses allocated to any of the underlying securities will in turn be allocated to the classes of offered certificates, pro rata, based upon their respective Certificate Principal Balances.

Statements to Certificateholders

         Concurrently with each distribution on a distribution date, the trustee will forward to the holder of each certificate a statement generally setting forth the following information:

                  (i) the Available Funds, the Class [____] Accrual Distribution Amount, the Class [____] Accrual Distribution Amount and the Class [____] Priority Distribution Amount for that distribution date;

                  (ii) with respect to that distribution date, the aggregate amount of principal and interest, stated separately, distributed to holders of each class of certificates;

                  (iii) with respect to that distribution date, the amount of any interest shortfall (including any Net Prepayment Interest Shortfalls) for each class of certificates, together with the amount of any unpaid interest shortfall for that class immediately following that distribution date;

                  (iv) with respect to that distribution date and each class of certificates, the losses allocated to that class;

                  (v) the aggregate Certificate Principal Balance of each class of certificates, after giving effect to (a) distributions of principal of those certificates on that distribution date, (b) any losses allocated to those certificates and (c) in the case of the Class [____] Certificates, any addition to the aggregate Certificate Principal Balance of that class; and

                  (vi) any additional amount distributed to the holder of the residual certificate on that distribution date.

         In addition, the trustee upon written request will furnish to certificateholders copies of the statements received by the trustee for each underlying remittance date as the holder of the underlying securities on behalf of the trust.

         Within a reasonable period of time after the end of each calendar year, the trustee will prepare and deliver to each person who at any time during the previous calendar year was a certificateholder of record a statement containing the information required to satisfy any requirements of the Internal Revenue Code and related regulations as from time to time are in force.

Representations and Warranties

         The depositor will represent and warrant to the trustee as of the closing date that

         o the depositor was the sole owner of the underlying securities free and clear of any lien, pledge, charge or encumbrance of any kind;

         o the depositor had not assigned any interest in the underlying securities or any related distributions, except as contemplated in the trust agreement; and

         o the endorsements and other documents furnished to the trustee in connection with the underlying securities are sufficient to effect the transfer of the underlying securities to the trustee.

Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the certificateholders in any of the underlying securities, the depositor or the trustee shall give prompt written notice to the other and to the certificateholders. On or prior to the distribution date in __________ 200_, the depositor will be obligated to cure the breach in all material respects or, if the breach cannot be cured, repurchase each affected underlying security if so directed in writing by holders of the majority in interest of each class of offered certificates.

Termination of the Trust

         At its option, the depositor may purchase the underlying securities, in whole but not in part, on and after the distribution date on which the aggregate principal balance of the underlying securities is less than [____]% of their aggregate principal balance as of the cut-off date. The purchase price for each underlying security will be equal to the balance of the underlying security (after giving effect to all distributions on that distribution date). The obligations created by the trust agreement will terminate upon the payment to certificateholders of all amounts held by the trustee and required to be paid to them pursuant to the trust agreement after the final payment or other liquidation of the underlying securities, including any exercise of the optional purchase described above. In no event, however, will the trust continue beyond the date specified in the trust agreement. Written notice of termination of the trust agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency as specified in the notice of termination.

The Trustee

         ________________________ will act as trustee for the certificates pursuant to the trust agreement. The trustee's principal corporate trust offices are located at [_________________________________]. The trustee's fee is represented by the Class [____] Certificate.

Amendment of the Trust Agreement

         Without the consent of any of the certificateholders, the trust agreement may be amended by the depositor and the trustee

         o    to cure any error or ambiguity;

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

         o to permit any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the provisions of the trust agreement;

         o to comply with the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended;

         o to amend any of the exhibits to the trust agreement pursuant to the terms of the trust agreement; or

         o if the amendment is reasonably necessary, as evidenced by an opinion of counsel, to comply with any requirements imposed by the Internal Revenue Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the trust at least from the effective date of that amendment;

provided, however, that the amendment (except any amendment described in (the last bullet above) shall not, as evidenced by an opinion of counsel that shall not be an expense of the trustee, delivered to the trustee, adversely affect in any material respect the interests of any certificateholder; and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of any certificateholder of the offered certificates if the person requesting the amendment obtains letters from the rating agencies named under "Ratings" to the effect that the amendment would not result in a downgrade or withdrawal of the ratings then assigned to the offered certificates.

         The trust agreement may also be amended by the depositor and the trustee with the consent of the holders representing at least 51% of the ownership interest of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that no such amendment may

         o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any certificate without the consent of the holder of that certificate;

         o adversely affect in any material respect the interest of the holders of the certificates of any class in a manner other than as described in the immediately preceding bullet point above without the consent of the holders of certificates of that class representing not less than 66% of the ownership interest of that class; or

         o reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment without the consent of the holders of all certificates then outstanding.

In no event will the trustee consent to any amendment unless the trustee shall have obtained an opinion of counsel to the effect that the amendment will not cause the trust to fail to qualify as a REMIC at any time that certificates deemed to be "regular interests" are outstanding.

Voting Under the Underlying Agreements

         In the event that there are any matters arising under any of the underlying agreements governing the underlying trust funds which require the vote or direction of the holder of the related underlying security, the trustee, as holder of the underlying security on behalf of the trust, will vote the underlying security in accordance with instructions received from the holders of a Majority in Interest of each class of certificates. In the absence of any instructions, the trustee will not vote the underlying securities. However, notwithstanding the absence of instructions, in the event a required distribution pursuant to the applicable underlying agreement shall not have been made, the trustee shall, subject to the provisions of the trust agreement, pursue the remedies that may be available to it as holder of the underlying security in accordance with the terms of the applicable underlying agreement.

Book-Entry Registration and Definitive Certificates

         The offered certificates (other than the Class [____] Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership in the offered certificates will be deemed "certificate owners" and will hold their offered certificates through DTC [in the United States, or Clearstream Bank, societe anonyme, or Euroclear (in Europe)] if they are participants in [that] [those] system[s], or indirectly through organizations which are participants in [that] [those] system[s]. The book-entry certificates will be issued in the form of one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., as nominee of DTC. [Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, and

The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $50,000. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede, as nominee of DTC. Beneficial owners of certificates will not be "Certificateholders" as that term is used in the trust agreement. Beneficial owners of certificates are only permitted to exercise their rights indirectly through DTC participants.

         A beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC if the beneficial owner's financial intermediary is not a DTC participant [and on the records of Clearstream or Euroclear, as appropriate]).

         Beneficial owners will receive all distributions of principal of and interest on the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), DTC rules (consisting of the rules, regulations and procedures creating and affecting DTC and its operations) require that DTC

         o make book-entry transfers among participants on whose behalf it acts with respect to the offered certificates and

         o receive and transmit distributions of principal of, and interest on, the offered certificates.

Participants and indirect participants with which beneficial owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although beneficial owners of certificates will not possess physical certificates representing their respective interests in the offered certificates, DTC rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificateholders which are not DTC participants may transfer ownership of offered certificates only through participants and indirect participants by instructing participants and indirect participants to transfer offered certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective participants. Under DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         [Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC Certificates --Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.]

         Transfers between DTC participants will occur in accordance with DTC rules. [Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.]

         [Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.]

         DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to DTC rules as in effect from time to time.

         [Clearstream Banking, societe anonyme, is incorporated under Luxembourg law as a professional depository and provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities. Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream holds securities for its participating organizations, thereby eliminating the need for physical movement of certificates. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, whether directly or indirectly.]

         [Euroclear was created in 1968 to hold securities for Euroclear participants and to effect transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.]

         [Euroclear is operated by Euroclear Bank S.A./N.V., as sponsor of Euroclear under contract with Euroclear System Societe Cooperative, a Belgian cooperative corporation, which establishes policy for Euroclear on behalf of the Euroclear participants. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not with Euroclear Clearance Systems. The Euroclear operator is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.]

         [Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.]

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting these payment amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. [Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons" and "--Information Reporting and Backup Withholding" in the prospectus.] Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. [Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC.] DTC may take actions, at the direction of the related participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

         o DTC or [______________] advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and [________________] or the trustee is unable to locate a qualified successor;

         o [_________________], at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC; or

         o after the occurrence of an event of default, beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or any successor) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as "Certificateholders" under the trust agreement.

         Although DTC [, Clearstream and Euroclear] have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, [Clearstream and Euroclear,] they are under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.

         Neither the depositor nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

                   Description of the Underlying Securities

         All of the information contained herein with respect to the underlying securities is based solely on (i) information contained in the underlying agreements and (ii) information obtained from the monthly statements provided by the underlying trustees in connection with the __________ 200_ underlying remittance dates for the underlying securities. None of the depositor, the underwriter or the trustee has the ability independently to verify the accuracy of this information. Prospective investors are advised to consider the limited nature of the available information in evaluating the suitability of any investment in the offered certificates.

General

         The trust assets will consist primarily of the following:

         o approximately [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among [_______________], as depositor,
              [_______________], as seller and master servicer, and [_______________], as trustee;

         o approximately [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among [_______________], as depositor,
              [_______________], as seller and master servicer, and [_______________], as trustee; and

         o [____]% of the Series [____] underlying security, issued pursuant to a pooling and servicing agreement dated as of __________, 200_ among [_______________], as depositor, [_______________], as seller and master servicer, and [_______________], as trustee.

         Each of the [____] underlying securities evidences a senior interest in one of [____] underlying trust funds established pursuant to the related underlying agreement and was issued together with other [___] underlying senior interests, certain related underlying subordinate interests and certain residual interests. Each of the underlying trust funds consists primarily of the related underlying mortgage loans secured by first liens on one- to four-family residential properties. The mortgage pool principal balance of the underlying mortgage loans included in the three mortgage loan groups directly backing the underlying securities as of the underlying remittance date in __________ 200_ were approximately $[__________], $[__________] and
$[__________], respectively.

         The servicer is required to deposit, or cause to be deposited, in each underlying security Account on a daily basis the payments and collections on the underlying mortgage loans, except that the servicer will deduct its servicing fee and any expenses of liquidating defaulted underlying mortgage loans or the related REO property.

         The underlying subordinate interests are subordinate to the related underlying senior interests with respect to the right to receive distributions from the related underlying trust fund and, accordingly, no distributions will be made on the underlying subordinate interests with respect to any underlying trust fund on an underlying remittance date until all required distributions have been made on the related underlying senior interests for that date. In addition, all losses (other than Excess Losses) on the underlying mortgage loans included in any underlying trust fund will be borne first by the related underlying subordinate interests before being borne by the related underlying senior interests.

         Based solely on the monthly statements provided by the underlying trustees in connection with the __________ 200_ underlying remittance dates, which statements have not been independently verified for accuracy, the Series [____] underlying security, the Series [____] underlying security and the Series [____] underlying security had principal balances of approximately $[__________], $[__________] and $[__________], respectively, after giving effect to the distributions on that date, representing approximately [____]%, [____]% and [____]% of the related mortgage pool principal balances for the respective underlying trust funds.

Distributions on the Underlying Securities

         Distributions of principal and interest on the underlying securities will be made on each underlying remittance date.

         Scheduled principal received on the underlying mortgage loans held in each underlying trust fund will be passed through monthly on the underlying remittance date occurring in the month in which the related due date occurs. The due date is the [____] day of each calendar month, being the day of the month on which a payment of interest and principal is due for each underlying mortgage loan, exclusive of any days of grace. With respect to the underlying securities, principal prepayments received during the period from the [___] day of any month to the [___] day of that month will be passed through on the underlying remittance date occurring in the month following receipt.

         Interest received on each underlying mortgage loan will be passed through monthly on the underlying remittance date occurring in the month in which the due date occurs, at the pass-through rate for that underlying mortgage loan.

         On each underlying remittance date, there will be distributed from, and to the extent of, available funds for each of the applicable mortgage loan groups in the underlying trust funds, an amount up to the amount required to be paid in respect of the related underlying security.

         For a further description of the distribution of principal on the underlying securities, see "Description of the Certificates" in the excerpts from the underlying supplements attached hereto as Exhibit A.

Subordinated Interests

         The underlying securities, which represent senior interests in the underlying trust funds, evidence the right of the holders thereof to receive distributions on the related underlying mortgage loans before any distributions have been made to holders of the related underlying subordinate interests. This subordination is intended to enhance the likelihood of regular receipt by holders of the underlying senior interests of the full amount of monthly distributions due them and to protect holders of the underlying senior interests against losses and other cash flow shortfalls. If, on any underlying remittance date, holders of the underlying senior interests are paid less than the amount due to them on that date, the interest of the holders of the underlying senior interests in the related underlying trust funds will vary so as to preserve the entitlement of the underlying senior interests to unpaid principal of the underlying mortgage loans and interest thereon.

         If at any time the underlying subordinate interests with respect to any of the underlying trust funds have been extinguished, all future losses or shortfalls due to delinquent payments on the related underlying mortgage loans for which no advance is made by the servicer will be borne by the related underlying senior interests. Amounts actually paid at any time to the holder of the related underlying security will not be subsequently recoverable from that holder.

Allocation of Losses to the Underlying Securities

         Realized Losses on the underlying mortgage loans in the underlying trust funds (other than Excess Losses) will be allocated to the related underlying subordinate interests before they are allocated to the related underlying senior interests (including the underlying securities). If the aggregate principal balance of the underlying subordinate interests with respect to any underlying trust fund is reduced to zero, the amount of all such future losses on the underlying mortgage loans held in that underlying trust fund will be allocated to the related underlying senior interests (including the applicable underlying security), pro rata, based on their respective outstanding principal balances.

         Excess Losses on underlying mortgage loans and on mortgage loans in the other mortgage loan group held in the same underlying trust fund whose losses are covered by the same underlying subordinate interests will be allocated to all underlying senior interests relating to those mortgage loan groups, including the applicable underlying security.

Adjustment to the Servicing Fee in Each Underlying Trust Fund in Connection with Prepaid Underlying Mortgage Loans

         When a mortgagor makes a full or partial principal prepayment of an underlying mortgage loan between due dates, the mortgagor may be required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest, the related portion of the servicing fee owed to the servicer will be reduced to the extent necessary to include an amount in payments in respect of the related underlying security equal to a full month's interest payment at the underlying pass-through rate with respect to that prepaid underlying mortgage loan. In the event the aggregate amount of interest shortfalls exceeds the related portions of the servicing fee, then the amount of the excess will be allocated to the related underlying security, thereby reducing the interest distributable thereon on the related underlying remittance date.

Advances

         The servicer is obligated to make advances of cash each month for distribution on each of the underlying securities equal to the difference between the amount due on that underlying security and the amount in the related underlying security account to be distributed to them pursuant to the underlying agreement, but only to the extent the difference is attributable to delinquent monthly payments due during the immediately preceding due period. The servicer is not under any obligation to make an advance with respect to any underlying mortgage loan if the servicer determines, in its sole discretion, that the advance will not be recoverable from future payments and collections on that underlying mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on each of the underlying securities, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the servicer out of amounts received on the underlying mortgage loans.

Optional Termination of the Underlying Trust Funds

         The underlying depositor may, on any underlying remittance date, purchase from any of the underlying trust funds all mortgage loans (including the related underlying mortgage loans) in that underlying trust fund remaining outstanding if the aggregate unpaid principal balance of those mortgage loans is less than [____]% of the aggregate unpaid principal balance thereof as of the related cut-off date. The purchase price will be distributed on the related underlying security in the month following the month of that purchase.

         FOR ADDITIONAL INFORMATION ON THE UNDERLYING SECURITIES, INVESTORS SHOULD CAREFULLY REVIEW (I) THE EXCERPTS FROM THE UNDERLYING SUPPLEMENTS ATTACHED HERETO AS EXHIBIT A AND (II) THE UNDERLYING REMITTANCE DATE STATEMENTS, EXCERPTS OF WHICH ARE ATTACHED HERETO AS EXHIBIT B. INFORMATION REGARDING THE UNDERLYING SECURITIES, INCLUDING INFORMATION

REGARDING RELATED PAYMENT PRIORITIES AND ALLOCATION OF LOSSES, IS SET FORTH IN THE ATTACHED EXHIBITS. ANY INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING APPENDIX I AND THE EXHIBITS HERETO) WITH RESPECT TO THE UNDERLYING SECURITIES OR THE UNDERLYING MORTGAGE LOANS HAS BEEN OBTAINED BY THE DEPOSITOR FROM THE UNDERLYING SUPPLEMENTS OR UNDERLYING REMITTANCE DATE STATEMENTS PROVIDED BY THE UNDERLYING TRUSTEES OR THE SERVICER, AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE. THE UNDERLYING SUPPLEMENTS AND ALL OTHER OFFERING MATERIALS DESCRIBED ABOVE FOR THE UNDERLYING SECURITIES WERE PREPARED BY THE UNDERLYING DEPOSITOR. NONE OF THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE HAS THE ABILITY INDEPENDENTLY TO VERIFY THE ACCURACY OF THE INFORMATION IN THE UNDERLYING SUPPLEMENTS, THE UNDERLYING REMITTANCE DATE STATEMENTS OR OTHER RELATED MATERIALS.

                 DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

         ALL OF THE INFORMATION CONTAINED HEREIN WITH RESPECT TO THE UNDERLYING MORTGAGE LOANS IS BASED SOLELY ON (I) INFORMATION CONTAINED IN THE RELATED UNDERLYING SUPPLEMENTS AND (II) INFORMATION OBTAINED FROM THE UNDERLYING TRUSTEES IN CONNECTION WITH THE UNDERLYING REMITTANCE DATE STATEMENTS. NONE OF THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE HAS THE ABILITY INDEPENDENTLY TO VERIFY THE ACCURACY OF THIS INFORMATION. PROSPECTIVE INVESTORS ARE ADVISED TO CONSIDER THE LIMITED NATURE OF THE AVAILABLE INFORMATION WHEN EVALUATING THE SUITABILITY OF ANY INVESTMENT IN THE OFFERED CERTIFICATES.

         Origination and Underwriting. Each underlying mortgage loan was originated with credit, appraisal and underwriting guidelines applied by [__________] to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral in accordance with applicable federal and state laws and regulations. Certain of the underlying mortgage loans have been originated under "reduced documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for the underlying mortgage loans may have been based primarily on an appraisal of the underlying mortgaged property and the loan-to-value ratio at origination. For a complete description of the underwriting policies applied to the underlying mortgage loans, see "The Mortgage Pool -- Underwriting Standards" in the excerpts from the underlying supplements attached hereto as Exhibit A.

         Selected Underlying Mortgage Loan Data. The tables on pages I-[__] through I-[__] summarize certain characteristics of the underlying mortgage loans included in each underlying trust fund as the underlying mortgage loans were constituted as of __________, 200_. It is expected that the information set forth herein will be representative of the characteristics of the underlying mortgage loans as of the date hereof, although prior to issuance of the offered certificates, certain of the underlying mortgage loans may be (or may have been) prepaid in full or in part or may be repurchased as described herein.

         Servicing of the Underlying Mortgage Loans. The servicer acts as servicer and provides customary servicing functions with respect to the underlying mortgage loans. The servicer is entitled to a servicing fee for its servicing activities.

         The following tables set forth certain delinquency information with respect to the underlying mortgage loans with respect to each of the underlying trust funds, substantially all of which has been obtained from the monthly statements provided by the underlying trustees in connection with the __________, 200_ underlying remittance date for the underlying securities.

         The delinquency, foreclosure and REO percentages given in the following tables are percentages of the related aggregate mortgage pool principal balance as of _____, 200__, and the cumulative losses percentage is the percentage of the related aggregate mortgage pool principal balance as of the related original issue date of the underlying security.

         The information contained in the following tables may not be indicative of future delinquent payment rates of the underlying mortgage loans or reductions in the principal balances of the underlying securities.


    Underlying Mortgage Loan Delinquency Information as of __________, 200_
               Relating to the Series [____] Underlying Security



  Mortgage Pool    Mortgage Pool
    Principal        Principal               30 - 59                 60 - 89
  Balance as of    Balance as of              Days                     Days                  90 + Days                    In
 Original Issue    __________,              Delinquent               Delinquent              Delinquent               Foreclosure
      Date            200           #        Balance      %     #   Balance(1)     %     #    Balance      %     #    Balance(1)
      ----            ---          ---      -----------  ---   ---  ------------  ---   ---  -----------  ---   ---   -------------
  $[__________]    $[__________]   [_]      $[____]      [__]% [_]   $[____]     [__]%  [_]   $[____]    [__]%  [_]     $[___]






                                          Cumulative         Cumulative
  %      #      R.E.O. Balance      %       Losses          Losses %
-----   ---     ---------------    ---   ------------     --------------
 [_]%   [__]%       $[____]        [__]%    $[____]        [__]%





    Underlying Mortgage Loan Delinquency Information as of __________, 200_
               Relating to the Series [____] Underlying Security




  Mortgage Pool    Mortgage Pool
    Principal        Principal           31 - 60                  61- 90
  Balance as of      Balance               Days                     Days                    91 + Days                    In
 Original Issue    as of ________,       Delinquent               Delinquent                 Delinquent               Foreclosure
      Date              200         #     Balance      %      #    Balance        %     #      Balance      %     #     Balance
      ----              ----       ---  ------------  ---    ---  -----------   ----   ---  ------------  ----  ----  -------------
 $[_________]     $[____________]  [_]   $[___]       [__]%  [_]  $[________]   [__]%  [_]   $[___]        [__]% [_]  $[________]




                R.E.O.            Cumulative  Cumulative
  %       #     Balance     %       Losses     Losses %
 --     ---    --------    ---   -----------  -----------

[__]%   [_]    $[___]      [__]%     $[___]       [__]%




   Underlying Mortgage Loan Delinquency Information as of ___________, 200_
               Relating to the Series [____] Underlying Security

  Mortgage Pool    Mortgage Pool
    Principal        Principal           31 - 60                 61 - 90
  Balance as of    Balance as of          Days                     Days                  91 + Days                   In
 Original Issue    __________,          Delinquent               Delinquent              Delinquent               Foreclosure
      Date             200          #    Balance      %     #    Balance       %     #    Balance      %     #      Balance
      ----             ---         --   ----------   ---   ---   -----------  ----   ---  -----------  --   ---   ------------

  $[_________]    $[__________]   [_]   $[___]       [ _]% [_]   $[___]       [__]%  [_]   $[___]     [__]%  [_]   $[___]


                                         Cumulative    Cumulative
 %      #    R.E.O. Balance      %       Losses         Losses %
---    ----  ---------------   ------    -----------   ------------
[__]%  [_]     $[___]           [__]%     $[___]        [__]%


                                 The Depositor

         The depositor, [Greenwich Capital Acceptance, Inc.], is a Delaware corporation organized on [April 23, 1987] for the limited purpose of acquiring, owning and transferring certain mortgage-related assets and selling interests therein or bonds secured thereby. It is an indirect, limited purpose finance subsidiary of Royal Bank of Scotland Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the depositor nor any of its affiliates will insure or guarantee distributions on the certificates.

                 Yield, Prepayment and Maturity Considerations

Yield Considerations

         If the purchaser of an offered certificate offered at a discount calculates the anticipated yield to maturity of that offered certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans and, in turn, on the underlying securities, the actual yield to maturity will be lower than that so calculated. If the purchaser of an offered certificate offered at a premium calculates the anticipated yield to maturity of that offered certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans and, in turn, on the underlying securities, the actual yield to maturity will be lower than that so calculated.

         The yield to maturity of the offered certificates and the aggregate amount of distributions on the offered certificates will be related to the timing and amount of principal distributions on the underlying securities, which will be related to the rate of payment of principal (including prepayments) on the underlying mortgage loans and the allocation of principal payments in accordance with the priorities discussed in the excerpts from the underlying supplements contained in Exhibit A hereto. The rate of principal payments on the underlying mortgage loans will be affected by the amortization schedules of the underlying mortgage loans and by the timing and amount of principal prepayments thereon (for this purpose, the term "prepayment" also includes payments resulting from refinancings and liquidations of the underlying mortgage loans due to defaults, casualties, condemnations and purchases of the underlying mortgage loans).

         The model used in this prospectus supplement is the "PSA," which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the underlying mortgage loans. A [____]% PSA assumes constant prepayment rates of [____]% per annum of the then outstanding principal balance of the underlying mortgage loans in the first month of the life of the mortgage loans and an additional [____]% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the underlying mortgage loans, [____]% PSA assumes a constant prepayment rate of [____]% per annum each month. As used in the table below, [____]% PSA assumes prepayment rates equal to [____]% of the [____]% PSA i.e., no prepayments. Correspondingly, [____]% PSA assumes prepayment rates equal to [____]% of the [____]% PSA, and so forth.

         The decrement tables included in this prospectus supplement indicate the weighted average lives of the offered certificates and set forth the percentage of the original principal amount of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of PSA assuming that there is no optional termination of any of the underlying trust funds. See "Yield and Prepayment Considerations" in the prospectus.

         Variations in actual prepayment experience (including prepayments resulting from defaults) for the underlying mortgage loans will increase or decrease the percentages of principal amounts (and weighted average lives) shown in the decrement tables. There is no assurance that payments of the underlying mortgage loans will conform to any of the percentages of PSA described in the decrement tables. Among other things, the decrement tables assume that the underlying mortgage loans prepay at the indicated constant rates, notwithstanding the fact that the underlying mortgage loans may vary substantially as to geography, interest rate and remaining terms.

Factors Affecting Prepayments on the Underlying Mortgage Loans

         [____] of the underlying mortgage loans in the underlying trust funds are fixed rate mortgage loans. The rate of payments (including prepayments) on pools of mortgage loans are influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing mortgage rates fall significantly below the then current fixed rate on the underlying mortgage loans, the rate of prepayment resulting from refinancing would be expected to increase, particularly because the availability of fixed or adjustable rate mortgage loans at competitive interest rates may encourage borrowers to prepay their underlying mortgage loans. Conversely, if prevailing mortgage rates rise significantly above the then current fixed rates on the underlying mortgage loans, the rate of prepayments on the underlying mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged premises and servicing decisions. The underlying mortgage loans may be prepaid at any time by borrowers. Investors are cautioned that past prepayment rates are unlikely to be indicative of future prepayment rates. No assurance can be given as to the rate of principal payments or prepayments on the underlying mortgage loans and, consequently, on the offered certificates.

         Substantially all of the underlying mortgage loans contain "due-on-sale" clauses. However, the servicer may choose not to accelerate an underlying mortgage loan upon conveyance of the related mortgaged premises if the servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. The weighted average lives of the offered certificates will be decreased to the extent that the sale of mortgaged premises securing the underlying mortgage loans will result in the prepayment of those loans.

Early Termination of the Underlying Trust Funds

         As noted in "Description of the Underlying Securities--Optional Termination of the Underlying Trust Funds" in this prospectus supplement, the underlying depositor with respect to each underlying trust fund may redeem the related underlying security on or after any underlying remittance date on which, after taking into account payments of principal and allocations of Realized Losses, if any, to be made on that date, the aggregate outstanding principal amount of all mortgage loans held in the related underlying trust fund (including the related underlying mortgage loans) is less than [____]% of their aggregate principal amount as of the cut-off date for that underlying trust fund. In that event, the related underlying trust fund may be terminated. The termination of any underlying trust fund will result in the receipt by holders of the applicable class or classes of offered certificates of principal payments that could affect the yields to maturity on those certificates and will have the effect of shortening the weighted average life or lives of those certificates.

Weighted Average Lives of the Certificates

         Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of offered certificates will be influenced by

         o the rate at which principal of the underlying mortgage loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes payments resulting from refinancings, liquidations of the underlying mortgage loans due to defaults, casualties, indemnifications and purchases by or on behalf of the servicer),

         o optional termination with respect to any of the underlying trust funds, and

         o any required repurchase by an underlying depositor of any of the underlying securities as a result of a breach of certain representations and warranties made by the underlying depositor.

Assumed Final Distribution Dates

         The assumed final distribution date for each class of certificates (other than the Class [____] Certificates and Class [____] Certificates) is __________, 20__, which is the distribution date immediately following the latest scheduled maturity date for any underlying mortgage loan. The assumed final distribution dates for the Class [____] Certificates and Class [____] Certificates are __________, 20__ and __________, 20__, respectively. The assumed final distribution dates for the Class [____] Certificates and Class [____] Certificates were calculated based on the structuring assumptions contained in "--Modeling Assumptions" below and assuming a prepayment speed on the underlying mortgage loans of [____]% PSA. No event of default, change in the priorities for distribution among the various Classes or other provisions under the trust agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Modeling Assumptions

         The decrement tables in this prospectus supplement have been prepared on the basis of, among other things, the following modeling assumptions:

                  (i) all scheduled payments on the underlying mortgage loans are timely received on the first day of each month, commencing in __________, 200_;

                  (ii) the underlying mortgage loans will prepay monthly at the specified percentages of PSA;

                  (iii) all principal prepayments constitute prepayments in full of the underlying mortgage loans, are received on the last day of each month, commencing in __________, 200_, and include 30 days' interest thereon;

                  (iv) there are no defaults, losses or interest shortfalls on the underlying mortgage loans prior to or after the closing date;

                  (v) the closing date is __________, 200_, and cash distributions are received by the certificateholders on the [____] day of each month, commencing in __________, 200_ (distributions will not include any distributions received on the underlying securities on or before the __________, 200_ underlying remittance date);

                  (vi) the underlying mortgage loans have been amortized using the respective scheduled payments, outstanding principal balances (prior to giving effect to prepayments received during the related prepayment period) and interest rates;

                 (vii) no optional termination of the trust or the underlying trust funds occurs;

                  (viii) the classes of offered certificates have the initial principal amounts specified on the cover page of this prospectus supplement;

                  (ix) the outstanding principal amount of the underlying senior interests and the underlying subordinate interests are as set forth in the __________, 200_ underlying remittance date monthly statements;

                  (x) for each underlying trust fund and related underlying security, the related underlying senior interests were aggregated as one security, and the related underlying subordinate interests were aggregated as one security calculated as the difference between (a) the related mortgage pool principal balance as of the underlying remittance date in __________, 200_ and (b) the aggregate of the related underlying senior interests;

                  (xi) the aggregate underlying senior interests and aggregate underlying subordinate interests described in clause (x) above are as follows:

                       (a)  [__________] Trust Series [____]: $[____] and
                            $[____];

                       (b)  [__________] Trust Series [____]: $[____] and
                            $[____]; and

                       (c)  [__________] Trust Series [____]: $[____] and
                            $[____];

                  (xii) each underlying trust fund included only the mortgage loan groups relating to the applicable underlying mortgage loans, and any additional mortgage loan groups held in that underlying trust fund were disregarded;

                  (xiii) for purposes of determining the amount of cash from the underlying securities that will be allocated to the certificates, the following percentages were used:

                       (a)  Series [____] underlying security:  [____]%;

                       (b)  Series [____] underlying security:  [____]%; and

                       (c)  Series [____] underlying security:  [____]%;

                  (xiv) except with respect to the modeling assumptions set forth in clauses (x) - (xii) above, payments of principal with respect to the underlying trust funds are made in accordance with the methodologies and priorities set forth in the underlying supplements; and

                  (xv) the underlying mortgage loans held in the specified underlying trust funds have the following characteristics:




--------------------- ----------------------- --------------- ----------------- ------------------- --------------------
                       Principal Balance of
  Underlying Trust     Underlying Mortgage                                        Remaining Term
       Funds                Loans ($)         Gross Rate (%)    Net Rate (%)         (months)        Loan Age (months)
--------------------- ----------------------- --------------- ----------------- ------------------- --------------------
[____] Trust
Series [____]          [__________]           [_____]            [_____]            [_____]              [_____]
--------------------- ----------------------- --------------- ----------------- ------------------- --------------------
[____] Trust
Series[____]           [__________]           [_____]            [_____]            [_____]              [_____]
--------------------- ----------------------- --------------- ----------------- ------------------- --------------------
[____] Trust
Series [____]          [__________]           [_____]            [_____]            [_____]              [_____]
--------------------- ----------------------- --------------- ----------------- ------------------- --------------------

         In the table that appears below, all percentages have been rounded to the nearest whole percentage. The weighted average lives have been determined by

         o multiplying the assumed net reduction, if any, in the principal amount on each distribution date by the number of years from the closing date to the related distribution date,

         o    summing the results, and

         o dividing the sum by the aggregate amount of the assumed net reductions in principal amount.


      Percent of Initial Certificate Principal Balance Outstanding of the
         Class [____] Certificates at the Following Percentages of PSA


Distribution Date                                0%       100%       175%        200%       225%       300%       400%
-----------------                               ---       ----       ----        ----       ----       ----       ----
Initial Percent                                100        100        100         100        100        100        100
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]



                                     S-42

Distribution Date                                0%       100%       175%        200%       225%       300%       400%
-----------------                               ---       ----       ----        ----       ----       ----       ----

Initial Percent                                100        100        100         100        100        100        100
__________ 20__                               [___]      [___]      [___]       [___]      [___]      [___]      [___]
Weighted Average Life in Years                [___]      [___]      [___]       [___]      [___]      [___]      [___]

                                Use of Proceeds

         The depositor will apply the proceeds of the sale of the offered certificates towards the purchase price of the underlying securities, the payment of expenses related to that purchase and other corporate purposes.

                   Material Federal Income Tax Consequences

         Assuming compliance with all provisions of the trust agreement, in the opinion of [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood], counsel to the depositor, the trust will be characterized as a REMIC within the meaning of section 860D of the Code of 1986, as amended.

         The Class [____], Class [____] and Class [____] Certificates will represent "regular interests" in the REMIC and the Class [____] Certificate will constitute the sole class of "residual interests" in the REMIC. As REMIC regular interests, those certificates will generally be treated as debt for federal income tax purposes. Certificateholders will be required to include in income, all interest and original issue discount on those certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

Special Tax Attributes of the Offered Certificates

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates (other than the Class [____] Certificate) will represent qualifying assets under Section 856(c)(4)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to those Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust are assets described in those sections. The offered certificates (other than the Class [____] Certificate) will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Original Issue Discount

         The offered certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the depositor intends to assume that there will be prepayments on the underlying mortgage loans at a rate equal to [____]% PSA. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The offered certificates may be treated as being issued at a premium. In that case, the certificateholders may elect under section 171 of the Code to amortize the premium under the constant interest method and to treat the amortizable premium as an offset to interest income on the certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the certificateholder will be permitted to offset those amounts only against the future income, if any, from that certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that the certificateholder's remaining basis in that certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further principal prepayments of the underlying mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of an underlying mortgage loan, the receipt of income from a source other than an underlying mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the underlying mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a contributions tax on the trust fund equal to 100% of the value of the contributed property. The trust will not accept contributions that would subject it to that tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. The term "net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the trust will recognize net income from foreclosure property subject to federal income tax.

         In the event that any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax is imposed on the trust, the tax will be paid with amounts otherwise distributable to the certificateholderss. Pursuant to the trust agreement, the holder of the Class [____] Certificate, as "tax matters" person, is obligated to indemnify the trust for the amount of any taxes. There can be no assurance that the holder of the Class [____] Certificate will have sufficient resources to pay that indemnity to the trust. It is not anticipated that any material state or local income or franchise tax will be imposed on the trust.

The Residual Certificate

         The holder of the Class [____] Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of that holder may exceed cash distributions to that holder during certain periods. All or a portion of the taxable income from the Class [____] Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

         Also, purchasers of the Class [____] Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the prospectus. Specifically, prospective holders of the Class [____] Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class [____] Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. Final Treasury Regulations issued on July 18, 2002 modify the safe harbor which, if satisfied, provides that transfers of non-economic residual interest are not disregarded for federal income tax purposes. See "Material Federal Income Tax Considerations--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Material Federal Income Tax Considerations--REMIC Certificates--Prohibited Transactions and Other taxes" and "--REMIC Certificates-- Regular Certificates--Treatment of Realized Losses" in the prospectus.

         FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--REMIC CERTIFICATES" IN THE PROSPECTUS.

                             ERISA Considerations

         The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes requirements on certain employee benefit plans subject to ERISA (and the Code imposes requirements on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested) and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans or arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

         The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (PTE) 90-59, as amended by PTE 97-34 and by PTE 2000-58, which exempts from the application of the prohibited transaction rules transactions relating to

         o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

         o the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

         Among the conditions that must be satisfied for the exemption to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, except when the trust holds certain types of assets;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (four, if the trust holds certain types of assets) highest generic rating categories from a rating agency, such as Standard & Poor's, Moody's or Fitch Ratings, Inc.;

         (4) the trustee must not be an affiliate of any other member of the "Restricted Group" (as defined below);

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

         (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions to ensure that the issuer's assets may not be received by creditors of the sponsor in the event of the bankruptcy or insolvency of the sponsor.

         The trust fund must also meet the following requirements:

         o the investment pool must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan's acquisition of certificates; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the "Restricted Group" consisting of the underwriter, the trustee, the master servicer, any obligor with respect to Mortgage Loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, [any insurers of the trust fund or counterparties to an eligible swap included in the trust fund,] or any affiliate of these parties.

         Assuming the accuracy of certain statements in the underlying supplements, it is expected that the exemption will apply to the acquisition and holding by Plans of the offered certificates [other than the Class ___ Certificates] and that all conditions of the exemption other than those within the control of the investors will be met.

         The rating of a security may change. If the rating of a security declines below BBB- or Baa3, the security will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permissible rating would not be required by the exemption to dispose of it).

         BECAUSE THE CHARACTERISTICS OF THE CLASS [___________] CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION
(PTCE) 83-1 DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THE PROSPECTUS, THE PURCHASE AND HOLDING OF CLASS [____________] CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, ACQUISITIONS AND TRANSFERS OF THE CLASS [_____________] CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF SUCH CERTIFICATE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PTCE 95-60) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON

BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

         THE FIRST REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE ACQUIROR OR TRANSFEREE'S ACCEPTANCE OF A CLASS [__________] CERTIFICATE THAT IS IN BOOK-ENTRY FORM. IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption described above, and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Investment Considerations

         Assuming the accuracy of certain representations contained in the underlying agreements (which information is not subject to independent certification) and on the basis of certain assumptions derived from statements included in the underlying supplements, the offered certificates will constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment Considerations" in the prospectus.

                            Method of Distribution

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and the underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

         Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                 Legal Matters

         Certain legal matters in connection with the issuance of the offered certificates will be passed upon for the depositor and the underwriter by [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood], New York, New York.

                                    Ratings

         It is a condition to the issuance of the offered certificates that they be rated "[____]" by [__________] and "[______]" by [_________].

         The ratings assigned by the rating agencies named above to mortgage pass-through certificates address the likelihood of the receipt of all distributions by the related certificateholders under the agreements pursuant to which the certificates are issued. The ratings by the rating agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings by the rating agencies on the certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

         The depositor has not engaged any rating agency other than the rating agencies to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by the other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the rating agencies. The rating on the Class [____] Certificate only addresses the return of its Certificate Principal Balance and interest thereon at the related pass-through rate.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

                              Glossary of Terms

         "Available Funds" means, with respect to each distribution date, an amount equal to (a) the amount received by the trustee on and prior to that distribution date as a distribution on the underlying security, reduced by (b) the sum of any expenses reimbursable to the depositor and any taxes imposed upon the trust.

         "Basic Principal Distribution Amount" means, for any distribution date, the portion of Available Funds attributable to principal received with respect to the underlying mortgage loans.

         "Certificate Principal Balance" means, with respect to any certificate and any date of determination, the initial principal balance of that certificate less all distributions made in respect of principal of that certificate on all distribution dates preceding that date of determination and further reduced by all losses allocated to that certificate on any such distribution date.

         "Class [____] Accretion Termination Date" means the distribution date following the distribution date on which the Certificate Principal Balances of the Class [__] Certificates are reduced to zero.

         "Class [____] Accrual Distribution Amount" equals, for any distribution date, the current interest allocated but not distributed with respect to the Class [____] Certificates on that distribution date in accordance with clause (i) of "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

         "Class [____] Pro Rata Distribution Amount" means, for any distribution date, the product of (a) the Class [____] Pro Rata Percentage and
(b) the Scheduled Principal Distribution Amount.

         "Class [____] Pro Rata Percentage" equals, for any distribution date, a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of the Class [__] Certificates on that distribution date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of certificates on that distribution date.

         "Class [____] Prepayment Distribution Amount" means, for any distribution date, the product of (a) the Principal Prepayment Distribution Amount, (b) the Class [____] Pro Rata Percentage and (c) the Shift Percentage.

         "Class [____] Priority Distribution Amount" means, for any distribution date, the sum of (i) the Class [____] Pro Rata Distribution Amount and (ii) the Class [____] Prepayment Distribution Amount.

         "Class [____] Accretion Termination Date" means the distribution date following the distribution date on which the Certificate Principal Balances of the Class [__] Certificates are reduced to zero.

         "Class [____] Accrual Distribution Amount" equals, for any distribution date, the current interest allocated but not distributed with respect to the Class [____] Certificates on that distribution date in accordance with clause (i) of "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

         "Class [____] Planned Balance" means, for any distribution date, the balance set forth in Appendix II attached hereto.

         "Class [____] Pro Rata Distribution Amount" means, for any distribution date, the product of (a) the Class [____] Pro Rata Percentage and
(b) the Basic Principal Distribution Amount.

         "Class [____] Pro Rata Percentage" equals, for any distribution date, a fraction, the numerator of which is the Certificate Principal Balance of the Class [____] Certificate on that distribution date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates on that distribution date.

         "Excess Losses" means Realized Losses on mortgage loans in the underlying trust funds (including the underlying mortgage loans) that exceed the applicable coverage amounts for special hazard losses, fraud losses and bankruptcy losses."

         "Net Prepayment Interest Shortfall" means the amount of any interest reduction with respect to any underlying security on any underlying remittance date as described in this prospectus supplement under "Description of the underlying securities - Adjustment to the Servicing Fee in each underlying trust fund in Connection with Prepaid underlying mortgage loans."

         "Principal Prepayment Distribution Amount" means, with respect to any distribution date, the portion of Available Funds attributable to unscheduled principal received with respect to the underlying mortgage loans.

         "Scheduled Principal Distribution Amount" means, with respect to any distribution date, the portion of Available Funds attributable to scheduled principal received with respect to the underlying mortgage loans.

         "Shift Percentage" for any distribution date will be the percentage indicated below:

                  Distribution Date occurring in              Shift Percentage
                  ------------------------------              ----------------

                  _____ 200_ through _____ 200_               [____]%

                  _____ 200_ through _____ 200_               [____]%

                  _____ 200_ through _____ 200_               [____]%

                  _____ 200_ through _____ 200_               [____]%

                  _____ 200_ through _____ 200_               [____]%

                  _____ 200_ and thereafter                   [____]%


                                  Appendix I

             Characteristics of the Underlying Mortgage Loans for
                       [__________] Trust Series [____]


                          Current Principal Balances

                                                                                          Percentage of
                                      Number of Mortgage        Aggregate Unpaid          Aggregate Unpaid
  Range of Principal Balances ($)           Loans           Principal Balance ($)     Principal Balance (%)
  -------------------------------    --------------------   ----------------------    ----------------------







                                      --------------------   ----------------------    ----------------------
             TOTAL                                           $                                    %
                                      ====================   =======================   ======================







                                          Mortgage Interest Rates

                                                                                          Percentage of
 Range of Mortgage Interest Rates     Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
                (%)                         Loans            Principal Balance ($)    Principal Balance (%)
 --------------------------------     -------------------    ----------------------   ---------------------






                                      --------------------   ----------------------    ----------------------
             TOTAL                                           $                                    %
                                      ====================   =======================   =======================




         Due to rounding, certain percentages may not add up to 100.00%.



                               Geographic Distribution of Mortgaged Properties

                                                                                           Percentage of
                                      Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
               State                        Loans            Principal Balance ($)     Principal Balance (%)
   -------------------------------   --------------------    ----------------------    ---------------------





















                                     --------------------    ----------------------    ---------------------
             TOTAL                                           $                                  %
                                     ====================    ======================    =====================

     No more than approximately [____]% of the related underlying mortgage loans are secured by mortgaged properties located in any one postal ZIP code.



                                               Loan Purpose

                                                                                         Percentage of
                                     Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
            Loan Purpose                     Loans           Principal Balance ($)    Principal Balance (%)
      --------------------------     -------------------     ----------------------   ---------------------
      Rate/Term Refinance
      Purchase
      Cash Out Refinance             --------------------    ----------------------   ---------------------
             TOTAL                                           $                                    %
                                     =====================   ======================   =====================



                                       Types of Mortgaged Properties

                                                                                         Percentage of
                                                                                       Aggregate Unpaid
                                     Number of Mortgage        Aggregate Unpaid        Principal Balance
               Type                         Loans           Principal Balance ($)             (%)
      -----------------------------  -------------------    ----------------------     -------------------

      [____] Units
      Condominium
      PUD
      Single Family Detached         -------------------    ----------------------     -------------------
             TOTAL                                          $                                   %
                                     ===================    ======================     ====================



                                              Occupancy Status

                                                                                         Percentage of
                                          Number of            Aggregate Unpaid         Aggregate Unpaid
             Occupancy                  Mortgage Loans      Principal Balance ($)    Principal Balance (%)
      -----------------------------   -------------------   ----------------------   ----------------------
      Investor
      Primary
      Second Home                     -------------------   ----------------------   ----------------------
           TOTAL                                             $                                  %
                                      ===================   ======================   ======================



                                        Remaining Terms to Maturity

                                                                                         Percentage of
                                     Number of Mortgage       Aggregate Unpaid          Aggregate Unpaid
      Remaining Term (Months)               Loans           Principal Balance ($)    Principal Balance (%)
      ------------------------------ ---------------------  ----------------------  -----------------------




                                     -------------------    ----------------------   ----------------------
              TOTAL                                            $                         %
                                     ===================    ======================   ======================


                                  Appendix II

                       Planned Principal Balance Tables


Distribution Date                                                                          Principal Balance
-----------------                                                                          -----------------

__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]



                                     II-1

Distribution Date                                                                          Principal Balance
-----------------                                                                          -----------------

__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]
__________, 20__..............................................................                 [__________]


                                   Exhibit A


         The information about the underlying securities and the underlying mortgage loans contained in this Exhibit A has been obtained from the underlying supplements, which were prepared in connection with the public offerings of the underlying securities. Such information has not been independently represented to the trust as being accurate and complete. Additionally the underlying supplements contain information only as of the respective dates of such documents. You should be aware, however, that material changes may have occurred since the preparation of the underlying supplements and the composition of the related mortgage pools may have changed significantly. There may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the underlying securities.

         All capitalized terms contained in the following excerpts that are not defined therein have the meanings solely as specified in the underlying supplements.

              Excerpts From The Underlying Supplement Relating To
                       [__________] Trust Series [____]

                               The Mortgage Pool

General







Underwriting Standards





Voting Rights




                        Description of the Certificates

General

    Exhibit A - Excerpts from Underlying Supplement Relating to [ ] Trust
    ---------------------------------------------------------------------
                             Series [ ] (cont'd)
                             -------------------


Distributions



Priority of Distributions Among Certificates







Distributions of Interest







Distributions of Principal







Allocation of Losses



                                   Exhibit B                     distribution date: [_________]


                       REMITTANCE DATE STATEMENT FOR THE
                       [__________] TRUST SERIES [____]
                      __________, 200_ Distribution Date



                            [_______________] Trust
                 [_______________] Certificates, Series [____]


                Certificateholder Monthly Distribution Summary




-----------------------------------------------------------------------------------------------------------------------------------
                         Certificate           Pass                                               Current               Cumulative
                Class       Rate   Beginning  Through    Principal    Interest     Total         Realized   Ending      Realized
Class  Cusip  Description   Type   Balance    Rate (%)  Distribution Distribution Distribution   Losses     Balance     Losses
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------




                                                                                                     distribution date:  [_______]








                            [_______________] Trust
                   [__________] Certificates, Series [____]


                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
               Original     Beginning    Scheduled                Unscheduled                                 Ending       Ending
               Certificate  Certificate  Principal     Accretion  Principal   Net Principal      Current     Certificate Certificate
Class   Cusip  Balance      Balance      Distribution  Principal  Adjustments Distribution   Realized Losses   Balance      Factor
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                                     distribution date:  [_____]








                            [_______________] Trust
                   [__________] Certificates, Series [____]


                         Interest Distribution Detail


-----------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass      Accrued    Cumulative             Total                         Unscheduled
             Certificate     Through    Optimal    Unpaid     Deferred   Interest     Net Prepayment      Interest        Interest
Class         Balance        Rate (%)   Interest   Interest   Interest     Due         Int Shortfall     Adjustment         Paid
-----------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------






                                                                                                      distribution date:  [______]





                            [_______________] Trust
                   [__________] Certificates, Series [____]


                Current Payment Information Factors per $1,000


-----------------------------------------------------------------------------------------------------------------------------------
                                  Original                                                                                  Pass
                                Certificate     Beginning Cert.       Principal         Interest         Ending Cert.      Through
 Class            Cusip           Balance       Notional Balance     Distribution     Distribution     Notional Balance   Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------ ---------------------------------------------------
                      RECONCILIATION REPORT
------------------------------------------------------------------ ---------------------------------------------------
                                                                   ISSUE DATE:
------------------------------------------------------------------ ---------------------------------------------------
[_______________] Trust Series [_____]                             DISTRIBUTION DATE:
------------------------------------------------------------------ ---------------------------------------------------
[_______________] Certificates, Series [_____]                     DETERMINATION DATE:
------------------------------------------------------------------ ---------------------------------------------------
                                                                   RUN DATE:
------------------------------------------------------------------ ---------------------------------------------------
------------------------------------------------------------------ ---------------------------------------------------


         Pool Level Data
         Distribution Date
         Cut-off Date
         Determination Date
         Accrual Period                                Begin
                                                       End
         Number of Days in Accrual Period

                     Collateral Information

         Group 1
         -------
         Cut-off Date Balance

         Beginning Aggregate Pool Stated Principal Balance
         Ending Aggregate Pool Stated Principal Balance

         Beginning Aggregate Certificate Stated Principal Balance
         Ending Aggregate Certificate Stated Principal Balance

         Beginning Aggregate Loan Count
         Loans Paid Off or Otherwise Removed Pursuant to Pooling and
           Servicing Agreement
         Ending Aggregate Loan Count

         Beginning Weighted Average Loan Rate (WAC)
         Ending Weighted Average Loan Rate (WAC)

         Beginning Net Weighted Average Loan Rate
         Ending Net Weighted Average Loan Rate

         Weighted Average Maturity (WAM) (Months)

         Servicer Advances

         Aggregate Pool Prepayment
         Pool Prepayment Rate

         Group 2
         --------

         Cut-Off Date Balance

         Beginning Aggregate Pool Stated Principal Balance
         Ending Aggregate Pool Stated Principal Balance

         Beginning Aggregate Certificate Stated Principal Balance
         Ending Aggregate Certificated Stated Principal Balance

         Beginning Aggregate Loan Count
         Loans Paid Off or Otherwise Removed Pursuant to Pooling and
           Servicing Agreement
         Ending Aggregate Loan Count

         Group 2
         --------

         Beginning Weighted Average Loan Rate (WAC)
         Ending Weighted Average Loan Rate (WAC)

         Beginning Net Weighted Average Loan Rate
         Ending Net Weighted Average Loan Rate

         Weighted Average Maturity (WAM) (Months)

         Servicer Advances

         Aggregate Pool Prepayment
         Pool Prepayment Rate

         Certificate Account

         Beginning Balance

         Deposit
         Payments of Interest and Principal
         Liquidation Proceeds
         All Other Proceeds
         Other Amounts

         Total Deposits

         Withdrawals
         Reimbursement of Servicer Advances
         Payment of Master Servicer Fees
         Payment of Sub Servicer Fees
         Payment of Other Fees
         Payment of Insurances Premium(s)
         Payment of Personal Mortgage Insurance
         Other Permitted Withdrawal per the Pooling and Service
           Agreement
         Payment of Principal and Interest
         Total Withdrawals

         Ending Balance

         Prepayment Compensation
         Total Gross Prepayment Interest Shortfall
         Compensation for Gross PPIS from Servicing Fees
         Other Gross PPIS Compensation

         Total Net PPIS (Non-Supported PPIS)

         Master Servicing Fees Paid
         Sub Servicing Fees Paid
         Insurance Premium(s) Paid
         Personal Mortgage Insurance Fees Paid
         Other Fees Paid

         Total Fees

                            Delinquency Information

         Group 1
         -------

         Delinquency                           30-59     60-89 Days    90+ Days
         -----------                           -----     ----------    --------
                                               Days
                                               ----

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Foreclosure
         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Bankruptcy
         Scheduled Principal Balance
         Percentage of total Pool Balance
         Number of Loans
         Percentage of Total Loans

         REO
         Scheduled Principal Balance
         Percentage of Total Pool Balance

         Number of Loans
         Percentage of Total Loans


         Book Value of all REO Loans
         Percentage of Total Pool Balance

         Current Realized Losses
         Additional Gains (Recoveries)/Losses
         Total Realized Losses

         Group 2
         --------

         Delinquency                          30-59     60-89 Days     90+ Days
         -----------                          -----     ----------     --------
                                              Days
                                              ----

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Foreclosure
         -----------

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Bankruptcy
         ----------

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         REO
         ----

         Scheduled Principal Balance
         Percentage of Total Pool Balance
         Number of Loans
         Percentage of Total Loans

         Book Value of all REO Loans
         Percentage of Total Pool Balance

         Current Realized Losses
         Additional Gains
         (Recoveries)/Losses
         Total Realized Losses

                  Subordinated/Credit Enhancement Information



         Protection                                             Original
         ----------                                             --------

         Bankruptcy Loss
         Bankruptcy Percentage
         Credit/Fraud Loss
         Credit/Fraud Loss Percentage
         Special Hazard Loss
         Special Hazard Loss Percentage

         Credit Support                                          Original
         --------------                                          --------

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

         Class [____]
         Class [____] Percentage

                                   Exhibit C

                       Global Clearance, Settlement and
                         Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered Resecuritization Mortgage Trust Certificates, Series 200_-_ (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between participants of Clearstream or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

         Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed issues in same-day funds.

         Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the Procedures applicable to conventional eurobonds in same day funds.

         Trading between DTC Seller and Clearstream or Euroclear participants. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date.

Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.


         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemptions for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

                  Exemptions for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

                  Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the beneficial owners or their agents.

                  Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for [____] calendar years, and Form W-8ECI is effective for [____] calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and
(b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.


=======================================================================================================

Until  the  expiration  of 90 days  after the date of                   $[__________]
this prospectus  supplement,  all dealers selling the                   (Approximate)
offered  certificates,  whether or not  participating
in  this  distribution,  will  deliver  a  prospectus
supplement  and the  prospectus  to which it relates.   Resecuritization Mortgage Trust Certificates,
This  delivery  requirement  is in  addition  to  the                   Series 200_-_
obligation   of  dealers  to  deliver  a   prospectus
supplement    and    prospectus    when   acting   as
underwriters   and  with   respect  to  their  unsold    $ __________ Class [___] [___]% Certificates
allotment or subscriptions.

              _________________________

                                                             [Greenwich Capital Acceptance, Inc.]
You should rely on the information contained or                              Depositor
incorporated by reference in this prospectus supplement
and the accompanying prospectus. We have not authorized
anyone to provide you with different information.

We are not offering the offered  certificates  in any
state where the offer is not permitted.                             Prospectus Supplement
                                                                       [_____ __, 200_]
We  do  not  claim  that  the   information  in  this
prospectus    supplement    and   the    accompanying
prospectus  is accurate as of any date other than the               [Logo of Underwriter]
dates dated on their respective covers.
                                                                   -----------------------

==========================================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, Dated March 31, 2003

Prospectus Supplement
---------------------
(To Prospectus dated ___________, 2003)

                                $______________

                ________________ Home Loan Owner Trust 200_-__

                 Home Loan Asset-Backed Notes, Series 200_-__

                      [Financial Asset Securities Corp.]
                                   Depositor

                                    [_____]
                                    Seller

                                    [_____]
                                Master Servicer

             $________ (approximate) Depositor Class A-1 Adjustable Rate Notes $________ (approximate) Class A-2 ___% Rate
             $________ (approximate) Class A-3 ___% Rate
             $________ (approximate) Class A-4 ___% Rate

The Trust

     o The trust will issue five classes of notes and certificates, of which the four classes of notes listed above are offered by this prospectus supplement and the accompanying prospectus.

     o   The trust assets will consist primarily of

                 - a pool of fixed-rate, closed-end home equity loans generally secured by second liens on one- to four-family residential properties in which the borrowers have little or no equity, and

                 -    a note insurance policy issued by [____].

The Notes

     o   The notes are non-recourse obligations of the trust.

     o The notes have the benefit of credit enhancement, including a note insurance policy issued by _________, to the extent described in this prospectus supplement.


Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The underwriter named below will offer the notes listed above in negotiated transactions. Proceeds to the depositor are expected to be approximately $_____________, before deducting issuance expenses estimated to be $___________. See "Underwriting" in this prospectus supplement.
                          ___________________________

                        Greenwich Capital Markets, Inc.

           The date of this prospectus supplement is _______, 200_.


 ----------------------------------------------------------------------------
 Consider carefully the risk factors beginning on page S-9 of this prospectus

                               Table of Contents
                                                                           Page
                                                                           ----
                             Prospectus Supplement

Summary of Terms............................................................S-3
Risk Factors................................................................S-9
The Trust..................................................................S-15
Use of Proceeds............................................................S-16
The Depositor..............................................................S-16
The Seller.................................................................S-16
The Servicer...............................................................S-18
The Master Servicer, Custodian and Note Administrator......................S-19
The Home Loan Pool.........................................................S-19
Description of the Notes...................................................S-30
Servicing of the Home Loans................................................S-43
Note Insurance.............................................................S-51
Prepayment and Yield Considerations........................................S-56
Material Federal Income Tax Consequences...................................S-65
State Tax Consequences.....................................................S-70
ERISA Considerations.......................................................S-70
Experts....................................................................S-71
Underwriting...............................................................S-71
Legal Investment Considerations............................................S-73
Ratings....................................................................S-74
Legal Opinions.............................................................S-74
Glossary of Terms..........................................................S-75

                                  Prospectus

Important Notice About Information in this Prospectus and Each Accompanying
   Prospectus Supplement......................................................2
Risk Factors..................................................................4
Description of the Securities................................................14
The Trust Funds..............................................................19
Credit Enhancement...........................................................39
Servicing of Loans...........................................................44
The Agreements...............................................................52
Material Legal Aspects of the Loans..........................................54
The Depositor................................................................77
Use of Proceeds..............................................................78
Material Federal Income Tax Considerations...................................78
State Tax Considerations....................................................108
FASIT Securities............................................................108
ERISA Considerations........................................................113
Legal Matters...............................................................120
Financial Information.......................................................120
Available Information.......................................................121
Incorporation of Certain Information by Reference...........................121
Ratings.....................................................................121
Legal Investment Considerations.............................................122
Plan of Distribution........................................................123
Glossary of Terms...........................................................124

                               Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

         Trust:                          _____ Home Loan Owner Trust _______ - _____

         Title of Series:                Home Loan Asset-Backed Notes, Series 200_ - ____

         Offered Notes:                  Class A-1, Class A-2, Class A-3 and Class A-4 Notes

         Non-Offered Certificates:       The Trust Certificates

         Seller and Originator:          __________________

         Servicer:                       __________________

         Master Servicer, Custodian
         and Note Administrator:         __________________

         Depositor:                      [Financial Asset Securities Corp.]

         Indenture Trustee               __________________________
         Owner Trustee:                  __________________________, acting not in its
                                         individual capacity but solely as owner trustee

         Note Insurer:                   __________________________

         Cut-off Date:                   The close of business on __________ __, _____

         Closing Date:                   On or about ___________ __, _______

         Maturity Date:                  ____________________.

The Offered Notes                                                    o   rights of the seller under certain
                                                                         hazard insurance policies covering
On the closing date, the trust will issue the                            the mortgaged properties;
four classes of notes listed on the cover of
this prospectus supplement. Only the notes are                       o   funds on deposit in certain accounts
being offered to you by this prospectus                                  described in this prospectus supplement;
supplement and the accompanying prospectus.                              and

Each class of notes that is being offered will                       o   the rights of the indenture trustee under the
be in book-entry form in minimum denominations                           note insurer's insurance policy.
of $__________ clearing through DTC [in the
United States or Clearstream or Euroclear in
Europe].                                                        The Servicer

See "Description of the Securities--Book-Entry                  The servicer is a ____________. Under the terms
Registration" in this prospectus supplement.                    of the sale and servicing agreement, the
                                                                servicer will have the contractual
The Trust                                                       responsibility to service, manage and make
                                                                collections on the loans in the trust. Each
The trust will be a Delaware business trust                     calendar month the servicer will retain as a
formed under a trust agreement among the                        fee for its services a portion of the interest
depositor, the owner trustee and the co-owner                   payments on the loans equal to one-twelfth of
trustee.                                                        ___% of the principal balance of each loan.

The assets of the trust include:                                Depositor

     o   a pool of fixed rate, closed-end home                  The depositor is a Delaware corporation and an
         equity loans, secured primarily by                     affiliate of Greenwich Capital Markets, Inc.
         second liens on one- to four-family                    The depositor will acquire the loans from the
         residential properties and the                         seller and will then sell them to the trust in
         related loan files;                                    exchange for the notes and the trust
                                                                certificates.
     o   payments of interest due on the loans
         received on or after the cut-off date;                 Payment Date

     o   property that secured a home equity                    You will receive payments on the notes on the
         loan and has been acquired after                       25th day of each month, beginning in ________
         the closing date by foreclosure or                     200_. If the 25th day is not a business day,
         deed in lieu of foreclosure;                           then the distribution date will be the next
                                                                business day.
     o   rights of the depositor under the
         home equity loan purchase agreement
         under which the depositor purchased the
         home equity loans from the seller;



                                                   S-4

Loan Statistics                                                 (i.e., the related combined loan-to-value ratios
                                                                approach or exceed 100%).
The home loans will have the following
characteristics as of the close of business on                  Borrowers used their loan proceeds to finance
______________, 200_:
                                                                     o   property improvements,
     o   number of loans: __________
                                                                     o   debt consolidation, or
     o   aggregate principal balance:
         $___________                                                o   a combination of property improvements, debt
                                                                         consolidation, cash-out, credit insurance premiums,
     o   average principal balance of loans:                             origination costs or other consumer purposes.
         $__________ (approximate)

     o   principal balances of loans range:                     See "The Home Loan Pool" in this prospectus
         $__________ to $_________                              supplement for additional information.

     o   mortgaged property location: ____                      Interest Payments on the Notes
         states
                                                                Class A-1 Notes
     o   interest rates range:  ______% to
         ______%                                                The interest rate on the Class A-1 Notes will
                                                                equal the lesser of
     o   weighted average interest rate:
         ______% (approximate)                                       o   1-Month LIBOR plus ___% and

     o   loan age range:  ___ to ___ months                          o   the weighted average of the interest rates on
                                                                         the home loans net of certain trust expenses.
     o   weighted average loan age:  ___
         months (approximate)                                   If for any payment date, the interest rate on the
                                                                Class A-1 Notes is calculated based on the second
     o   combined loan-to-value ratio range:                    bullet point above, the excess of the amount of
         ______% to ______% (approximate)                       interest calculated based on the first bullet
                                                                point over the amount of interest based on the
     o   weighted average combined loan-to-                     second bullet point will be payable on the next
         value ratio:  ______% (approximate)                    payment date, together with accrued interest on
                                                                the excess amount, to the extent that sufficient
See "The Home Loan Pool" in this prospectus                     funds are available. However, the note insurance
supplement for additional information.                          policy will not guaranty the payment of any such
                                                                excess amounts.
Loan Characteristics
                                                                Interest payable on the Class A-1 Notes on any
The home loans are fully amortizing. Interest on                payment date will accrue from the preceding
the home loans will accrue at a fixed rate                      payment date (or the closing date
calculated on the "actuarial interest" method.

A majority of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity



                                                   S-5

in the case of the first payment date) through the                 Class A-4  ________________
day preceding the current payment date.
Calculations of interest on the Class A-1 Notes                 The actual final payment date for each class of
will be computed on the basis of an assumed                     notes is likely to occur earlier, and may occur
360-day year and the actual number of days                      significantly earlier, than its stated maturity
elapsed.                                                        date.

Class A-2, Class A-3 and Class A-4 Notes                        See "Prepayment and Yield Considerations" in this
                                                                prospectus supplement for additional information.
The interest rates on the Class A-2, Class A-3 and
Class A-4 Notes are specified on the cover of this              Credit Enhancement
prospectus supplement.
                                                                The credit enhancement of the notes is achieved by
Interest payable on the Class A-2, Class A-3 and                means of a note insurance policy and
Class A-4 Notes on any payment date will accrue                 overcollateralization designed to increase the
during the calendar month preceding the month in                likelihood that noteholders will receive regular
which the current payment date occurs.                          payments of interest and principal.
Calculations of interest on the Class A-2, Class
A-3 and Class A-4 Notes will be computed on the                 Note Insurance Policy
basis of an assumed 360-day year consisting of
twelve 30-day months.                                           The note insurer will issue the note insurance
                                                                policy which will guarantee principal and interest
Principal Payments on the Notes                                 payments on the notes at the times and in the
                                                                amounts described in this prospectus supplement.
On each payment date available funds remaining
after the payment of certain trust expenses will                In the absence of payments under the note
be applied to pay interest on the notes and then                insurance policy, noteholders will directly bear
to pay principal on the notes. Payments of                      the credit risk and other risks associated with
principal will be made sequentially to the holders              the loans.
of the Class A-1, Class A-2, Class A-3 and Class
A-4 Notes, in that order, until the balance of                  On each payment date, the indenture trustee will
each class of notes is reduced to zero.                         determine whether funds available to make the
                                                                payments of principal and interest are sufficient.
See "Description of the Notes--Payments" in this                If an insufficiency exists and is covered by the
prospectus supplement for additional information.               note insurance policy, then the trustee will make
                                                                a claim under the note insurance policy.
Stated Maturity Date
                                                                See "The Insurance Policy" in this prospectus
The stated maturity dates of the classes of notes               supplement for additional information.
are as follows:

   Class A-1  ________________
   Class A-2  ________________
   Class A-3  ________________



                                                      S-6

Overcollateralization                                           corporation or as a taxable mortgage pool.

It is anticipated that the home loans owned by the              See "Material Federal Tax Consequences" in this
trust will pay interest each month in an aggregate              prospectus and in the accompanying prospectus for
amount greater than the amount needed to pay trust              additional information.
expenses and monthly interest on the notes. A
portion of this excess interest will be applied to
pay principal on the notes, which will reduce the               ERISA Considerations
principal balance of the notes at a faster rate
than the principal balance of the loans is being                The fiduciary responsibility provisions of the Employee
reduced. As a result, the principal balance of the              Retirement Income Security Act of 1974, as amended, and
loans is expected to exceed the principal balance               Section 4975 of the Internal Revenue Code of 1986, as
of the notes creating "overcollateralization." The              amended, can limit investments by certain pension and
required level of overcollateralization may                     other employee benefit plans.
increase or decrease over time. We cannot assure
you that sufficient interest will be generated by               Pension and other employee benefit plans should be able to
the loans to maintain overcollateralization.                    purchase the notes so long as they are treated as
                                                                indebtedness under applicable state law and have no
See "Description of the Notes" in this prospectus               "substantial equity features." Prospective purchasers
supplement for additional information.                          using assets of a plan will be required to make the
                                                                representations or deemed representations set forth in
Optional Redemption                                             "ERISA Considerations". Any plan fiduciary considering
                                                                whether to purchase the notes on behalf of a plan should
The holders of the trust certificates or the note               consult with its counsel regarding the applicability of
insurer may effect an early redemption of the                   the relevant provisions of ERISA and the Internal Revenue
notes (and purchase of the trust certificates) on               Code and the potential availability of any exemptions from
any payment date after the aggregate principal                  those provisions.
balance of the loans in the trust is reduced to 5%
of the aggregate principal balance of the loans as              See "ERISA Considerations" in this prospectus supplement
of the cut-off date.                                            and in the accompanying prospectus for additional
                                                                information.
See "Description of the Notes--Redemption" in this
prospectus supplement for additional information.               Legal Investment Considerations

Federal Tax Considerations                                      The notes will not be "mortgage related securities"
                                                                for purposes of the Secondary Mortgage Market
In the opinion of [Sidley Austin Brown & Wood LLP]              Enhancement Act of 1974, as amended.
[Thacher Proffitt & Wood], for federal income tax
purposes, the notes will be treated as debt
instruments, and the trust will not be
characterized as an association (or publicly
traded partnership) taxable as a



                                                      S-7

Note Ratings                                                    Listing

The trust will not issue the notes unless they                  The notes are not listed, and no party to the
receive the ratings "_____" and "_____" from                    transaction intends to list the notes on any stock
______ and ______, respectively.                                exchange or to quote them in the automated
                                                                quotation system of a registered securities
A rating is not a recommendation to buy, sell or                association.
hold securities and may be subject to revision or
withdrawal by any rating agency.                                Risk Factors

See "Ratings" and "Risk Factors--Ratings of the                 There are risks associated with an investment in
Notes Should Be Viewed with Caution" in this                    the notes. You should consider carefully the
prospectus supplement for additional information                material risks disclosed under the heading "Risk
                                                                Factors" beginning on page S-9 of this prospectus
                                                                supplement and beginning on page 5 of the
                                                                accompanying prospectus.

                                 Risk Factors

         THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IDENTIFIES THE PRINCIPAL RISK FACTORS OF AN INVESTMENT IN THE CERTIFICATES.

Prepayments on the loans may
fluctuate and affect the average
life and yield of your notes......................  All of the home loans in the trust may be prepaid in whole or in part at any time although [ ] % require
                                                    the payment of a prepayment fee for a limited period
                                                    ranging from ____ to ____ years after origination. A
                                                    prepayment fee may discourage borrowers from prepaying
                                                    their loans during the prepayment fee period. Home
                                                    loans like those in the trust have been originated in
                                                    significant volume only during the past few years, and
                                                    the depositor is not aware of any publicly available
                                                    studies or statistics on their rate of prepayment.
                                                    Generally, these loans are not viewed by borrowers as
                                                    permanent financing. As a result, the home loans in
                                                    the trust may have a higher rate of prepayment than
                                                    traditional loans. The prepayment experience of the
                                                    trust may be affected by a wide variety of factors,
                                                    including

                                                         o   general economic conditions,

                                                         o   prevailing interest rates,

                                                         o   availability of alternative financing, and

                                                         o   homeowner mobility.

                                                    In addition, all of the home loans have due-on-sale
                                                    provisions, which the servicer is required to enforce
                                                    unless enforcement is not allowed by applicable law.

                                                    The rate of prepayments of conventional housing loans
                                                    and other receivables has fluctuated significantly in
                                                    recent years. In general, however, if prevailing
                                                    interest rates fall significantly below the interest
                                                    rates on the home loans in the trust, the loans are
                                                    likely to prepay at a higher rate than if prevailing
                                                    interest rates remained at or above the interest rates
                                                    of these loans. Conversely, if prevailing interest
                                                    rates rise significantly, the rate of prepayments is
                                                    likely to decrease.

                                                    The rate of prepayments on the home loans can be
                                                    expected to affect the average life of your notes.

                                                    If you purchase your notes at a discount and principal
                                                    is repaid slower than you expect, then your yield may



                                                   S-9

                                                    be lower than you expect. Conversely, if you purchase
                                                    your notes at a premium and principal is repaid faster
                                                    than you expect, then your yield may be lower than you
                                                    expect.


Yield on the Class A-1 Notes will be
sensitive to 1-Month LIBOR and is
subject to a cap.................................   The yield on the Class A-1 Notes will be sensitive to
                                                    fluctuations in one-month LIBOR and may be capped by
                                                    the weighted average of the home loan interest rates
                                                    (net of certain amounts described herein). The
                                                    prepayment of the higher interest rate loans may
                                                    result in a lower cap. The application of the cap may
                                                    result in an interest payment on the Class A-1 notes
                                                    lower than the interest that would have been paid
                                                    under the One-Month LIBOR formula.

                                                    Although holders of the Class A-1 Notes will be
                                                    entitled to receive certain excess funds to cover this
                                                    deficiency, there is no assurance that such funds will
                                                    be available. The note insurance policy does not
                                                    cover, and the ratings of the notes do not address,
                                                    the likelihood of the payment of any such deficiency.

Credit enhancement may be
inadequate........................................  The home loans are expected to generate more interest than is needed to pay interest on the notes since the
                                                    weighted average interest rate on the loans is
                                                    expected to be higher than the weighted average
                                                    interest rate on the notes. If the home loans generate
                                                    more interest than is needed to pay interest owed on
                                                    the notes and certain trust expenses, the remaining
                                                    interest will be used to compensate for losses which
                                                    occur on the loans. After these financial obligations
                                                    have been satisfied, any available excess interest
                                                    will be used to create and maintain
                                                    overcollateralization. We cannot assure you, however,
                                                    that enough excess interest will be generated to
                                                    maintain the required level of overcollateralization.

                                                    The excess interest available on any payment date will
                                                    be affected by the actual amount of interest received,
                                                    collected or recovered in respect of the loans during
                                                    the preceding month. Such amount will be influenced by
                                                    changes in the weighted average of the loan interest
                                                    rates resulting from prepayments and liquidations of
                                                    the loans as well as from adjustments of the interest
                                                    rate on the Class A-1 Notes. Because the interest
                                                    rates on the loans are fixed rates and the interest
                                                    rate of the Class A-1 Notes adjusts based on the
                                                    1-Month LIBOR index, it is possible that the weighted
                                                    average of the interest rates on the notes may increase
                                                    relative to the



                                                   S-10

                                                    weighted average of the interest rates for the
                                                    loans. In that event, it may be necessary to apply all
                                                    or a portion of the available excess interest to make
                                                    required payments of interest on the notes. As a
                                                    result, excess interest may be unavailable for any
                                                    other purpose.

                                                    If the protection afforded by overcollateralization is
                                                    insufficient and if the note insurer is unable to meet
                                                    its obligations under the note insurance policy, then
                                                    the holders of the notes could experience a loss on
                                                    their investment.

Home loans pose particular risks
of defaults.......................................  As purchasers of notes, you are protected to the extent of the available of credit enhancement against the
                                                    risk of losses realized on the home loans. However, in
                                                    the event that the credit enhancement provides
                                                    inadequate protection, you will bear the losses on the
                                                    home loans in the trust. The risks associated with the
                                                    home loans include the following:

                                                    Early Default. Defaults on home loans are generally
                                                    expected to occur more frequently in the early years
                                                    of their terms. The weighted average number of months
                                                    since origination of the home loans as of the cut-off
                                                    date is approximately ___ months, which is not a
                                                    sufficiently long period of time to develop reliable
                                                    performance data. Delinquencies may increase as the
                                                    home loans become more seasoned.

                                                    High LTV Ratios. Most of the home loans are secured by
                                                    liens on the mortgaged properties in which the
                                                    borrowers have little or no equity. Approximately
                                                    _____% of the home loans have original combined
                                                    loan-to-value ratios in excess of 100%. Home loans
                                                    with high original combined loan-to-value ratios will
                                                    be more sensitive to declining property values than
                                                    those with lower original combined loan-to-value
                                                    ratios and therefore may experience a higher incidence
                                                    of default. In addition, in the case of home loans
                                                    with original combined loan-to-value ratios near or in
                                                    excess of 100%, if the related borrowers sell their
                                                    homes, they may be unable to repay the home loans in
                                                    full from the sale proceeds of the financed properties
                                                    and other funds available. Accordingly, those loans
                                                    likely may experience higher rates of delinquencies,
                                                    defaults and losses. In the case of loans the proceeds
                                                    of which were used in whole or in part for debt
                                                    consolidation, the related borrower may incur further
                                                    consumer debt. This reloading of debt could impair the
                                                    ability of the borrower ultimately to repay the home
                                                    loan.



                                                   S-11

                                                    Junior Liens. Substantially all of the home loans are
                                                    secured by liens junior to one or more senior liens on
                                                    the related mortgaged properties. In general, a junior
                                                    lienholder may not foreclose on the related mortgaged
                                                    property unless it forecloses subject to the senior
                                                    lien(s), in which case it must either pay the entire
                                                    amount due under the senior mortgage or agree to make
                                                    payments under the senior mortgage if the borrower is
                                                    in default. As a result, in general, the servicer does
                                                    not expect to foreclose on home loans secured by
                                                    junior liens.

                                                    Seller's Ability to Repurchase Defective Home Loans.
                                                    We cannot assure you that, at any particular time, the
                                                    seller will be capable, financially or otherwise, of
                                                    repurchasing home loans where repurchase is required
                                                    as a result of breaches of representations and
                                                    warranties or defects in the loan files that have not
                                                    been cured. If the seller does not make these
                                                    repurchases, the master servicer will use reasonable
                                                    efforts to enforce the obligations of the seller to
                                                    repurchase defective home loans. However, we cannot
                                                    assure you that any recoveries will be adequate to
                                                    fully cover amounts owing on the affected loans.

Underwriting standards may affect
loan performance.................................   The seller's underwriting standards generally are less
                                                    stringent than those of Fannie Mae or Freddie Mac. For
                                                    example, a borrower's past credit history may not
                                                    preclude the seller from originating or purchasing a
                                                    loan to that borrower, but it will reduce the size
                                                    (and thus the combined loan-to-value ratio) of the
                                                    loan that the seller is willing to originate or
                                                    purchase. As a result of this approach to
                                                    underwriting, the home loans in the trust may have
                                                    higher rates of delinquencies, defaults and
                                                    foreclosures than loans underwritten in accordance
                                                    with Fannie Mae's or Freddie Mac's guidelines. If loan
                                                    losses occur, you may experience a loss on the notes.

Security interest will not be perfected
in all home loans.................................  ____________ will deliver to ____________ the assignments of the home loan mortgages in recordable
                                                    form within thirty days of the closing date. The
                                                    indenture trustee will deliver all the assignments for
                                                    recordation.

                                                    _____________will deliver to the custodian the
                                                    mortgage notes, the mortgages and any assumption or
                                                    modification agreements relating to the home loans on
                                                    or before the closing date and will deliver the
                                                    assignments of each mortgage in recordable form



                                                   S-12

                                                    within ninety days of the closing date. However,
                                                    assignments of the mortgages to the indenture trustee
                                                    will not be recorded in _________________ and
                                                    ____________. Before delivery and recordation, the
                                                    indenture trustee's interest in the mortgages, the
                                                    mortgage notes and any proceeds from the home loans
                                                    may be subject to the claims of creditors or to sale
                                                    to a third party, as well as to a receiver or
                                                    conservator appointed in the event of the insolvency
                                                    of ____________.

                                                    In certain states where mortgaged properties are
                                                    located, failure to record the assignments of the
                                                    related mortgages to the indenture trustee will have
                                                    the result of making the sale of the home loans
                                                    potentially ineffective against:

                                                         o   any creditors of __________ who may have been
                                                             fraudulently or inadvertently induced to rely on the
                                                             home loans as assets of __________; or

                                                         o   any purchaser of a home loan who had no
                                                             notice of the prior conveyance to the
                                                             trust if the purchaser perfects his
                                                             interest in the loan by taking possession
                                                             of the related documents or other evidence
                                                             of indebtedness or otherwise.


                                                    In either case, the trust would be an unsecured
                                                    creditor of ____________.

Only limited historical delinquency, loss and
prepayment information                              ____________ has limited historical delinquency and default is available......................................  experience for purposes of estimating the future delinquency and loss experience of the home loans in the trust. In
                                                    addition, the servicer does not have any meaningful
                                                    historical performance data available for its
                                                    portfolio of home loans similar to the home loans in
                                                    the trust that are serviced for others because they
                                                    reflect a variety of underwriting guidelines.

Geographic concentration of the
loans may adversely affect loan
performance.......................................  Approximately _____% of the home loans (by principal balance as of the cut-off date) are secured
                                                    by properties located in ________. To the extent that
                                                    _______ has experienced or experiences in the future
                                                    weaker economic conditions or greater rates of decline
                                                    in real estate values than the United States
                                                    generally, this concentration of loans and contracts
                                                    in ______



                                                   S-13

                                                    may increase the related risks. The depositor cannot
                                                    quantify the impact of any recent property value
                                                    declines on the loans in the trust or predict whether,
                                                    to what extent or for how long these declines would
                                                    continue.

It may be difficult to resell the notes...........  The underwriter intends to make a secondary market for the notes but has no obligation to do so. There is
                                                    no assurance that such a secondary market will develop
                                                    or, if it develops, that it will continue.
                                                    Consequently, you may not be able to sell your notes
                                                    readily or at prices that will enable you to realize
                                                    your desired yield. The market values of the notes are
                                                    likely to fluctuate; these fluctuations may be
                                                    significant and could result in significant losses to
                                                    you.

                                                    The secondary market for mortgage-backed and
                                                    asset-backed securities have experienced periods of
                                                    illiquidity and can be expected to do so in the
                                                    future. Illiquidity can have a severely adverse effect
                                                    on the prices of securities that are especially
                                                    sensitive to prepayment, credit or interest rate risk,
                                                    or that have been structured to meet the investment
                                                    requirements of limited categories of investors.

Ratings of the notes should be
viewed with caution...............................  The ratings of the notes will depend primarily upon an assessment by the rating agencies of the home loans in
                                                    the trust and upon the adequacy of credit enhancement.
                                                    The rating agencies may reduce, suspend or withdraw
                                                    the ratings of the notes at any time. When the rating
                                                    agencies rate the notes, they are not recommending
                                                    that you purchase, hold or sell the notes, as their
                                                    ratings do not speak to the market price paid by, or
                                                    the general suitability for, a particular investor. We
                                                    cannot assure you that the ratings will stay the same
                                                    for any given period of time or that the rating
                                                    agencies will not lower or withdraw them.

                                   The Trust

General

         The ________________ Home Loan Owner Trust 200_-_ will be a business trust formed under the laws of the state of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

         o acquiring, holding and managing the home loans and the other assets of the trust and proceeds of those assets,

         o issuing the securities, including the notes and the trust certificates,

         o    making payments on the securities, and

         o    engaging in related activities.


         On the closing date, the trust will purchase from the depositor home loans having an aggregate original pool principal balance of approximately $______________ as of the cut-off date, under the sale and servicing agreement to be dated as of _________ 1, 200_, among the trust, the depositor, the seller, the servicer, the co-owner trustee, the custodian and the indenture trustee. The depositor will purchase the home loans from the seller on the closing date under the home loan purchase agreement dated as of _________ 1, 200_, between the seller and the depositor.

         The assets of the trust will consist primarily of the home loans. The assets of the trust will also include:

         o payments of accrued interest and principal collected in respect of the home loans in the trust received after the cut-off date;

         o amounts on deposit in the collection account (excluding investment income thereon), the note payment account and the certificate distribution account;

         o    the related home loan files and credit files;

         o certain other ancillary or incidental funds, rights and properties related to the foregoing; and

         o the rights of the indenture trustee under the note insurance policy.

On the closing date, the trust will include the unpaid principal balance of each home loan as of the cut-off date. The "principal balance" of a home loan on any day is equal to its cut-off date principal balance, minus all principal reductions credited against the principal balance of that loan since the cut-off date. The principal balance of a Liquidated Home Loan is zero.

         The servicer will be required to service the home loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Description of the Transfer and Servicing
Agreements--Servicing" in this prospectus supplement.

         The trust's principal offices are located in Wilmington, Delaware, in care of _____________________, as owner trustee, at the address set forth under "--The Owner Trustee and Co-Owner Trustee" below.

The Owner Trustee

         ____________________ will act, not in its individual capacity but solely as the owner trustee, under the trust agreement. ______________________ is a Delaware _____________________ and its principal offices are located at ____________________________________, Delaware ________.

                                Use of Proceeds

         The proceeds from the sale of the notes, net of certain expenses, will be used by the trust to purchase the home loans from the depositor. The depositor will use the proceeds from the sale of the loans to the trust for the purchase of the loans from the seller. The seller in turn will use all or a substantial portion of the proceeds from the sale of the loans for general corporate purposes.

                                 The Depositor

         The depositor, [Financial Asset Securities Corp.], is a Delaware corporation. The depositor is an indirect limited purpose finance subsidiary of Royal Bank of Scotland Plc and an affiliate of Greenwich Capital Markets, Inc. See "The Depositor" in the prospectus and "Underwriting" in this prospectus supplement. None of the depositor, Royal Bank of Scotland Plc or any of their affiliates will insure or guarantee or otherwise be obligated with respect to the notes.

                                  The Seller

General

         ____________________________ is a ___________________________ with its principal offices at ________________________________ (telephone:
_____________).

         [Seller Information]

Purchase of Home Loans

         _____________ purchased the home loans from originators which had been contacted by ______________________________, a __________________ with its principal offices located in _____________________. In connection with ____________'s purchase of the home loans, ____________, through its subsidiary, ________________, a _____________________, re-underwrote the home loans in accordance with the re-underwriting guidelines for ______________________ Loan program.

Underwriting Criteria

         [Description of Underwriting Criteria]

Repurchase or Substitution of Defective Home Loans

         The trust will have the option after the closing date to deposit monies into the collection account and release from the lien of the indenture any home loan upon foreclosure or default of the loan. The seller will be obligated either to repurchase any defective home loan or to remove the defective home loan and substitute a qualified substitute home loan. The purchase or repurchase of any home loan in this way (rather than its replacement through substitution) will result in accelerated principal payments on the securities.

         A home loan is deemed to be a defective home loan if the loan is in material breach of any of the representations and warranties made by the seller with respect to the loan in the home loan purchase agreement. From the date when it discovers or is notified of any such breach, the seller has 60 days to

         o    cure the breach in all material respects, or

         o repurchase the defective home loan on or before the first determination date after the 60-day period.

         Any repurchase will be effected at a purchase price equal to the principal balance of the defective home loan as of the date of repurchase, plus all accrued and unpaid interest on the loan to and including the due date in the most recent Due Period computed at the applicable loan rate. In lieu of repurchasing a defective home loan, the seller may replace the defective loan with one or more qualified substitute home loan(s).

         A "qualified substitute home loan" is a home loan substituted by the seller for a defective home loan, which, on the date of substitution:

         o has an interest rate that differs from the loan rate of the defective home loan it replaces by no more than one percentage point,

         o matures not more than one year later than and not more than one year earlier than the defective home loan,

         o has a principal balance (after application of all payments received on or prior to the date of the substitution) equal to or less than the principal balance of the defective home loan as of such date,

         o    has a lien priority no lower than the defective home loan,

         o complies as of the date of substitution with each representation and warranty set forth in the home loan purchase agreement with respect to the home loans, and

         o has a borrower with a comparable credit grade classification to that of the borrower under the defective home loan.

If a defective home loan is replaced by one or more qualified substitute home loans, the qualified substitute home loans may meet the criteria set forth in the first, second, third and last bullets above on an aggregate or weighted average basis..

         If the aggregate outstanding principal balance of the qualified substitute home loan(s) is less than the outstanding principal balance of the defective home loan(s), the seller will also deposit in the collection account a substitution adjustment amount equal to the shortfall. This will result in a prepayment of principal on the securities then entitled to receive principal in the amount of that shortfall.

         No assurance can be given that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing defective home loans or substituting qualified substitute home loans in the manner described above. If the seller repurchases, or is obligated to repurchase, defective home loans from any additional series of asset backed securities, the seller's financial ability to repurchase defective home loans from the trust may be adversely affected. In addition, other events relating to the seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the seller to repurchase defective home loans from the trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the servicer or the indenture trustee is unable to collect all amounts due to the trust in respect of a defective home loan, the resulting loss will be borne by noteholders to the extent that the loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

Delinquency and Foreclosure Experience of the Seller

         The seller has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the home loans underwritten pursuant to _______________ Loan Program described in this prospectus supplement. The seller began acquiring home loans comparable to the home loans in ________________. Accordingly, there is insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of home loans similar to the home loans. See "Risk Factors--Only limited historical delinquency, loss and payment information is available" in this prospectus supplement.

Duties of Co-Administrator

         ___________, as co-administrator, will also perform certain administrative functions on behalf of the trust pursuant to the administration agreement.

                                 The Servicer

General

         The servicer will service the home loans in accordance with the terms set forth in the sale and servicing agreement and will be entitled to the servicing fee and to certain additional servicing compensation. The servicer may perform any of its obligations under the sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the home loans. The information set forth in this section has been provided by the servicer without independent verification by the depositor or the seller.

The Servicer

         _________________, the servicer, is a subsidiary of _______________, a ______________________, with its principal executive offices located in _______________________ with assets as of ________________, ______, in excess of $__________.

         [Servicer Information]

         Delinquency and Loss Experience of the Servicer. _______________ has been servicing home loans similar to the home loans in the trust since _______________. ____________ does not have available for distribution loss and delinquency information with respect to its aggregate portfolio of home loans that are serviced for others because they were underwritten pursuant to a variety of underwriting guidelines of many different originators and aggregating their loss and delinquency experience would not provide meaningful statistics for comparison to the home loans in the trust. However, the servicer does maintain loss and delinquency information with respect to each portfolio it services for others. See "Risk Factors--Only limited historical delinquency, loss and prepayment information is available" in this prospectus supplement.

             The Master Servicer, Custodian and Note Administrator

         ________ is a _______, located at __________. If the servicer is terminated as a result of a servicer event of default, the master servicer (or the indenture trustee, in limited circumstances) shall be obligated to succeed to the obligations of the servicer or to appoint a successor servicer. If the master servicer is terminated pursuant to the servicing agreement as a result of a failure to perform its obligations thereunder, the indenture trustee shall be obligated to succeed to the obligations of the master servicer or to appoint a successor master servicer with the prior consent of the note insurer.

                              The Home Loan Pool

General

         The home loan pool will consist of the home loans conveyed to the trust the related net proceeds of which were used to finance

         o    property improvements,

         o    debt consolidation, or

         o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

         Substantially all of the mortgage, deeds of trust and other security instruments securing the home loans will be junior in priority to one or more senior liens on the related mortgaged properties, which will consist primarily of owner-occupied one-to four-family residences. Substantially all of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

         The "combined loan-to-value ratio" of a home loan means the fraction, expressed as a percentage, the numerator of which is the principal balance of that loan at origination plus, in the case of a junior lien home loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of that home loan, and the denominator of which is the appraised or stated value of the related mortgaged property at the time of origination (determined as described under "The Seller--Underwriting Criteria" in this prospectus supplement).

         For a description of the underwriting criteria applicable to the home loans, see "The Seller--Underwriting Criteria" in this prospectus supplement.

         All of the home loans were acquired by the seller, were sold by the seller to the depositor under the home loan purchase agreement, and sold by the depositor to the trust under the sale and servicing agreement. Under the indenture, the trust will pledge and assign the home loans to the indenture trustee for the benefit of the noteholders. The trust will be entitled to all payments of interest and principal and all proceeds received in respect of the home loans on or after the cut-off date.

Payments on the Home Loans

         Each home loan provides for a schedule of payments that, if timely paid, will be sufficient to amortize fully the principal balance of the loan on or before its maturity date. The scheduled monthly payment dates of the home loans vary. Each home loan bears interest at a fixed rate. Interest on the home loans will accrue on an "actuarial interest" method. No home loan provides for deferred interest or negative amortization.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following the scheduled day are subject to late charges. A scheduled payment on a home loan received either earlier or later than its scheduled due date will not affect the amortization schedule or the relative application of the payment to principal and interest of the loan.

         Certain borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related home loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month) in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by such a policy elects to cancel it, the amount of the premium refund payable in connection with the cancellation will be applied as a principal payment on the related home loan. Any proceeds received by the trust in respect of these types of insurance policies will affect the rate of prepayments on the home loans. See "Prepayment and Yield Considerations" in this prospectus supplement.

Characteristics of the Home Loans

         Set forth below is certain statistical information regarding characteristics of the home loans expected to be included in the trust as of the date of this prospectus supplement. Prior to the closing date, the seller may remove any of the home loans intended for inclusion in the trust, substitute comparable loans or add comparable loans to the pool; provided, however, that the aggregate principal balance of home loans that are removed, replaced or added will not exceed 5% of the aggregate principal balance of the entire pool. As a result, the statistical information presented below regarding the characteristics of the home loans expected to be included in the trust may vary in certain respects from comparable information based on the actual composition of the home loan pool at the closing date. A schedule of the home loans included in the trust as of the closing date will be attached to the sale and servicing agreement.

         The home loans expected to be included in the trust will consist of approximately ________ loans having an aggregate principal balance of approximately $__________. Approximately _____% of the home loans (by principal balance as of the cut-off date) were 30-59 days delinquent in payment as of that date. Approximately _____% of the home loans (by principal balance as of the cut-off date) were 60 days or more delinquent in payment as of that date.

         Except as provided in the second preceding paragraph, the home loans are expected to have the approximate characteristics as of the cut-off date set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

         Wherever reference is made in this prospectus supplement to a percentage of the home loans, the percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the entire pool as of the cut-off date.


                                  Loan Rates

                                                                                                        Percent of
                                                                                                          Total
                                                                                      Aggregate        by Aggregate
Range of                                                          Number of           Principal          Principal
Loan Rates (%)                                                    Home Loans           Balance            Balance
--------------                                                    --------------      ----------       -------------
10.51 to 11.00.............................................                           $                           %
11.01 to 11.50.............................................
11.51 to 12.00.............................................
12.01 to 12.50.............................................
12.51 to 13.00.............................................
13.01 to 13.50.............................................
13.51 to 14.00.............................................
14.01 to 14.50.............................................
14.51 to 15.00.............................................
15.01 to 15.50.............................................
15.51 to 16.00.............................................
16.01 to 16.50.............................................
16.51 to 17.00.............................................
17.01 to 17.50.............................................
17.51 to 18.00.............................................       --------------      ----------       -------------

      Total................................................                                               100.00%
                                                                  ==============      ==========       ==============



         The weighted average loan rate of the home loans as of the cut-off date was approximately _____% per year.


                          Current Principal Balances
                                                                                                        Percent of
                                                                                      Aggregate            Total
Range of Cut-off Date                                             Number of           Principal        by Aggregate
Principal Balances ($)                                            Home Loans           Balance       Principal Balance
----------------------                                            -----------         ----------     ------------------


Up to 10,000.00............................................
10,000.01 to 20,000.00.....................................
20,000.01 to 30,000.00.....................................
30,000.01 to 40,000.00.....................................
40,000.01 to 50,000.00.....................................
50,000.01 to 60,000.00.....................................
60,000.01 to 70,000.00.....................................
70,000.01 to 80,000.00.....................................
80,000.01 to 90,000.00.....................................       -----------         ----------     ------------------

      Total................................................                                                    100.00%
                                                                  ===========         ===========    ==================

         The average principal balance of the home loans as of the cut-off date was approximately
$_________.


                       Original Loan Principal Balances
                                                                                      Aggregate      Percent of Total
Range of Original                                                 Number of           Principal        by Aggregate
Principal Balances ($)                                            Home Loans           Balance       Principal Balance
----------------------                                            -----------         ----------     ------------------

Up to 10,000.00............................................
10,000.01 to 20,000.00.....................................
20,000.01 to 30,000.00.....................................
30,000.01 to 40,000.00.....................................
40,000.01 to 50,000.00.....................................
50,000.01 to 60,000.00.....................................
60,000.01 to 70,000.00.....................................
70,000.01 to 80,000.00.....................................
80,000.01 to 90,000.00.....................................       -----------         ----------     ------------------
      Total................................................                                               100.00%
                                                                  ============        ==========     ==================

         The average principal balance of the home loans at origination was approximately
$_________.


                          Remaining Terms to Maturity
                                                                                      Aggregate      Percent of Total
Range of Remaining                                                Number of           Principal        by Aggregate
Term to Maturity (Months)                                         Home Loans           Balance       Principal Balance
-------------------------                                         -------------       -----------    -----------------
   0 to  48................................................
  49 to  60................................................
  61 to 120................................................
 121 to 180................................................
 181 to 240................................................
 241 to 300................................................       -------------       -----------    -----------------

      Total.................................................                                              100.00%
                                                                  =============       ===========    =================


         The weighted average remaining term to maturity of the home loans as of the cut-off date was approximately ___ months.




                           Original Term to Maturity

                                                                                                     Percent of Total
                                                                                      Aggregate        by Aggregate
Range of Months                                                   Number of           Principal          Principal
Since Origination                                                 Home Loans           Balance            Balance
-----------------                                                 ----------          ------------    ----------------

   0  to 60................................................
  61 to 120................................................
 121 to 180................................................
 181 to 240................................................
 241 to 300................................................       -------------       -----------    -----------------

      Total................................................                                               100.00%
                                                                  =============       ===========    =================

         The weighted original term to maturity of the home loans as of the cut-off date was approximately ___ months.

                           Geographic Concentration

                                                                                                       Percentage of
                                                                                      Aggregate            Total
                                                                  Number of           Principal        by Aggregate
                           State                                  Home Loans           Balance       Principal Balance
                           -----                                  ----------          ----------     ------------------
Alabama....................................................
Alaska.....................................................
Arizona....................................................
Arkansas...................................................
California.................................................
Colorado...................................................
Connecticut................................................
Delaware...................................................
Florida....................................................
Georgia....................................................
Idaho......................................................
Illinois...................................................
Indiana....................................................
Iowa.......................................................
Kansas.....................................................
Kentucky...................................................
Louisiana..................................................
Maine......................................................
Maryland...................................................
Massachusetts..............................................
Michigan...................................................
Minnesota..................................................
Mississippi................................................
Missouri...................................................
Montana....................................................
Nebraska...................................................
Nevada.....................................................
New Hampshire..............................................
New Jersey.................................................
New Mexico.................................................
New York...................................................
North Carolina.............................................
North Dakota...............................................
Ohio.......................................................
Oklahoma...................................................
Oregon.....................................................
Pennsylvania...............................................
Rhode Island...............................................
South Carolina.............................................
South Dakota...............................................
Tennessee..................................................
Texas......................................................
Utah.......................................................
Virginia...................................................
Washington.................................................
West Virginia..............................................
Wisconsin..................................................
Wyoming....................................................       ----------          ----------     ------------------



                                     S-24

                                                                                                       Percentage of
                                                                                      Aggregate            Total
                                                                  Number of           Principal        by Aggregate
                           State                                  Home Loans           Balance       Principal Balance
                           -----                                  ----------          ----------     ------------------

      Total................................................                                               100.00%



                                 Credit Scores

                                                                                      Aggregate      Percent of Total
Range of                                                          Number of           Principal        by Aggregate
Credit Scores                                                     Home Loans           Balance       Principal Balance
--------------                                                    -----------         -----------    ------------------
620 to 639.................................................
640 to 659.................................................
660 to 679.................................................
680 to 699.................................................
700 to 719.................................................
720 to 739.................................................
740 to 759.................................................
760 to 779.................................................
780 to 799.................................................
Greater than or equal to 800...............................       -----------         -----------    ------------------

      Total................................................                                               100.00%
                                                                  ===========         ===========    ==================

         Credit scores were determined prior to the origination of the related home loans. The weighted average credit score of the home loans as of the cut-off date was approximately ___.



                             Debt-To-Income Ratios

                                                                                      Aggregate      Percent of Total
Range of                                                          Number of           Principal        by Aggregate
Debt-to-Income Ratios(%)                                          Home Loans           Balance       Principal Balance
------------------------                                          -----------         -----------    ------------------

 5.01 to 10.00.............................................
10.01 to 15.00.............................................
15.01 to 20.00.............................................
20.01 to 25.00.............................................
25.01 to 30.00.............................................
30.01 to 35.00.............................................
35.01 to 40.00.............................................
40.01 to 45.00.............................................
45.01 to 50.00.............................................
50.01 to 55.00.............................................
55.01 to 60.00.............................................       -----------         -----------    ------------------
      Total................................................                                               100.00%
                                                                  ===========          ===========    =================

         The weighted average debt-to-income ratio of the home loans as of the cut-off date was approximately _____%.




                         Combined Loan-To-Value Ratios

                                                                                      Aggregate      Percent of Total
Range of Combined                                                 Number of           Principal        by Aggregate
Loan-to-Value Ratios(%)                                           Home Loans           Balance       Principal Balance
-----------------------                                           -----------         ----------     ------------------
  15.01 to  20.00..........................................
  25.01 to  30.00..........................................
  30.01 to  35.00..........................................
  35.01 to  40.00..........................................
  40.01 to  45.00..........................................
  45.01 to  50.00..........................................
  50.01 to  55.00..........................................
  55.01 to  60.00..........................................
  60.01 to  65.00..........................................
  65.01 to  70.00..........................................
  70.01 to  75.00..........................................
  75.01 to  80.00..........................................
  80.01 to  85.00..........................................
  85.01 to  90.00..........................................
  90.01 to  95.00..........................................
  95.01 to 100.00..........................................
  100.01 to 105.00.........................................
  105.01 to 110.00.........................................
  110.01 to 115.00.........................................
  115.01 to 120.00.........................................
  120.01 to 125.00.........................................
  125.01 to 130.00.........................................
  Greater than 130.00......................................       -----------         ----------     ------------------

      Total................................................                                               100.00%
                                                                  ============        ===========    ==================



                           Mortgaged Property Types

                                                                                     Aggregate      Percent of Total
                                                                  Number of          Principal       by Aggregate
Property Type                                                    Home Loans          Balance        Principal Balance
-------------                                                    ------------        -----------    ------------------

Single Family..............................................
Condominium................................................
Multifamily................................................
Manufactured Housing.......................................
Two Families...............................................      -----------         ----------     ------------------

      Total................................................                                               100.00%
                                                                 ============        ===========    ===================


                                 Lien Position


                                                                                      Aggregate      Percent of Total
                                                                  Number of           Principal        by Aggregate
Lien Position                                                     Home Loans           Balance       Principal Balance
-------------                                                     -----------         ----------     ------------------
First Lien.................................................
Second Lien................................................
Third Lien.................................................       -----------         ----------     ------------------

      Total................................................                                               100.00%
                                                                  ===========         ==========     ==================



                                Occupancy Type

                                                                                      Aggregate      Percent of Total
                                                                  Number of           Principal        by Aggregate
Occupancy Type                                                    Home Loans           Balance       Principal Balance
--------------                                                    -----------         ----------     ------------------

Owner Occupied.............................................
Non-Owner Occupied.........................................       -----------         ----------     ------------------

      Total................................................                                               100.00%
                                                                  ===========         ===========    ==================

                           Description of the Notes

General

         The trust will issue the notes pursuant to the indenture. The notes will be secured by the pledge of the assets of the trust pursuant to the indenture. The notes will not represent an interest in, or obligation of, the servicer, the master servicer, the indenture trustee, the co-owner trustee, the note insurer, the underwriter or any of their respective affiliates and will not represent an interest in, or recourse obligation of, the depositor or the seller.

         The trust will also issue the trust certificates pursuant to the trust agreement dated as of __________ 1, _______ among the depositor, the owner trustee and the co-owner trustee. The trust certificates will represent the ownership interest in the trust. The trust certificates are not being offered by this prospectus supplement.

         The notes will consist of four sequential pay, asset-backed classes:

         o    the Class A-1 Notes,

         o    the Class A-2 Notes,

         o    the Class A-3 Notes and

         o    the Class A-4 Notes.

The Class A-1 Notes represent the right to receive payments of interest as adjusted monthly based on 1-Month LIBOR, and the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes represent the right to receive payments of interest at the applicable note interest rate specified on the cover of this prospectus supplement, payable monthly, and, in each case, payments of principal to the extent described under the heading "--Payments on the Notes" below.

         The notes will be issued in minimum denominations of $____________and integral multiples of $1 in excess thereof.

         On each payment date, the indenture trustee or its designee will pay to the persons in whose names the notes are registered on the related record date (which is the last business day of the month immediately preceding the month in which the related payment date occurs) the portion of the aggregate payment to be made to each noteholder as described below. A "noteholder" is a holder of record of any class of notes as of the related record date. Except under certain limited circumstances, payments on the notes will be made to their beneficial owners only through DTC and its participants.

Book-Entry and Definitive Notes

         The notes will be issued as book-entry notes in the form of beneficial interests in one or more restricted global certificates, deposited with a custodian for The Depository Trust Company

(DTC). The notes will not be issued in bearer form. Beneficial interests in the notes may be held in denominations of $25,000 or any greater integral multiples of $1. The registered holders of the notes are sometimes referred to in this section as "noteholders" and the owners of beneficial interests in the book-entry notes as "noteowners."

         Book-Entry Notes. The notes will be represented initially by one or more book-entry notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Owners of beneficial interests in book-entry notes that are not participants or indirect participants of DTC but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes through participants, as described below. It is anticipated that the only noteholder of record of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as "noteholders", as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants on whose behalf it acts with respect to the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective note owners. Accordingly, although note owners will not hold physical certificates for the notes represented by the book-entry notes, DTC's rules provide a mechanism by which note owners will receive payments and will be able to transfer their interests in the notes.

         Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the book-entry notes, may be limited due to the lack of a physical certificate.

         DTC has advised the trust that, unless and until physical notes are issued in registered form, it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include such undivided interests.

         Except as required by law, none of the depositor, the trust, the owner trustee, the seller, the servicer, the co-owner trustee or the indenture trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the book-entry notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Physical Notes. Physical notes will be issued in registered form to noteholders or their nominees, rather than to DTC, only if

         o DTC advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to notes and the indenture trustee is unable to locate a qualified successor;

         o the trust, at its sole option and with the consent of the indenture trustee, elects to terminate the book-entry system through DTC; or

         o after the occurrence of any indenture event of default, DTC, at the direction of noteowners having a majority in interest of the notes, advises the indenture trustee in writing that the continuation of a book-entry system through DTC (or its successor) to the exclusion of any physical securities being issued to noteowners is no longer in the best interest of the noteowners.

Upon issuance of physical notes in registered form, the notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the indenture trustee with respect to transfers, notices and distributions.

         The holder of any physical note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any greater integral multiple of $1) for other physical notes or, if the holder is entitled to hold an interest in book-entry notes (subject to the rules and procedures of DTC), for a beneficial interest in book-entry notes by surrendering the physical note to the indenture trustee (and completing the form of transfer on the reverse of the note) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in this connection.

Payments on the Notes

         Payments on the Notes will be made by the indenture trustee on each payment date, commencing with the payment date in ________, to each holder of a class of notes as of the related record date in an amount equal to the product of the noteholder's Percentage Interest in that class and the amount to be paid in respect of that class.

         On each payment date, the indenture trustee, as paying agent, will be required to pay the following amounts, in the following order of priority, out of Available Funds to the extent available:

         first, to the note insurer, the aggregate amount necessary to reimburse the note insurer for any unreimbursed amounts of Insured Payments under the note insurance policy

           (together with interest thereon at the late payment rate specified in the insurance agreement) in respect of the notes on prior payment dates and the amount of any unpaid note insurer premiums for prior payment dates (together with interest thereon at the late payment rate specified in the insurance agreement); provided, however, that the note insurer shall be paid unreimbursed Insured Payments and unpaid note insurer premiums (and any interest thereon) only after noteholders have received interest on the notes and any Overcollateralization Deficit with respect to that payment date;

         second, to the noteholders, the interest on the notes with respect to that payment date;

         third, sequentially, first to the Class A-1 Noteholders, then to the Class A-2 Noteholders, then to the Class A-3 Noteholders, and then to the Class A-4 Noteholders, the amount of Monthly Principal for the notes with respect to that payment date, in reduction of the related Class Note Balance until the Class Note Balance of each class is reduced to zero;

         fourth, sequentially, first to the Class A-1 Noteholders, then to the Class A-2 Noteholders, then to the Class A-3 Noteholders, and then to the Class A-4 Noteholders, in reduction of the related Class Note Balance, the amount, if any, equal to the lesser of

                o Excess Cash for that payment date and

                o the lesser of

                  (x) the amount necessary for the Overcollateralization Amount to equal the Required Overcollateralization Amount on that payment date (after giving effect to payments of Monthly Principal for that payment date) and

                  (y) the amount necessary to reduce the related Class Note Balance to zero;

         fifth, to the note insurer, any amounts due and owing under the insurance agreement that are not paid as described in clause first above;

         sixth, to the Class A-1 Noteholders, the Available Funds Cap Carry
           Forward Amount; and

         seventh, to the servicer, the amount of servicing advances not otherwise reimbursed to the servicer from the collection account, [ ]% of any collections in respect of any Liquidated Loan received subsequent to the date on which the loan became a Liquidated Loan, to the extent of any Realized Loss on that loan, and certain costs incurred by the servicer pursuant to the servicing agreement.

Any Available Funds remaining after being applied in the manner specified above will be released to the holders of the trust certificates on that payment date pursuant to the trust agreement, free from the lien of the indenture, and will not be available to make payments on the notes or payments to the note insurer on any subsequent payment date.

         In the event that, with respect to a particular payment date, Available Funds on that date are not sufficient to pay any portion of interest on the notes, the indenture trustee will file a claim on the note insurance policy in an amount equal to the deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in interest. In addition, the indenture trustee will file a claim on the note insurance policy in an amount equal to any Overcollateralization Deficit on a payment date (after taking into account payments in respect of Monthly Principal and Excess Cash on that payment date) and apply the portion of the insured payment related to the Overcollateralization Deficit to reduce the Aggregate Note Balance on that payment date by the amount of the Overcollateralization Deficit. Any Insured Payment paid in respect of the notes to make up any Overcollateralization Deficit shall be paid to the holders of the notes then entitled to payments of principal, in reduction of the related Class Note Balance, until that Class Note Balance shall be reduced to zero.

         In no event will the aggregate payments of principal to noteholders exceed the original Aggregate Note Balance.

         The note interest rate for the Class A-1 Notes will be an annual rate equal to the lesser of

         o    note formula rate of 1-Month LIBOR plus ___% and

         o the available funds cap which is equal to the weighted average of the loan rates with respect to the related payment date less the aggregate annual rate of the servicing fee, the indenture trustee's fee and the note insurer premium.

The note interest rate for the Class A-2, Class A-3 and Class A-4 Notes will be the applicable annual rate set forth on the cover of this prospectus supplement. Interest payable for any class of notes on any payment date will be an amount equal to interest accrued during the related interest accrual period at the note interest rate on the related Class Note Balance as of the preceding payment date (after giving effect to the payment, if any, in reduction of principal made on the notes on the preceding payment date).

         If on any payment date the available funds cap limits the note interest rate payable with respect to the Class A-1 Notes (i.e., the rate set by the available funds cap is less than the note formula rate), the amount of any shortfall will be carried forward and be due and payable on the following payment date and shall accrue interest at the applicable note interest rate until paid. The note insurance policy does not cover this Available Funds Cap Carry Forward Amount; the payment of such amount may be funded only from (i) any excess interest resulting from the available funds cap being in excess of the note formula rate on future payment dates and (ii) any Excess Cash which would otherwise be paid to the holder(s) of the trust certificates. The ratings assigned to the notes do not address the payment of the Available Funds Cap Carry Forward Amount.

         The establishment of 1-Month LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee's calculation of the note interest rate of the Class A-1 Notes for the related interest accrual period shall be final and binding in the absence of manifest error.

Note Account

         Pursuant to the indenture, the indenture trustee shall establish and maintain a note account from which all payments with respect to the notes will be made. As described below, not later than the 18th day of each month in which a payment date occurs (or if such 18th day is not a business day, the next succeeding business day), the servicer will be required under the servicing agreement to remit to the indenture trustee for deposit in the note account the sum (without duplication) of all amounts on deposit in the collection account that constitute any portion of Available Funds for the related payment date.

         Investment of Note Account

         All or a portion of the note account may be invested and reinvested by the indenture trustee at the direction of the depositor in one or more permitted investments bearing interest or sold at a discount. The indenture trustee or any of its affiliates may be the obligor on any investment in the note account which otherwise qualifies as a permitted investment. No investment in the note account may mature later than the business day preceding the payment date, although any permitted investment that is an obligation of the indenture trustee may mature on the payment date.

         All income or other gain from investments in the note account will not be available to noteholders or otherwise subject to any claims or rights of the noteholders and will be held in the note account for the benefit of the depositor subject to withdrawal from time to time as permitted by the indenture. Any loss resulting from such investments will be for the account of the depositor. The depositor will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the note account and then available for such application.

         Permitted Investments

         Permitted investments include:

                  (a) direct obligations of, or obligations fully guaranteed by, the United States of America, Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated "___" or higher by ___________, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the indenture trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of ____________ and the highest available rating category of ____________ and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated " " or higher by __________ and rated " " or higher by ___________; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the indenture trustee in exchange for such collateral and (iii) be delivered to the indenture trustee, or if the indenture trustee is supplying the collateral, an agent for the indenture trustee, in such manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the rating agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the rating agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the rating agencies and the note insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in the highest available rating category of ___________ and one of the two highest available rating categories of ___________ at the time of such investment which invest only in other permitted investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for permitted investments set forth herein), including money market funds of the indenture trustee and any such funds that are managed by the indenture trustee or its affiliates or for which the indenture trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment otherwise acceptable to the note insurer and each rating agency.

         The indenture trustee may purchase from or sell to itself or an affiliate, as principal or agent, the permitted investments listed above. All permitted investments shall be held in a trust account under the indenture and shall be made in the name of the indenture trustee for the benefit of the noteholders and the note insurer.

Overcollateralization Feature

         Credit enhancement with respect to the notes initially will be provided in part by overcollateralization resulting from the principal balance of the home loan pool as of the cut-off date exceeding the original Aggregate Note Balance. On the closing date, the initial Overcollateralization Amount for the Notes will be approximately ___% of the cut-off date pool principal balance. The indenture requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the payment of the Aggregate Note Balance until the Overcollateralization Amount reaches the Required Overcollateralization Amount. The application of Excess Cash, which consists of interest collections on the loans, but is paid as principal on the notes, will increase the related Overcollateralization Amount. This overcollateralization is intended to result in amounts received on the loans in excess of the amount necessary to pay interest and the Monthly Principal required to be paid on the notes on any payment date being applied to reduce the Aggregate Note Balance to zero no later than the stated maturity date of the Class A-4 Notes.

         The application of Excess Cash to reduce the Aggregate Note Balance on any payment date will have the effect of accelerating the amortization of the notes relative to the amortization of the loans in the trust. In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on any payment date in the future, or in the event of an Overcollateralization Surplus, the indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the notes on any such payment date in reduction of the Aggregate Note Balance will be released to the holder(s) of the trust certificates, as provided in the trust agreement.

         The indenture will provide that, on any payment date, all amounts collected on the loans in respect of principal to be applied on that payment date will be paid to noteholders in reduction of the Aggregate Note Balance on that payment date, except as provided above with respect to any payment date for which there exists an Overcollateralization Surplus. If any loan became a Liquidated Loan during the prior Collection Period, the related Net Liquidation Proceeds allocated to principal may be less than the principal balance of the related loan resulting in a "realized loss." In addition, the indenture will provide that the principal balance of any loan that becomes a Liquidated Loan shall equal zero. The indenture will not require that the amount of any realized loss be paid to noteholders on the payment date following the event of loss. However, the occurrence of a realized loss will reduce the Overcollateralization Amount for the notes, and will result in more Excess Cash, if any, being paid on the notes in reduction of the Aggregate Note Balance on subsequent payment dates than would be the case in the absence of the realized loss.

         The indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the loans with respect to certain delinquency tests specified in the indenture. In addition, Excess Cash will be applied to principal of the notes during the period that the loans are unable to meet certain tests specified in the indenture based on delinquency. Any increase in the applicable Required Overcollateralization Amount may result in an accelerated amortization of the notes until the Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the notes until the Required Overcollateralization Amount is reached.

         Overcollateralization and the Note Insurance Policy

         The indenture will require the indenture trustee to file a claim for an Insured Payment under the note insurance policy not later than 12:00 noon (New York City time) on the third business day prior to any payment date as to which the indenture trustee has determined that an

Overcollateralization Deficit with respect to the notes will occur for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the noteholders on such payment date. Accordingly, the note insurance policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the note insurance policy guarantees ultimate collection of the full amount of the Class Note Balances, rather than current payments of the amounts of any realized losses to noteholders. Investors in the notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of their Class Note Balance even if their class of notes is entitled to payments of principal.

Reports to Noteholders

         Concurrently with each payment to noteholders, the note administrator will prepare and the indenture trustee will mail a statement to each noteholder and the note insurer in the form required by the indenture and setting forth the following information (to the extent the servicer makes such information available to the note administrator):

                  (a) the amount of the payment to the noteholders on the related payment date allocable to (i) Monthly Principal (separately setting forth principal prepayments) and (ii) any Excess Cash payment;

                  (b) the amount of the payment to the noteholders on that payment date allocable to interest;

                  (c) the Aggregate Note Balance and the Class Note Balance of each class of notes, in each case after giving effect to the payment of Monthly Principal and any Excess Cash on that payment date;

                  (d) the aggregate principal balance of the loans as of the end of the related Collection Period;

                  (e) the amount of servicing advances made with respect to that payment date and the aggregate amount of unreimbursed servicing advances, if any;

                  (f) the number and the aggregate of the principal balances of the loans delinquent (i) one month, (ii) two months and (iii) three or more months, as of the end of the related Collection Period;

                  (g) the aggregate of the principal balances of the loans in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

                  (h) the aggregate of the principal balances of the loans repurchased by the Seller or the servicer, separately setting forth the aggregate principal balance of loans delinquent for three consecutive monthly installments purchased by the servicer at its option under the servicing agreement;

                  (i) the Insured Payment, if any, for that payment date;

                  (j) the amount of the servicing fee paid to or retained by the servicer with respect to that payment date;

                  (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to that payment date;

                  (l) the aggregate outstanding principal balance of the three largest outstanding loans in the pool;

                  (m) the aggregate amount of realized losses incurred during the related Collection Period and the cumulative amount of realized losses since the cut-off date;

                  (n) for the purpose of determining whether there has been a Servicer Termination Event, the Rolling Delinquency Percentage, the Rolling Loss Percentage, the Cumulative Loss Percentage, the Delinquency Loss Factor and Total Expected Losses;

                  (o) for the purposes of calculating the Required Overcollateralization Amount, the Rolling Three Month Average Annualized Losses, the Delinquency Percentage, the Delinquency Loss Factor and the Total Expected Losses; and

                  (p) the percentage of loans (as measured by the) aggregate principal balance of such loans) that have been modified during the related Collection Period and the percentage of loans (as measured by the Aggregate Principal Balance of such loans) that have been modified since the cut-off date.

         In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per note with a $1,000 principal denomination.

         Within 90 days after the end of each calendar year, the note administrator will mail to each person who at any time during such calendar year was a noteholder a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or applicable portion thereof during which the person was a noteholder. This obligation of the indenture trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the indenture trustee to noteholders pursuant to any requirements of the Internal Revenue Code as are in force from time to time.

Redemption of the Notes

         The notes will be subject to redemption, in whole but not in part, at the option of the holder(s) of the trust certificates or, if not so exercised, at the option of the note insurer, on or after the payment date on which the Aggregate Note Balance has declined to 5% or less of the Aggregate Note Balance as of the cut-off date.

         The notes will be redeemed at a redemption price of 100% of the then outstanding Aggregate Note Balance, plus accrued but unpaid interest thereon through the end of the interest accrual period immediately preceding the related payment date. Notwithstanding the foregoing, however, no redemption may take place unless, in connection with the redemption, any amounts due and owing to the note insurer under the insurance agreement are paid in full to the note insurer. There will be no prepayment premium in connection with a redemption. Notice of an optional redemption of the notes must be mailed by the indenture trustee to the noteholders and the note insurer at least ten days prior to the payment date set for redemption.

         In addition, the trust may redeem the notes at any time upon a determination by the trust, based upon an opinion of counsel, that a substantial risk exists that the notes will not be treated for federal income tax purposes as evidences of indebtedness. See "Material Federal Income Tax Consequences -- General" in this prospectus supplement. The note insurance policy will not cover such a redemption.

         The payment on the final payment date in connection with the redemption of the notes shall be in lieu of any payment otherwise required to be made on that payment date in respect of the notes.

Payments to the Holder(s) of the Trust Certificates

         On each payment date, any portion of Available Funds remaining after making payments of interest and principal due on the notes and other payments required on that payment date will be released to the holder(s) of the trust certificates as provided in the trust agreement, free of the lien of the indenture. These amounts will not be available to make payments on the notes or payments to the note insurer on any subsequent payment date.

The Indenture Trustee

         _________, a _________, will be the indenture trustee under the indenture. The indenture will provide that the indenture trustee is entitled to the indenture trustee fee and reimbursement of certain expenses. In addition, the indenture trustee will retain the benefit, if any, from investment of funds in the note account.

         The indenture also will provide that the indenture trustee may resign at any time, upon notice to the trust, the master servicer, the note insurer and any rating agency named in this prospectus supplement, in which event the trust will be obligated to appoint a successor indenture trustee acceptable to the note insurer. The trust, with the prior consent of the note insurer, may remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In addition, the indenture trustee may be removed at any time by the note insurer or, with the consent of the note insurer, by the holders of more than 50% of the Aggregate Note Balance. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee. The indenture will provide that the indenture trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the noteholders, unless these noteholders shall have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The indenture trustee may execute any of the rights or powers granted by the indenture or perform any duties thereunder either directly or by or through its agents or attorneys, and the indenture trustee is not responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it. Pursuant to the indenture, the indenture trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the indenture. The indenture trustee may rely, and will be protected in acting or refraining from acting in good faith in reliance, on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the indenture. The indenture trustee will be indemnified by the Seller for certain losses and other events to the extent described in the servicing agreement.

Note Events of Default

         Events of default under the indenture will include, without limitation, the following:

         o on any payment date, after taking into account all payments made in respect of the notes on that payment date, interest on the notes for such payment date remains unpaid or an Overcollateralization Deficit exists with respect to the notes, or any class of notes is not paid in full before its stated maturity date, and such default continues unremedied for a period of five days;

         o a default in the observance of certain negative covenants in the indenture;

         o a default in the observance of any other covenant of the indenture, and the continuation of the default for a period of thirty days after the earlier of (i) the date on which the trust obtains knowledge of the default, and (ii) the date on which notice is given to the trust by the indenture trustee at the direction of the note insurer or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding, with the prior written consent of the note insurer;

         o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after the earlier of (i) the date on which the trust obtains knowledge of the incorrectness, and (ii) the date on which notice is given to the trust by the indenture trustee or by the holders of at least 25% in principal amount of the notes then outstanding; or

         o certain events of bankruptcy, insolvency, receivership or reorganization of the trust.

Rights upon Note Event of Default

         In case a note event of default should occur and be continuing, the indenture trustee may, with the consent of the note insurer in the absence of a note insurer default, and on request of holders of more than 50% in principal amount of the notes then outstanding shall, with the consent of the note insurer in the absence of a note insurer default, declare the principal of the notes to be due and payable. This declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the notes then outstanding, with the prior consent of the note insurer.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case a note event of default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the holders of notes, unless the holders have offered to the indenture trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the note insurer or the holders of a majority in principal amount of the outstanding notes, with the prior written consent of the note insurer, shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the notes; and the holders of a majority in principal amount of the notes then outstanding may, with the prior written consent of the note insurer, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture than cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby.

Supplemental indentures

         Subject to the prior written consent of the note insurer, at any time and from time to time, without the consent of the noteholders, the indenture trustee and the trust may enter into one or more supplemental indentures to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision thereof, or to amend any other provisions with respect to matters or questions arising under the indenture, which shall not be inconsistent with the provisions of the indenture; provided, however, that such action shall not adversely affect in any material respect the interests of the noteholders; and provided further that the amendment shall not be deemed to adversely affect in any material respect the interests of the noteholders if the party requesting the amendment obtains an opinion of counsel to that effect.

         The indenture may also be amended by the indenture trustee and the trust at any time and from time to time, with the prior written approval of the rating agencies and the note insurer for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders under the indenture; provided, however, that no amendment shall, without the consent of all noteholders,

         o change the date of any payment date or the stated maturity dates of the notes or reduce the principal amount of the notes, the note interest rates of the notes or the redemption price of the notes, or

         o reduce the percentage of Aggregate Note Balance which is required to consent to any amendments.

Exercise of Noteholder Rights by the Note Insurer

         The indenture provides that, unless a note insurer default exists, the note insurer shall have the right to exercise all rights of the noteholders under the indenture without any further consent of the noteholders, other than rights with respect to the approval of certain amendments to the indenture and certain other specified rights.

                          Servicing of the Home Loans

General

         The servicer will service and administer the home loans in the trust in accordance with the policies, procedures and practices that it customarily employs in servicing other comparable loans and pursuant to the provisions of the servicing agreement. The servicer will not amend or modify in any material respect its policies, procedures and practices with respect to the loans (other than as required by applicable laws and regulations) without the prior consent of the note insurer.

         Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. Consistent with the servicing standard described in the preceding paragraph, the servicer, in its discretion, may

         o waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a loan,

         o arrange a schedule for the payment of delinquent payments on the related loan, subject to conditions set forth in the servicing agreement, if a borrower is in default or about to be in default because of the borrower's financial condition or

         o modify monthly payments on loans in accordance with limitations imposed by the servicing agreement and subject to the Soldiers' and Sailors' Civil Relief Act of 1940.

         However, the servicer may not, without the prior consent of the note insurer, permit any waiver, modification or variance of a loan which would

         o    change the mortgage rate,

         o    forgive the payment of any principal or interest,

         o    lessen the lien priority,

         o extend the final maturity date on a loan past three years prior to the stated maturity date of the Class A-4 Notes, in any case except to the extent required under the Relief Act, or

         o modify any monthly payment to an amount less than the monthly interest accrual for the loan. In addition, the servicer may not modify, waive or amend any provisions of any loans if the aggregate principal balance of modified loans would exceed ___% of the cut-off date principal balance of the home loan pool without the consent of the note insurer.

The servicer, acting as agent for the indenture trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any mortgaged property that is of equal or higher priority to that of the lien securing the related pool loan unless the pool loan is prepaid in full and thereby removed from the pool.

Customary Servicing Procedures

         The procedures of the servicer with respect to day-to-day servicing of the loans may vary considerably depending on the particular loan, the mortgaged property, the borrower, the availability of an acceptable party to assume a loan and the laws of the jurisdiction in which the mortgaged property is located. Generally, it is the current practice of the servicer to send borrowers coupon books periodically reflecting their monthly payments and the related due dates. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the servicer will commence collection efforts by notifying the borrower of the delinquency through telephonic and written communications methods. Under the terms of each loan, the borrower agrees to pay a late charge (which the servicer is entitled to retain as additional servicing compensation under the servicing agreement) if a monthly payment on a loan is not received within the number of days specified in the mortgage note after its due date. If the loan remains delinquent, the servicer will attempt to contact the borrower to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

         As a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, an established collection procedure using telephonic and a series of written communications is followed. The status of the delinquency determines the level of collection effort and methodology followed. However, if no substantial progress has been made in obtaining delinquent monies from the borrower, legal procedures, including foreclosure and garnishment proceedings, will be evaluated and commenced where appropriate.

         Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the servicer will have commenced foreclosure, collection or enforcement proceedings prior to the time when a loan is 150 days delinquent. If the servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for that property or accept a deed in lieu of foreclosure. After the servicer converts title to a mortgaged property into the name of the indenture trustee on behalf of the noteholders and the note insurer by foreclosure or deed in lieu of foreclosure, a real estate broker is selected to market the property. Where appropriate, the servicer also will seek garnishment of wages once the servicer obtains judgment in enforcement proceedings.

The Servicing Agreement

         General

         The summaries of certain provisions of the servicing agreement set forth below and under the caption "The Operative Agreements" in the accompanying prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the servicing agreement, prospective investors in the Notes are advised to review the servicing agreement, a copy of which the depositor will provide (without exhibits) without charge upon written request addressed to the depositor at 600 Steamboat Road, Greenwich, Connecticut 06830.

         Generally, the servicer will be authorized and empowered pursuant to the servicing agreement to:

         o and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the loans and with respect to the mortgaged properties and

         o institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to any mortgaged property in the name of the indenture trustee on behalf of the noteholders and the note insurer.

         Payments on Loans and Establishment of Collection Account

         The servicer shall establish and maintain a collection account in the form of one or more accounts at one or more institutions meeting the requirements set forth in the servicing agreement. The collection account, and all amounts deposited in it from time to time, shall be part of the trust. The servicer will deposit into the collection account, not later than two business days after receipt, all payments on or in respect of the loans received from or on behalf of borrowers and all proceeds of the loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding servicing advances, to the extent the servicer's automated system deducts such amounts prior to deposit to the collection account. On or prior to each Deposit Date, funds to be remitted to the note account will be remitted from the collection account to the indenture trustee for deposit into the note account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on loans in respect of any period prior to the cut-off date, fees, late payment charges, prepayment fees, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the collection account. The servicer may make withdrawals from the collection account only for the following purposes:

         o    to make deposits into the note account as described above;

         o to pay itself any monthly servicing fees and other items of servicing compensation and investment income on permitted investments to the extent permitted by the servicing agreement;

         o to make any servicing advance to the extent permitted by the servicing agreement or to reimburse itself for any servicing advance previously made to the extent permitted by the servicing agreement;

         o to withdraw amounts that have been deposited to the collection account in error; and

         o    to clear and terminate the collection account.

         Investment of Collection Account

         All or a portion of the collection account may be invested and reinvested in one or more permitted investments bearing interest or sold at a discount, at the servicer's direction. The indenture trustee or any of its affiliates may be the obligor on any investment in any collection account which otherwise qualifies as a permitted investment. No investment in the collection account may mature later than the deposit date next succeeding the date of investment.

         The indenture trustee will not in any way be held liable by reason of any insufficiency in the collection account resulting from any loss on any permitted investment included in the collection account (except to the extent the indenture trustee is the obligor thereon).

         All income or other gain from investments in the collection account will be held in the collection account for the benefit of the servicer and will be subject to withdrawal from time to time as permitted by the servicing agreement. Any loss resulting from the investments will be for the account of the servicer. The servicer will be required to deposit the amount of any loss immediately upon the realization of the loss to the extent the loss will not be offset by other income or gain from investments in the collection account and then available for application.

         Realization upon Defaulted Loans

         The servicing agreement will require the servicer, acting as the agent of the indenture trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the indenture trustee, on behalf of the noteholders and the note insurer, mortgaged properties securing such of the loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the servicer has not reacquired pursuant to the option described below. However, if the servicer has actual knowledge or reasonably believes that any mortgaged property is contaminated by hazardous or toxic wastes or substances, the servicer will cause an environmental inspection of the mortgaged property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the servicer will notify the indenture trustee and the note insurer, and the servicer will not foreclose or accept a deed in lieu of foreclosure on the mortgaged property without the consent of the indenture trustee and the note insurer. In connection with foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any mortgaged property unless the servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

         In servicing the loans, the servicer will be required to determine, with respect to each defaulted loan, when it has recovered, whether through trustee's sale, foreclosure sale, collection and enforcement actions, or otherwise, all amounts, if any, it expects to recover from or on account of the defaulted loan, whereupon the loan will be charged off and will become a Liquidated Loan.

         Assumption of Loans

         In any case in which the servicer becomes aware that a mortgaged property has been or is about to be voluntarily conveyed by the related borrower, the servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the borrower remains liable on the promissory note. The servicer may not enter into any assumption agreement that modifies the mortgage interest rate or payment terms of the mortgage note without the consent of the note insurer. The servicing agreement will prohibit the servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless the servicer determines that the assuming party would not fall within a significantly lower credit risk category than the original borrower and such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, the loan. Notwithstanding any of the foregoing, the servicer will not enter into any assumption agreement unless the assumption agreement is pursuant to its standard servicing procedure and the servicer would enter into the assumption agreement with respect to a mortgage loan in its own portfolio. Any fees collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation.

         Evidence as to Compliance

         The servicing agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the indenture trustee, the rating agencies and the note insurer to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers or USAP (to the extent the procedures are applicable to the servicing obligations set forth in the servicing agreement), the servicing by or on behalf of the servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the servicer for others which, in the opinion of the accounting firm, it is required to report under USAP, except for such exceptions as will be referred to in the report. The servicing agreement will provide that the servicer will be required to deliver to the indenture trustee, the rating agencies and the note insurer, on or before a specified date in each year, an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the servicing agreement throughout the preceding year.

         Certain Matters Regarding Servicer's Servicing Obligations

         The servicing agreement will provide that the servicer may not resign from its obligations and duties as the servicer thereunder, except upon

         o the consent of the master servicer, the note insurer and the indenture trustee, or

         o the delivery, at the servicer's expense, of an opinion of counsel addressed to the indenture trustee and the note insurer and in form and substance acceptable to the indenture trustee and the note insurer to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the servicing agreement.

No such resignation will become effective until the master servicer has assumed the servicing obligations and duties of the servicer under the servicing agreement.

         The servicing agreement will also provide that neither the servicer, nor any of its directors, officers, employees or agents, will be liable to the indenture trustee, the trust or the noteholders for any action taken, or for refraining from the taking of any action, by the servicer pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the servicer, or by reason of reckless disregard of obligations and duties of the servicer, thereunder.

         In addition, the servicing agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the loans under the servicing agreement and which in its opinion may involve it in any expense or liability.

         The servicing agreement will provide that any corporation or other entity (a) into which the servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the servicer shall be a party or (c) that may succeed to all or substantially all of the business of the servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement, and will be the successor to the servicer thereunder without the execution or filing of any document or any further act by any of the parties to the servicing agreement. However, if the servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the servicer thereunder and the corporation or other entity satisfies the eligibility requirements for a successor servicer.

         Servicer Events of Default

         Events of default under the servicing agreement will include

         o any failure by the servicer to deposit in the collection account or transfer to the indenture trustee for deposit in the note account any amount required to be deposited under the servicing agreement;

         o any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the servicing agreement or so long as the servicer and the transferor under the home loan sale agreement are the same, the failure of the seller, which materially and adversely affects the rights of noteholders and continues unremedied for the applicable cure period, if any, after the earlier of (i) the date on which the seller obtains knowledge of such failure, and
              (ii) the date on which written notice of such failure is given to the servicer by the master servicer or the indenture trustee;

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations;

         o any representation or warranty made by the seller in the servicing agreement or the home loan sale agreement or certificate delivered by the seller pursuant thereto having been incorrect in any material respect as of the time made and the circumstance in respect of which such representation and warranty is incorrect, if capable of being cured, not having been cured within 30 days after the earlier of (i) the date on which the seller obtains knowledge of such incorrectness, and
              (ii) the date on which notice is given to the seller by the trust, the indenture trustee, the master servicer, or the note insurer; and

         o the occurrence of delinquencies and/or losses in respect of the loans in excess of a level, and for a period of time, as specified in the servicing agreement.


         Rights upon Servicer Events of Default

         Upon the occurrence of a servicer event of default, the master servicer will be obligated to enforce the servicing agreement or to terminate the servicer at the direction of the note insurer (so long as no note insurer default exists and is continuing) and appoint a successor servicer, or if it does not, succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and, if it succeeds to such responsibilities, will be entitled to such compensation as the servicer would have been entitled to under the servicing agreement. in the event that the master servicer fails to appoint a successor servicer and it is unwilling or legally unable to act as servicer, it may petition a court of competent jurisdiction for the appointment of a successor servicer. Any successor servicer (other than the master servicer or the indenture trustee) must be an established housing and home finance institution or any institution that regularly services nonconforming residential mortgage loans, that is currently servicing a nonconforming residential mortgage loan portfolio, that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000. The appointment of any successor servicer (other than the master servicer or the indenture trustee) shall be acceptable to the note insurer and shall not result in the qualification, reduction or withdrawal of the implied rating assigned to the notes by the rating agencies (without taking into account the note insurance policy). Pending appointment of a successor servicer, unless the master servicer is prohibited by law from so acting, the master servicer shall be obligated to act as servicer. The master servicer and such successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

         Master Servicer Events of Default

         Master servicer events of default will be set forth in the servicing agreement. Upon the occurrence of a master servicer event of default, the indenture trustee shall, at the direction of the note insurer (so long as no note insurer default exists and is continuing), terminate the master servicer's rights and obligations under the servicing agreement. Upon a termination of the master servicer, the indenture trustee shall be obligated to succeed to the obligations of the master servicer or to appoint a successor master servicer with the consent of the note insurer.

         Amendments

         Subject to the prior written consent of the note insurer, at any time and from time to time, without the consent of the noteholders, the indenture trustee, the trust, the master servicer and the servicer may amend the servicing agreement for the purposes of

         o curing any ambiguity or affecting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or

         o    complying with the requirements of the Internal Revenue Code;

provided, however, that the amendment shall not materially and adversely affect the interests of any noteholder, as evidenced by an opinion of counsel delivered to the indenture trustee to such effect (which opinion shall not be at the expense of the indenture trustee) and written confirmation from each of the rating agencies that the amendment will not result in a qualification, reduction or withdrawal of the implied ratings on the notes (without taking into account the note insurance policy).

         The servicing agreement may also be amended by the indenture trustee, the trust, the master servicer and the servicer, at any time and from time to time, with the prior written approval of the rating agencies, the note insurer and the holders of not less than 50% of the Aggregate Note Balance represented by the notes then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the noteholders thereunder; provided, however, that no amendment shall

         o reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the note account without the consent of all noteholders or

         o reduce the aforesaid percentages of the Aggregate Note Balance which are required to consent to any amendments, without the consent of all noteholders.

Servicing and Other Compensation; Payment of Expenses

         The servicing fee will be the primary compensation to be paid to or retained by the servicer in respect of its servicing activities under the servicing agreement and will be paid to the servicer on each Deposit Date out of collections of interest received on or in respect of the loans for the related Collection Period. The servicing fee will equal one-twelfth (1/12) of the product of (a) 1.00% and (b) the aggregate principal balance of the loans as of the first day of the related Collection Period. The servicer shall be entitled to retain the servicing fee from amounts to be deposited in the collection account. In addition, the servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the collection account. Assumption fees, late payment charges, prepayment fees, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. To the extent the servicer obtains any collections on a Liquidated Loan subsequent to the date on which it becomes a Liquidated Loan, the servicer will be entitled to receive [ ]% of such recovery as servicing compensation, provided that the servicer's right to receive such amounts shall be subordinated to the rights of the noteholders and of the note insurer to receive the amounts due to them.

         The servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer. The servicer will also be permitted (but not required) to advance the cost of any enforcement or judicial proceedings relating to the borrowers, including foreclosures, and the management and liquidation of mortgaged properties acquired in satisfaction of the related loans. These servicing advances may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the mortgaged property if it is acquired through foreclosure and similar types of expenses. The servicer will not be required to make any servicing advance that it determines would not be recoverable from subsequent collections, Trust Insurance Proceeds or Liquidation Proceeds on the related loan or otherwise.

         The servicing agreement provides that the servicer may pay all or a portion of any servicing advance out of amounts on deposit in the collection account which are being held for payment on a subsequent payment date relating to the collection period; any such amounts so used are required to be replaced by the servicer by deposit to the collection account on or before the Deposit Date relating to the subsequent payment date.

         The servicer may recover servicing advances, if not previously recovered from the borrower on whose behalf the servicing advances were made, from subsequent collections on the related loan, including Liquidation Proceeds, Trust Insurance Proceeds and such other amounts as may be collected by the servicer from the borrower or otherwise relating to the loan, or if such collections are insufficient, from the note account, subject to certain limitations.

                                Note Insurance

The Note Insurance Policy

         The information set forth in this section has been provided by the note insurer ________, a _________ without independent verification by the trust, the depositor, the seller, the servicer, or any of their affiliates. Center capitalized terms used in this section are defined in the note insurance policy and set forth on page [___].

         The note insurer, in consideration of the payment of the premium and subject to the terms of the note insurance policy, unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received by the indenture trustee or its successor, as trustee for the noteholders, on behalf of the noteholders from the note insurer, for distribution by the indenture trustee to each noteholder of each noteholder's proportionate share of the Insured Payment. The note insurer's obligations under the note insurance policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not such funds are properly applied by the indenture trustee. Insured Payments shall be made only at the time set forth in the note insurance policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the note insurer.

         Notwithstanding the foregoing paragraph, the note insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The note insurance policy does not cover any Available Funds Cap Carry Forward Amount.

         The note insurer will pay any Insured Payment that is a preference amount on the business day following receipt on a business day by the fiscal agent (as described in the following paragraph) of

         o a certified copy of the order requiring the return of the preference payment,

         o an opinion of counsel satisfactory to the note insurer that the order is final and not subject to appeal,

         o    an assignment, in such form as is reasonably required by the note insurer, irrevocably assigning to the note insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment and

         o appropriate instruments to effect the appointment of the note insurer as agent for the noteholder in any legal proceeding related to the preference payment, such instruments being in a form satisfactory to the note insurer.

If, however, the documents are received after 12:00 noon New York City time on such business day, they will be deemed to be received on the following business day. Payment shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case such payment shall be disbursed to the noteholder.

         The note insurer will pay any other amount payable under the note insurance policy no later than 12:00 noon New York City time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York, on a business day by _________, as fiscal agent for the note insurer or any successor fiscal agent appointed by the note insurer of a Notice. If, however, the Notice is received after 12:00 noon New York City time on a business day, it will be deemed to be received on the following business day. If a Notice received by the fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the note insurance policy, it shall be deemed not to have been received by the fiscal agent for purposes of this paragraph, and the note insurer or the fiscal agent, as the case may be, shall promptly so advise the indenture trustee and the indenture trustee may submit an amended Notice.

         Insured Payments due under the note insurance policy generally will be disbursed by the fiscal agent to the indenture trustee on behalf of noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available.

         The fiscal agent is the agent of the note insurer only and the fiscal agent shall in no event be liable to noteholders for any acts of the fiscal agent or any failure of the note insurer to deposit sufficient funds to make payment due under the note insurance policy.

         Subject to the terms of the indenture, the note insurer shall be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the note insurer under the note insurance policy.

         As used in the note insurance policy, the following terms shall have the following meanings:

                  "Deficiency Amount" means, with respect to any payment date the sum of (i) the interest on the notes for that payment date minus Available Funds and (ii) the then existing Overcollateralization Deficit, if any, after application of Available Funds to reduce the Aggregate Note Balance on that payment date.

                  "Insured Payment" means, (i) as of any payment date, the Deficiency Amount and (ii) any Preference Amount due and then owing under the note insurance policy.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the note insurance policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the Insured Payment which shall be due and owing on the applicable payment date.

                  "Preference Amount" means any amount previously distributed to a holder of a note that is recoverable and sought to be recovered as avoidable preference by a trustee in bankruptcy pursuant to the federal Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the note insurance policy and not otherwise defined therein will have the respective meanings set forth in the indenture as of the date of execution of the note insurance policy, without giving effect to any subsequent amendment to or modification of the indenture unless such amendment or modification has been approved in writing by the note insurer.

         Any Notice under the note insurance policy or service of process on the fiscal agent of the note insurer may be made at the address listed below for the fiscal agent of the note insurer or such other address as the note insurer shall specify in writing to the indenture trustee.

         The notice address of the fiscal agent is ________, Attention:
_________, or such other address as the fiscal agent shall specify to the indenture trustee in writing.

         The note insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to conflict of laws principles.

         THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The note insurance policy is not cancelable for any reason. The premium on the note insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

The Note Insurer

         [Note Insurer Information]. The note insurer is domiciled in the State of ____ and is licensed to do business in and is subject to regulation under the laws of [all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam]. [_______ has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms.] State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the note insurer, changes in control and transactions among affiliates. Additionally, the note insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The principal executive offices of the note insurer are located at ________, and its telephone number is _______.

         The tables below present selected financial information of the note insurer determined in accordance with statutory accounting practices (SAP) prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles (GAAP):

                                     SAP
                                     ------------------------------------------
                                     _______, 2001              _______, 200__
                                    (Audited                   (Unaudited)
                                    (In millions)
Admitted Assets                               $_____                   $_____
Liabilities                                    _____                    _____
Capital and Surplus                            _____                    _____


                                     GAAP
                                     ------------------------------------------
                                     ________, 2001             _______, 200__
                                    (Audited)                  (Unaudited)
                                    (In millions)
Assets                                        $_____                   $_____
Liabilities                                    _____                    _____
Shareholder's Equity                           _____                    _____


         Copies of the financial statements of the note insurer incorporated by reference in this prospectus supplement and copies of the note insurer's 2001 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the note insurer. The address of the note insurer is _______ and its telephone number is ________.

         The note insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the note insurance policy and note insurer set forth under the headings "Note Insurance--The Note Insurance Policy" and "--The Note Insurer" in this prospectus supplement. Additionally, the note insurer makes no representation regarding the notes or the advisability of investing in the notes.

         ________ rates the claims paying ability of the note insurer "____."

         ________ rates the claims paying ability of the note insurer "____."

         Each rating of the note insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the note insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The note insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

Incorporation of Certain Documents of the Note Insurer by Reference

         The consolidated financial statements of the note insurer [and subsidiaries] included as an exhibit to the Annual Report on Form 10-K for the period ended _______, 200__, and the unaudited financial statements of the note insurer [and subsidiaries] for the quarter ended ______, 200__, included as an exhibit to the Quarterly Report on Form 10-Q for the period ended _______, 200__, each of which have been filed with the Securities and Exchange Commission by _____, are hereby incorporated by reference in this prospectus supplement.

         All financial statements of the note insurer and subsidiaries included in documents filed by ______ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement are to be a part hereof from the respective dates of filing such documents.

         The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the depositor at 600 Steamboat Road, Greenwich, Connecticut 06830.

Credit Enhancement Does Not Apply to Prepayment Risk

         In general, the protection afforded by the note insurance policy is protection for credit risk and not for prepayment risk. A claim may not be made under the note insurance policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the trust.

                      Prepayment and Yield Considerations

         No principal payments will be made on a class of notes on any payment date until the Class Principal Balance of each class of notes having a lower municipal designation (and thus a higher principal payment priority) has been reduced to zero. Thus, the Class A-2 Notes will not be entitled to payments of principal until the Class Note Balance of the Class A-1 Notes has been reduced to zero, the Class A-3 Notes will not be entitled to payments of principal until the Class Note Balance of the Class A-2 Notes has been reduced to zero and the Class A-4 Notes will not be entitled to payments of principal until the Class Note Balance of the Class A-3 Notes has been reduced to zero. See "Description of the Notes -- Payments on the Notes" in this prospectus supplement. As the rate of payment of principal of the notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the home loans, final payment of any class of notes could occur significantly earlier than its stated maturity date. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes. No prediction can be made as to the rate or timing of prepayments on the home loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the home loans will be borne entirely by noteholders.

         The rate of principal payments on the notes, the aggregate amount of each interest payment on the notes and the yields to maturity of the notes will be directly affected by the rate and timing of principal reductions on the home loans. Principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any payment date on or after the payment date on which the aggregate Note Class balance of the notes declines to 5% or less of the original aggregate Note Class Balance of the notes, the holder of the trust certificates or the note insurer may effect a redemption of the notes. See "Description of the Notes--Redemption of the Notes" in this prospectus supplement.

         The "weighted average life" of a class of notes refers to the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that class is repaid. The weighted average life of each class of notes will be influenced by, among other factors, the rate at which principal reductions occur on the home loans, the rate at which Excess Cash is paid to noteholders and the extent to which any excess funds are distributable to holders of the trust certificates, in each case as described in this prospectus supplement. If substantial principal prepayments on the home loans are received as a result of unscheduled payments, liquidations or repurchases, payments to noteholders may significantly shorten the weighted average lives of the notes. If the home loans experience delinquencies and defaults in the payment of principal, then noteholders will experience a delay in the receipt of principal payments attributable to the delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the notes than would otherwise be the case. Interest shortfalls on the home loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

         The rate and timing of principal payments on the home loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, seasoning of loans, market interest rates for similar types of loans and the availability of funds for similar types of loans.

In certain cases, the servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new mortgaged property as collateral for the related loan, or may simply release the lien on the existing collateral, leaving the related home loan unsecured. In that case, the servicer generally will require the borrower to make a partial prepayment in reduction of the principal balance of the home loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence. Certain of the home loans are subject to prepayment fees during the first [_________] years after origination. Prepayment fees may have the effect of reducing the amount or the likelihood of prepayments on the related loans.

         As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the loan rates on the home loans in the trust, the rate of prepayment would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the loan rates on the loans in the trust, the rate of prepayment on the loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the loans. The depositor and the seller make no representations as to the particular factors that will affect the prepayment of the home loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the home loans and of recoveries, if any, on defaulted home loans and foreclosed properties will affect the rate and timing of principal payments on the home loans, and, accordingly, the weighted average lives of the notes, and could cause a delay in the payment of principal to the holders of the notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on similar types of home loans. The rate of default on home loans with high loan-to-value ratios, or on home loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the area in which the related mortgaged properties are located or the related borrower is residing. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Although data have been published with respect to the historical prepayment experience of certain residential mortgage loans those loans differ in material respects from the home loans in the trust and the data may not be reflect conditions applicable to the home loans in the trust. No significant historical prepayment data are generally available with respect to the types of home loans included in the home loan pool or similar types of loans, and there can be no assurance that the home loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the trust may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average home loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the home loan pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a home loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the home loan pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the home loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related mortgaged properties, including the home loans, and a lower prepayment rate may result for the home loan pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios of less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the home loans may result in faster rates of prepayment of the home loans than would otherwise be the case. In addition, any increase in the market values of mortgaged properties, and the resulting decrease in the combined loan-to-value ratios of the related home loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

Reinvestment Risk

         During periods of falling interest rates, noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the notes. Conversely, during periods of rising interest rates, noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the notes.

Stated Maturity Dates

         The stated maturity dates of the notes are as follows:

                  Class A-1      _____________
                  Class A-2      _____________
                  Class A-3      _____________
                  Class A-4      _____________

         The stated maturity dates of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been determined by calculating the final payment date with respect to each class on the basis of the modeling assumptions (see "--Weighted Average Lives --Modeling Assumptions" below) and an assumed constant prepayment rate of 0% of the prepayment assumption model discussed under "--Weighted Average Lives" below. The stated maturity date of the Class A-4 Notes has been determined by adding three years to the last due date of the loan in the trust with the latest stated maturity. It is anticipated that the actual final payment date for each class of notes will occur significantly earlier than its stated maturity date.

Weighted Average Lives

         Generally, greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the home loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the notes will also be affected by the amount and timing of delinquencies and defaults on the home loans and the recoveries, if any, on home loans and foreclosed properties.

         The following information illustrates the effect of prepayments of the home loans on the weighted average lives of the notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the home loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average lives of the notes will be influenced by the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the seller), the rate at which Excess Cash is paid to noteholders as described in this prospectus supplement, and the extent to which any excess funds are distributed to the holders of the trust certificates as described in this prospectus supplement.

         Prepayments on loans such as the loans in the trust are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% prepayment assumption assumes a constant prepayment rate or CPR of 0.0% per year of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately _______% (expressed as a percentage per year) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each subsequent month during the life of the loans, a CPR of 15% per year each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the home loans in the trust. The seller does not make any representations about the appropriateness of the prepayment assumption model or the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the home loans as of the cut-off date have been used and the following modeling assumptions have been made:

         o all scheduled payments on the home loans are timely received on the first day of a Collection Period, commencing in ________ 200_;

         o each home loan has a first due date that occurs 30 days after the origination of the loan;

         o    there are no defaults, losses or delinquencies on the home loans;

         o all scheduled payments of interest and principal on the home loans have been made through the cut-off date;

         o the home loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table;

         o    the closing date is ___________, _____;

         o all principal prepayments represent prepayments in full of the home loans and include 30 days of interest thereon;

         o    each month consists of 30 days and each year consists of 360 days;

         o    there are no repurchases of or substitutions for the home loans;

         o the initial Overcollateralization Amount equals $____________, will gradually increase to the Required Overcollateralization Amount of $______________ and will thereafter be reduced in accordance with the terms of the indenture;

         o the note interest rate for each class of notes is specified on the cover page or described in this prospectus supplement;

         o the servicing fee is deducted from interest collections on the home loans;

         o no reinvestment income from any trust account is payable to the noteholders;

         o no early redemption of the notes is effected (except in the case of "Weighted Average Life: With Optional Redemption");

         o cash distributions are received by the noteholders on the 25th day of each month, commencing in _________ 200_; and

         o the home loan pool consists of ____ pools of loans having the following characteristics:

                                               Original         Remaining
                                Interest       Term             Term
        Outstanding Balance     Rate           (Months)         (Months)
        -------------------     --------       ---------        ----------





         The tables on the following pages indicate the percentage of the original Class Principal Balance of each class of notes that would be outstanding at each of the dates shown at the specified percentages of the prepayment assumption and the corresponding weighted average life of each class of notes. Since these tables have been prepared based on the modeling assumptions (including the assumptions regarding the characteristics and performance of the home loans). There are discrepancies between the characteristics of the actual home loans and the characteristics of the home loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Note Balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual home loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

         The weighted average life of a class of notes is determined by

         (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

         (b)   summing the results and

         (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

         The percentages in the following tables have been rounded to the nearest whole number and, except in the case of "Weighted Average Life: With Optional Redemption," they are based on the assumption that the option to redeem the notes as described under "Description of the Notes--Redemption of the Notes" in this prospectus supplement is not exercised.



             Percentage of Original Class Note Balance Outstanding at the Following Percentages of the Prepayment Assumption

                                ------------------------------------------           -----------------------------------------
                                                Class A-1                                            Class A-2
                                ------------------------------------------           -----------------------------------------
      Payment Balance           0%     50%     75%    100%    125%    150%           0%     50%    75%     100%    125%    150%
      --------------------      ---    ---     ---    ----    ----    ----           ----   ----   ----    ----    -----   ----
Initial Balance...........      100    100     100    100      100    100            100    100    100     100     100     100
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
Weighted Average Life:
   Without Optional
   Termination............
   With Optional
   Termination..............
____________________________
*    Less than 0.5% but greater than 0%



                                     S-63

             Percentage of Original Class Note Balance Outstanding at the Following Percentages of the Prepayment Assumption

                                ------------------------------------------           -----------------------------------------
                                                Class A-3                                            Class A-4
                                ------------------------------------------           -----------------------------------------
      Payment Balance           0%     50%     75%    100%    125%    150%           0%     50%    75%     100%    125%    150%
      --------------------      ---    ---     ---    ----    ----    ----           ----   ----   ----    ----    -----   ----

Initial Balance...........      100    100     100    100      100    100            100    100    100     100     100     100
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
Weighted Average Life:
   Without Optional
   Termination............
   With Optional
   Termination..............
__________________________
*    Less than 0.5% but greater than 0%

         The paydown scenarios for the notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the modeling assumptions on which they were made will prove to resemble the actual performance of the home loans and the notes, or that the actual weighted average lives of the notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the home loans will prepay at a constant rate or that all of the home loans will prepay at the same rate. Moreover, the home loans actually included in the trust, the payment experience of the loans and certain other factors affecting the payments on the notes will not conform to the modeling assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the home loans will differ in many respects from the modeling assumptions. See "The Home Loan Pool" in this prospectus supplement. To the extent that the home loans actually included in the trust have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                   Material Federal Income Tax Consequences

General

         The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

Characterization of the Notes as Indebtedness

         In the opinion of [Sidley Austin Brown & Wood LLP] [Thacher, Proffitt & Wood], special tax counsel for the trust, for federal income tax purposes:

         o    the notes will be treated as debt instruments, and

         o the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended.

See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information.

         Depending on their issue prices, the notes may be treated as having been issued with original issue discount or OID. As a result, holders of the affected notes may be required to recognize income with respect to those notes in advance of the receipt of cash attributable to that income. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes an equity investment or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Brown & Wood LLP has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the home loans has been retained by the trust or its beneficial owners and has not been transferred to the noteholders.

U.S. Holders

         Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount. Payments of qualified stated interest on a note issued with OID are taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). The U.S. Holder of a note issued with OID must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting.

         The OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code which applies to prepayable securities such as the notes. Until the Treasury issues guidance which applies to prepayable securities such as the notes, the indenture trustee intends to base its OID computation on section 1272(a)(6) and the OID Regulations as described in the accompanying prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the notes issued with OID will be the original yield to maturity of such notes, determined by assuming that the home loans will prepay in accordance with 100% of the prepayment assumption model. No representation is made as to the actual rate at which the home loans will prepay. See "Material Federal Income

Tax Consequences" in the accompanying prospectus for a discussion of the application of the OID rules and for purposes of calculating OID.

         Disposition of a Note. Except as discussed in the accompanying prospectus, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. The gain or loss generally will be long-term capital gain or loss if the note were held for more than the applicable holding period, except to the extent of any accrued market discount not previously included in income.

Possible Classification of the Trust as a Partnership or an Association Taxable as a Corporation

         The opinion of [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood] is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by the this prospectus supplement constitutes an equity investment in the home loans (or an interest therein) to the noteholders, and that one or more classes of the notes constitute equity interests. If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the home loans, which would reduce the amounts available for payments to the noteholders. Cash payments to the noteholders whose interests were characterized as equity interests generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation) or a taxable mortgage pool as described below. Rather, each certificateholders and each noteholder holding an equity interest would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of such noteholders could differ if the notes were to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

         In relevant part, section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if

         o substantially all of its assets consist of debt instruments, more than 50% of which are principally secured by an interest in real property,

         o the entity is the obligor under debt obligations with two or more maturities, and

         o under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming compliance with all of the provisions of relevant documents, and based upon representations received from seller establishing that the home loans transferred to the trust will not cause the trust to hold debt instruments more than 50% of which are principally secured by an interest in real property within the meaning of the taxable mortgage pool provisions of the Code, [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood] is of the opinion that the trust will not be a taxable mortgage pool under section 7701(i) of the Code.

         The opinion of Sidley Austin Brown & Wood LLP is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the home loans. Such a tax might reduce amounts available for payments to the noteholders. The amount of such a tax would depend upon whether payments to noteholders would be deductible as interest expense in computing the taxable income of the arrangement as a taxable mortgage pool.

Non-U.S. Holders

         In general, a non-U.S. Holder will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the depositor or the trust, a controlled foreign corporation related to the depositor or the trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the withholding agent (i.e., last United States payor in the chain of payment prior to payment to a non-U.S. Holder) must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

         o is signed by the beneficial owner of the note under penalties of perjury,

         o    certifies that such owner is not a U.S. Holder and

         o    provides the name and address of the beneficial owner.

The statement may be made on an IRS Form W-8BEN, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days after the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN provided by the beneficial owner to the organization or institution.

         Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided that:

         o the gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States, and

         o in the case of an individual non-U.S. Holder, the non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year.

Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the depositor or the trust or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

         Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters unify current certification procedures and forms and clarify reliance standards. These regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective non-U.S. Holders of the notes are strongly urged to consult their own tax advisor with respect to these regulations.

Backup Withholding

         Backup withholding of United States federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must impose backup withholding on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that the seller is a non-U.S. Holder (and certain other conditions are met).

The sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         As previously mentioned, the final backup withholding regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective noteholders are strongly urged to consult their own tax advisor with respect to these regulations.

                            State Tax Consequences

         Investors should also consider the state income tax consequences of the acquisition, ownership and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the notes.

                             ERISA Considerations

         ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") impose requirements on employee benefit plans and on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes. See "ERISA Considerations" in the accompanying prospectus.

         Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered notes without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the notes should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         Pursuant to Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the issuer and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

         Although there is no authority directly on point, the issuer believes that, at the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The issuer also believes that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, is restricted.

         A prospective transferee of the notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, and agrees to so treat such notes and that either (1) none of the trustee, the issuer, the servicer or the underwriter or any of their affiliates is a "Party in Interest" (within the meaning of ERISA) or "Disqualified Person" (within the meaning of the Code) with respect to any "plan assets" of such Person or (2) the acquisition and holding of the notes qualifies under an exemption and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of any of the above-mentioned persons being a Party in Interest or Disqualified Person with respect to any "plan assets" of such purchaser.

         Regardless of the rating of the notes, a prospective purchaser or transferee may instead provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the trustee, the issuer, the servicer or the underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the issuer, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture.

                                    Experts

         The consolidated balance sheets of __________ [and its subsidiaries] as of _______, 200__, and _______, 200__, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ________, 200__, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of ___________, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite its name in the table below:


                                                                  Principal Amount of
                                    --------------------------------------------------------------------------
                                        Class A-1          Class A-2            Class A-3            Class A-4
Underwriter                               Notes              Notes                Notes                Notes
-------------                       -----------------  ------------------  ----------------     --------------

Greenwich Capital                   $                  $                   $                    $
  Market, Inc. ...................
___________________...............  -----------------  ------------------  ----------------     --------------
Total.............................  $                  $                   $                    $
                                    =================  ==================  ================     ==============


         The depositor has been advised that the underwriters propose initially to offer the notes to the public at the respective offering prices (plus accrued interest, if any) set forth below:


                                        Class A-1          Class A-2            Class A-3            Class A-4
                                          Notes              Notes                Notes                Notes
                                    ----------------   -----------------   ----------------     ----------------
Price to Public...................  $                  $                   $                    $
Underwriting Discount.............                 %                   %                  %                    %

The depositor has been further advised that the underwriters propose to offer the notes to certain dealers at the above offering prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:


                                        Class A-1          Class A-2            Class A-3            Class A-4
                                          Notes              Notes                Notes                Notes
                                    ----------------   -----------------   ----------------     ----------------
Concessions.......................                 %                  %                   %                   %
Reallowances......................                 %                  %                   %                   %


         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase those classes of notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of those classes of notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

         The depositor has been advised by Greenwich Capital Markets, Inc. that it currently intends to make a market in the notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop or, if it does develop, that it will continue.

         The depositor is an affiliate of Greenwich Capital Markets, Inc.

         The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                        Legal Investment Considerations

         The notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the notes or to purchase notes representing more than a specified percentage of the investor's assets. You should consult their own legal advisors in determining whether and to what extent the notes constitute legal investments for you.

                                    Ratings

         It is a condition to the issuance of the notes that they receive the ratings "_____" and "_____" from _____ and _____, respectively.

         The ratings on the notes address the likelihood of the receipt by noteholders of all payments on the home loans to which they are entitled. The ratings on the notes also address the structural, legal and issuer-related aspects associated with the notes, including the nature of the home loans. In general, the ratings on the notes address credit risk and not prepayment risk. The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the home loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the notes do not address the possibility that noteholders might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the home loans, or in the event that the trust is terminated prior to the maturity date of the notes.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

                                Legal Opinions

         In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the issuance of the notes will be passed upon for the seller by _____________________ and for the depositor and the underwriters by [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood], New York, New York. [Sidley Austin Brown & Wood LLP] [Thacher Proffitt & Wood] will also pass on certain federal income tax matters.

                               Glossary of Terms

         1-Month LIBOR: The London interbank offered rate for one-month United States dollar deposits. 1-Month LIBOR for each interest accrued period shall be determined on each LIBOR Determination Date, on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London, England time) on that LIBOR Determination Date. If the rate does not appear on that page or other replacement page on that service, or if the service is no longer offered, another service for displaying 1-Month LIBOR or comparable rates as may be reasonably selected by the indenture trustee, the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, 1-Month LIBOR will be 1-Month LIBOR applicable to the preceding payment date.

         Administrative Fee Amount: With respect to any payment date, the sum of the servicing fee, the indenture trustee's fee and the note insurer premium for that payment date.

         Aggregate Note Balance: With respect to any payment date, the sum of the Class Note Balances of all outstanding classes of notes on that payment date.

         Available Funds: With respect to the any payment date, the sum of the following amounts:

         o all scheduled payments of interest received with respect to the loans and due during the related Collection Period and all other interest payments on or in respect of the loans received by or on behalf of the servicer during the related Collection Period (including any amounts representing interest accrued on the loans prior to the cut-off date), plus any net income received during the related Collection Period from REO properties in the trust;

         o all scheduled payments of principal received with respect to the loans and due during the related Collection Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received during the related Collection Period in respect of the loans;

         o    Trust Insurance Proceeds;

         o    Net Liquidation Proceeds;

         o the aggregate of the amounts received in respect of any loans that are required or permitted to be repurchased, released or removed by the seller or servicer during the related Collection Period as described in "--Assignment of Loans" and "Servicing of the Loans" in this prospectus supplement, to the extent such amounts are received by the indenture trustee on or before the related [Deposit Date];

         o the aggregate of amounts deposited in the note account by the redeeming party during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" below; and

         o subsequent collections on any Liquidated Loan to the extent of any Realized Loss incurred with respect to that loan, after payment of any additional compensation permitted to the servicer under the servicing agreement.

less the sum of the following amounts:

         o    the Administrative Fee Amount for that payment date;

         o servicing advances previously made that are reimbursable to the servicer (other than those included in liquidation expenses for a Liquidated Loan and already reimbursed from the related Liquidation Proceeds);

         o amounts deposited into the collection account or the note account that may not be withdrawn pursuant to a final and nonappealable order of the United States bankruptcy court of competent jurisdiction imposing a stay pursuant to section 362 of the federal Bankruptcy Code and that would otherwise have been included in the definition of Available Funds on that payment date; and

         o amounts received by the indenture trustee that are recoverable and sought to be recovered from the trust as a voidable preference by a trustee in bankruptcy pursuant to the federal Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction.

         Class Note Balance: With respect to any class of notes and any payment date, the original Class Note Balance of that class less all Monthly Principal and Excess Cash paid to the related noteholders on previous payment dates in reduction of the Class Note Balance (exclusive, for the sole purpose of effecting the note insurer's subrogation rights, of payments made by the note insurer in respect of any Overcollateralization Deficit under the insurance policy, except to the extent reimbursed to the note insurer pursuant to the indenture).

         Deposit Date: With respect to any payment date, the 18th day of the month in which that payment date occurs or, if the 18th day is not a business day, the next succeeding business day.

         Excess Cash: With respect to any Payment Date, the Available Funds for that payment date reduced by the sum of

         o any amounts payable to note insurer for Insured Payments paid on prior payment dates and not yet reimbursed and for any unpaid note insurer premiums for prior payment dates (in each case with interest thereon at the late payment rate set forth in the insurance agreement),

         o    interest on the notes for the related payment date and

         o    the Monthly Principal for the related payment date.

         LIBOR Determination Date: With respect to any interest accrual period for the Class A-1 Notes, the second London Business Day preceding the commencement of that interest accrual period.

         Liquidated Loan: With respect to any payment date, any loan as to which

         o the servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of that loan have been recovered, or

         o any portion of any monthly payment on that loan is 180 days or more past due.

         Liquidation Proceeds: With respect to any payment date, the aggregate of any proceeds received by the servicer during the related Collection Period in connection with the liquidation of any mortgaged property securing a loan, whether through trustee's sale, foreclosure, condemnation, taken by amount domain or otherwise (including any Trust Insurance Proceeds to the extent not duplicative thereof).

         London Business Day: Any day on which dealing in deposits of United States dollars are transacted in the London interbank market.

         Net Liquidation Proceeds: With respect to any payment date, the Liquidation Proceeds received during the related Collection Period less expenses incurred by the servicer in connection with the liquidation of the related loans.

         Monthly Principal: With respect to any payment date, the sum of the following amounts

         o all scheduled payments of principal received with respect to the loans and due during the related Collection Period,

         o all other amounts collected, received or otherwise recovered in respect of principal of the loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Collection Period) and

         o all amounts allocable to principal deposited in the note account on the related Deposit Date by the trust, the depositor, the seller, the servicer or the note insurer in connection with a repurchase, release or removal of any loans pursuant to the indenture.

reduced by the amount of any Overcollateralization Surplus for that payment date.

         Overcollateralization Amount: With respect to any payment date, the amount of the excess, if any, of

         o the aggregate principal balance of the home loan pool as of the end of the related Collection Period over

         o the aggregate Note Class Balance of the notes as of that payment date after taking into account payments of Monthly Principal made on that payment date (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus.

         Overcollateralization Surplus: With respect to any payment date, the excess, if any, of

         o    the Overcollateralization Amount for that payment date

         o the applicable Required Overcollateralization Amount for that payment date.

         An Overcollateralization Surplus may result prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Amount because, in the absence of an Overcollateralization Surplus, the notes will be entitled to receive 100% of collected principal on the loans, even though the aggregate Note Class Balance of the notes will, as a result of the initial overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the aggregate principal balance of the home loan pool, in the absence of any realized losses on the loans.

         Reference Bank Rate. With respect to any interest accrual period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding Class Note Balance of the Class A-1 Notes; provided, however, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding Class Note Balance of the Class A-1 Notes. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding payment date.

         Reference Banks. Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England; (ii) whose quotations appear in the Reuters Screen LIBOR Page on the LIBOR Determination Date in question; (iii) which have been designated as such by the indenture trustee; and (iv) which are not controlling, controlled by, or under common control with the trust or the depositor.

         Required Overcollateralization Amount. With respect to any payment date, the required level of the Overcollateralization Amount specified in the indenture.

         Telerate Page 3750. The display page currently so designated on the Bridge Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         Trust Insurance Proceeds: With respect to any payment date, the aggregate of any proceeds from or in respect of any policy of insurance covering a mortgaged property that are received during the related Collection Period and applied by the servicer to reduce the principal balance of the related loan (which proceeds will not include any amounts applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with applicable law, the servicer's customary servicing procedures or the terms of the related loan).

         U.S. Holder. A beneficial owner of a note that is for United States federal income tax purposes:

         o    a citizen or resident of the United States,

         o a corporation or partnership (including an entity treated as a corporation or partnership for U.S. income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

         o an estate whose income is subject to United States federal income tax regardless of its source,

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Internal Revenue Code of 1986, as amended and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Holder.




=====================================================================================================================
Until  90  days   after   the   date  of  this   prospectus
supplement,  all  dealers  effecting  transactions  in  the                      ________________
notes  offered by this  prospectus  supplement,  whether or
not participating in this distribution,  may be required to
deliver  this  prospectus  supplement  and the  prospectus.               Home Loan Owner Trust 200_-__
This  is in  addition  to  the  obligation  of  dealers  to                    Issuer of the Notes
deliver this prospectus  supplement and the prospectus when
acting as  underwriters  and with  respect to their  unsold
allotments or subscriptions.                                              $__________ Home Loan Asset-Backed
                                                                                Notes, Series 200_-_
                     _________________

                                                                                     [LOGO]
You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
                                                                                ---------------------
We are not offering the notes in any state where the offer is                   PROSPECTUS SUPPLEMENT
not permitted.                                                                  ---------------------

We do not claim that the information in this prospectus supplement         Greenwich Capital Markets, Inc.
and the accompanying prospectus is accurate as of any date other than
the dates stated on their respective covers.                                         ________, 200_





=====================================================================================================================

                  Subject to Completion, Dated March 31, 2003

Prospectus

                    Mortgage-Backed/Asset-Backed Securities
                             (Issuable in Series)

    Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
                                   Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

         o    Each series of securities will consist of one or more classes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

         o mortgage loans secured generally by senior liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

         o mortgage loans secured by senior liens on multifamily residential properties,

         o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

         o    private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 6 of this prospectus. The securities represent obligations of the trust only and do not represent an interest in or obligation of the applicable depositor, seller, master servicer or any of their affiliates. This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.









                               _______ __, 2003


                               Table of Contents
                                                                                                               Page
                                                                                                               ----

Important Notice About Information in This Prospectus and Each Accompanying
      Prospectus Supplement.......................................................................................5

Risk Factors......................................................................................................6

The Trust Fund...................................................................................................17
              The Mortgage Loans--General........................................................................18
              Single Family Loans................................................................................22
              Home Equity Loans..................................................................................23
              Multifamily Loans..................................................................................23
              Manufactured Housing Contracts.....................................................................24
              Home Improvement Contracts.........................................................................25
              Agency Securities..................................................................................25
              Private Label Securities...........................................................................31
              Incorporation of Certain Information by Reference..................................................34

Use of Proceeds..................................................................................................34

The Depositors...................................................................................................34

Loan Program.....................................................................................................35
              Underwriting Standards.............................................................................35
              Qualifications of Sellers..........................................................................37
              Representations by Sellers; Repurchases or Substitutions...........................................37

Description of the Securities....................................................................................39
              General............................................................................................40
              Distributions on Securities........................................................................42
              Advances...........................................................................................46
              Reports to Securityholders.........................................................................47

Credit Enhancement...............................................................................................49
              General............................................................................................49
              Subordination......................................................................................49
              Pool Insurance Policies............................................................................51
              FHA Insurance; VA Guarantees.......................................................................53
              Special Hazard Insurance Policies..................................................................55
              Bankruptcy Bonds...................................................................................56
              FHA Insurance on Multifamily Loans.................................................................57
              Reserve Accounts...................................................................................57
              Cross Support......................................................................................58
              Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or
              Agreements.........................................................................................58



                                      2

              Financial Instruments..............................................................................59

Yield and Prepayment Considerations..............................................................................59

Operative Agreements.............................................................................................63
              Assignment of Trust Fund Assets....................................................................65
              Payments on Loans; Deposits to Security Account....................................................66
              Pre-Funding Account................................................................................68
              Sub-Servicing of Loans.............................................................................68
              Collection Procedures..............................................................................70
              Hazard Insurance...................................................................................71
              Realization upon Defaulted Mortgage Loans..........................................................73
              Servicing and Other Compensation and Payment of Expenses...........................................75
              Evidence as to Compliance..........................................................................76
              Certain Matters Regarding the Master Servicer and the Depositors...................................77
              Events of Default; Rights upon Event of Default....................................................78
              Amendment..........................................................................................80
              Termination; Optional Termination; Calls...........................................................81
              The Trustee........................................................................................82

Material Legal Aspects of the Loans..............................................................................82
              General............................................................................................83
              Foreclosure........................................................................................86
              Repossession of Manufactured Homes.................................................................88
              Rights of Redemption...............................................................................90
              Equitable Limitations on Remedies..................................................................90
              Anti-Deficiency Legislation and Other Limitations on Lenders.......................................91
              Due-on-Sale Clauses................................................................................93
              Prepayment Charges.................................................................................94
              Applicability of Usury Laws........................................................................94
              Soldiers' and Sailors' Civil Relief Act............................................................94
              Environmental Risks................................................................................95
              The Home Improvement Contracts.....................................................................97
              Installment Contracts..............................................................................98
              Junior Mortgages; Rights of Senior Mortgagees......................................................99
              The Title I Program...............................................................................100

Material Federal Income Tax Consequences........................................................................104
              General...........................................................................................105
              Taxation of Debt Securities.......................................................................105
              Non-REMIC Certificates............................................................................112
              REMIC Certificates................................................................................124

State Tax Considerations........................................................................................149

ERISA Considerations............................................................................................149



                                      3

Legal Investment Considerations.................................................................................155

Method of Distribution..........................................................................................156

Legal Matters...................................................................................................157

Financial Information...........................................................................................157

Available Information...........................................................................................157

Ratings.........................................................................................................158

Glossary of Terms...............................................................................................159


             Important Notice About Information in This Prospectus
                  and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 159 where you will find definitions of certain capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

                             _____________________

If you require additional information, the mailing address of the depositor's principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" on page 34 of this prospectus.

                             ____________________


                                 Risk Factors

         You should carefully consider the following information, together with the information set forth under "Risk Factors" in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the
loans may adversely affect the
average life of, and rate of return
on, your securities..........           You may be unable to reinvest the principal payments on
                                        your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the
                                        securities of a series will be affected by a number of factors, including the following:

                                          o   the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans
                                              backing the underlying securities;

                                          o   how payments of principal are allocated among the classes of securities of the series as specified in the related
                                              prospectus supplement;

                                          o   if any party has an option to terminate the related trust
                                              early or to call your securities, the effect of the exercise of the option;

                                          o   the rate and timing of defaults and losses on the assets in the related trust; and

                                          o   repurchases of assets in the related trust as a result of
                                              material breaches of representations and warranties made by the depositor or  master servicer.

                                        The rate of prepayment of the loans included in, or
                                        underlying the assets held in, each trust may affect the
                                        average life of the securities.

Only the assets of the related
trust are available to pay your
securities..........................    Unless the applicable prospectus supplement provides
                                        otherwise, the securities of each series will be payable
                                        solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim
                                        against the assets of any other trust. If the assets of
                                        the related trust are not sufficient, you may suffer a
                                        loss on your securities. Moreover, at the times specified
                                        in the related prospectus



                                                6

                                        supplement, assets of the trust may be released to the
                                        applicable depositor, master servicer, any servicer,
                                        credit enhancement provider or other specified person, if
                                        all payments then due on the securities have been made and adequate provision for future payments on the remaining
                                        securities has been made. Once released, these assets will no longer be available to make payments on your securities

                                        There will be no recourse against the depositor, the
                                        master servicer, any servicer or any of their affiliates
                                        if a required distribution on the securities is not made.
                                        The securities will not represent an interest in, or an
                                        obligation of, the depositor, the master servicer, any
                                        servicer or any of their affiliates.

                                        The depositor's obligations are limited to its
                                        representations and warranties concerning the trust
                                        assets. Because the depositor has no significant assets,
                                        if it is required to repurchase trust assets due to the
                                        breach of a representation or warranty, the depositor's
                                        source of funds for the repurchase would be limited to:

                                            o   moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

                                            o   funds from a reserve account or other credit
                                                enhancement established to pay for asset repurchases.

Credit enhancement may not be
adequate to prevent losses on
your securities...........              Credit enhancement is intended  to reduce the effect of
                                        delinquent payments or loan losses on those classes of
                                        securities that have the benefit of the credit
                                        enhancement. Nevertheless, the amount of any credit
                                        enhancement is subject to the limits described in the
                                        related prospectus supplement. Moreover, the amount of
                                        credit enhancement may decline or be depleted under
                                        certain circumstances before the securities are paid in
                                        full. As a result, securityholders may suffer losses. In
                                        addition, credit enhancement may not cover all potential
                                        sources of risk of loss, such as fraud or negligence by a
                                        loan originator or other parties.

The interest accrual period may
reduce the effective yield
on your securities.................     Interest payable on the securities on any distribution date will include all interest accrued during the related
                                        interest accrual period. The interest accrual period for
                                        the securities



                                                7

                                        of each series will be specified in the applicable
                                        prospectus supplement. If the interest accrual period ends two or more days before the related distribution date,
                                        your effective yield will be less than it would be if the
                                        interest accrual period ended the day before the
                                        distribution date. As a result, your effective yield at
                                        par would be less than the indicated coupon rate.

Economic, legal and other
factors could reduce the amount
and delay the timing of recoveries
on defaulted loans.....                 The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                            o   an overall decline in the residential real estate markets
                                                where the properties are located,

                                            o   failure of borrowers to maintain their properties adequately,
                                                and

                                            o   natural disasters that are not necessarily covered
                                                by hazard insurance, such as earthquakes and floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the loans could be higher than
                                        those currently experienced by the mortgage lending
                                        industry in general.

                                        Even if you assume that the mortgaged properties provide
                                        adequate security for the loans, substantial delays could
                                        occur before defaulted loans are liquidated and the
                                        proceeds forwarded to investors. Property foreclosure
                                        actions are regulated by state statutes and rules and are
                                        subject to many of the delays and expenses that
                                        characterize other types of lawsuits if defenses or
                                        counterclaims are made. As a result, foreclosure actions
                                        can sometimes take several years to complete. Moreover,
                                        some states prohibit a mortgage lender from obtaining a
                                        judgment against the borrower for amounts not covered by
                                        property proceeds if the property is sold outside of a
                                        judicial proceeding. As a result, if a borrower defaults,
                                        these restrictions may impede the servicer's ability to
                                        dispose of the borrower's property and obtain sufficient
                                        proceeds to repay the loan in full. In addition, the
                                        servicer is entitled to deduct from liquidation proceeds
                                        all the expenses



                                                8

                                        it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes,
                                        and property preservation and maintenance expenses.

                                        State laws generally regulate interest rates and other
                                        loan charges, require certain disclosures, and often
                                        require licensing of loan originators and servicers. In
                                        addition, most states have other laws and public policies
                                        for the protection of consumers that prohibit unfair and
                                        deceptive practices in the origination, servicing and
                                        collection of loans. Depending on the provisions of the
                                        particular law or policy and the specific facts and
                                        circumstances involved, violations may limit the ability
                                        of the servicer to collect interest or principal on the
                                        loans. Also, the borrower may be entitled to a refund of
                                        amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Loans secured by junior liens are
subject to additional risks...........  If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan
                                        before having any effect on the related senior lien loan
                                        or loans.

                                        In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming
                                        that a servicer would take the same steps to recover a
                                        defaulted loan with a small unpaid balance as it would a
                                        loan with a large unpaid balance, the net amount realized
                                        after paying liquidation expenses would be a smaller
                                        percentage of the balance of the small loan than of the
                                        large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds
                                        from any liquidation will be applied first to the claims
                                        of the related senior mortgageholders, including
                                        foreclosure costs. In addition, a junior mortgage lender
                                        may only foreclose subject to any related senior mortgage.
                                        As a result, the junior mortgage lender generally must
                                        either pay each related senior mortgage lender in full at
                                        or before the foreclosure sale or agree to make the
                                        regular payments on each senior mortgage. Since the trust
                                        will not have any source of funds to satisfy any senior
                                        mortgages or to continue making payments on them, the
                                        trust's ability as a practical matter to foreclose on any
                                        junior lien will be limited.



                                                9

Loans to lower credit quality
borrowers are more likely
to experience late payments
and defaults and increase your
risk of loss........................... Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                            o   customers with moderate income, limited assets and
                                                other income characteristics that cause difficulty in
                                                borrowing from banks and other traditional lenders; or

                                            o   customers with a history of irregular employment,
                                                previous bankruptcy filings, repossession of
                                                property, charged-off loans or garnishment of wages.

                                        The average interest rate charged on loans made to these
                                        types of borrowers is generally higher than that charged
                                        by lenders that typically impose more stringent credit
                                        requirements. There is a greater likelihood of late
                                        payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In
                                        particular, payments from borrowers with a lower credit
                                        quality are more likely to be sensitive to changes in the
                                        economic climate in the areas in which they reside.

                                        As much as 20% (by principal balance) of the trust assets
                                        for any particular series of securities may be
                                        contractually delinquent as of the related cut-off date.

Failure to perfect security
interests in manufactured
homes may result in losses on
your securities......................   Each manufactured housing conditional sales contract or
                                        installment loan agreement that is included in a trust
                                        fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the
                                        security interest in a manufactured home will vary from
                                        state-to-state. If, as a result of clerical error or
                                        otherwise, the master servicer fails to take the
                                        appropriate steps to perfect the security interest in a
                                        manufactured home that secures a conditional sales
                                        contract or installment loan agreement included in the
                                        trust, the trustee may not have a first priority security
                                        interest in that manufactured home. Moreover, the master
                                        servicer will not amend the certificate of title to a



                                                10

                                        manufactured home to name the trustee as lienholder, note
                                        the trustee's interest on the certificate of title or
                                        deliver the certificate of title to the trustee. As a
                                        result, in some states the assignment of the security
                                        interest in the manufactured home to the trustee may not
                                        be perfected or may not be effective against creditors of
                                        the master servicer or a bankruptcy trustee in the event
                                        of a bankruptcy of the master servicer.

                                        In addition, courts in many states have held that
                                        manufactured homes may, in certain circumstances, become
                                        subject to real estate title and recording laws. As a
                                        result, the security interest in each manufactured home
                                        could be rendered subordinate to the interests of other
                                        parties claiming an interest in that manufactured home
                                        under applicable state real estate law.

                                        The failure to properly perfect a valid, first priority
                                        security interest in a manufactured home that secures a
                                        conditional sales contract or installment loan agreement
                                        included in the trust could lead to losses that, to the
                                        extent not covered by any credit enhancement, could
                                        adversely affect the yield to maturity of the related
                                        securities.

Multifamily loans generally
are riskier than single family
loans...............................    Loans that are secured by first liens on rental apartment
                                        buildings or projects containing five or more residential
                                        units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate
                                        constitute 10% or more of any pool by principal balance.
                                        Multifamily loans are generally considered riskier than
                                        single-family loans for the following reasons:

                                            o   Multifamily loans typically are much larger in
                                                amount, which increases the risk represented by
                                                the default of a  single borrower.

                                            o   Repayment of a  multifamily loan usually depends upon
                                                successful management of the related mortgaged property.

                                            o   Changing economic conditions in particular markets
                                                can affect the supply and demand of rental
                                                units and the rents that those markets
                                                will bear.



                                                11

                                            o   Government regulations, including rental control
                                                laws, may adversely affect future income from
                                                mortgaged properties that are subject to
                                                those regulations.

                                        In addition, because individual multifamily loans often
                                        are relatively large in amount, principal prepayments
                                        resulting from defaults, casualties, condemnations or
                                        breaches of representations and warranties may adversely
                                        affect your yield.

Loans with balloon payments
may increase your risk of loss........  Certain loans may not be fully amortizing and may require a substantial principal payment (a "balloon" payment) at
                                        their stated maturity. Loans of this type involve greater
                                        risk than fully amortizing loans since the borrower must
                                        generally be able to refinance the loan or sell the
                                        related property prior to the loan's maturity date. The
                                        borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale
                                        or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the
                                        borrower's general financial condition and tax laws.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the
related securities........              The related prospectus supplement may provide that
                                        the depositor transfer a specified amount into a
                                        pre-funding account on the date the securities are issued.
                                        In this case, the transferred funds may be used only to
                                        acquire additional assets for the trust during a set
                                        period after the issuance. Any amounts remaining in the
                                        account at the end of the period will be distributed as a
                                        prepayment of principal to the holders of the related
                                        securities. The resulting prepayment could adversely
                                        affect the yield on those securities.

Violations of applicable federal
laws may reduce or delay
mortgage loan collections...            The loans may also be subject to federal laws relating to the origination and underwriting.  These laws

                                            o   require certain disclosures to the borrowers regarding the terms of the loans;



                                                12

                                            o   prohibit discrimination on the basis of age, race,
                                                color, sex, religion, marital status, national origin,
                                                receipt of public assistance or the exercise of any right
                                                under the consumer credit protection act, in the extension of credit;

                                            o   regulate the use and reporting of information related to the borrower's credit experience; and

                                            o   require additional application disclosures, limit
                                                changes that may be made to the loan documents without the borrower's consent  and restrict a lender's ability to
                                                declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                        Loans may also be subject to federal laws that impose
                                        additional disclosure requirements on creditors for
                                        non-purchase money loans with high interest rates or high
                                        up-front fees and charges. These laws can impose specific
                                        statutory liabilities upon creditors that fail to comply
                                        and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the
                                        trust) would generally be subject to all claims and
                                        defenses that the borrower could assert against the
                                        creditor, including the right to rescind the loan.

                                        Loans relating to home improvement contracts may be
                                        subject to federal laws that protect the borrower from
                                        defective or incomplete work by a contractor. These laws
                                        permit the borrower to withhold payment if the work does
                                        not meet the quality and durability standards agreed to
                                        between the borrower and the contractor. These laws have
                                        the effect of subjecting any assignee of the seller
                                        (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the
                                        seller of defective goods.

                                        If certain provisions of these federal laws are violated,
                                        the master servicer may be unable to collect all or part
                                        of the principal or interest on the loans. The trust also
                                        could be subject to damages and administrative
                                        enforcement.

Proceeds of liquidated loans
generally are paid first to
providers of trust services...          There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed
                                        the principal amount of the outstanding securities of that series.



                                                13

                                        If trust assets have to be sold because of an event of
                                        default or otherwise, providers of services to the trust
                                        (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive
                                        the proceeds of the sale to the extent of their unpaid
                                        fees and other amounts due them before any proceeds are
                                        paid to investors. As a result, the proceeds of such a
                                        sale may be insufficient to pay the full amount of
                                        interest and principal of the related securities.

Mortgaged properties may be
subject to environmental risks
that could result in losses.........    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the
                                        environment, health and safety. In certain circumstances,
                                        these laws and regulations impose obligations on owners or operators of residential properties such as those that
                                        secure the loans included in a trust. Failure to comply
                                        with these laws and regulations can result in fines and
                                        penalties that could be assessed against the trust as
                                        owner of the related property.

                                        In some states, a lien on the property due to
                                        contamination has priority over the lien of an existing
                                        mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the
                                        release of petroleum from an underground storage tank
                                        under certain circumstances. If the trust is considered
                                        the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental
                                        hazards on the property.

You may have difficulty
selling your securities or
obtaining your desired price.........   No market will exist for the securities before they are issued.
                                        In addition, there can be no assurance that a secondary
                                        market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you
                                        may not be able to sell your securities when you wish to
                                        or at the price you want.

Ratings of the securities do not
address all investment risks and
must be viewed with caution..........   Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the
                                        adequacy of the value of the trust assets and any credit
                                        enhancement for that class and reflects the rating
                                        agency's assessment of



                                                14

                                        how likely it is that holders of the class of securities
                                        will receive the payments to which they are entitled. A
                                        rating does not constitute an assessment of how likely it
                                        is that principal prepayments on the loans will be made,
                                        the degree to which the rate of prepayments might differ
                                        from that originally anticipated or the likelihood of
                                        early, optional termination of the securities. You must
                                        not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market
                                        price or suitability of the securities for any particular
                                        investor.

                                        There is no assurance that any rating will remain in
                                        effect for any given period of time or that the rating
                                        agency will not lower or withdraw it entirely in the
                                        future. The rating agency could lower or withdraw its
                                        rating due to:

                                            o   any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                            o   an adverse change in the financial or other condition of a credit enhancement provider, or

                                            o   a change in the rating of the credit enhancement provider's long-term debt.

Book-entry registration may limit
your ability to sell securities
and delay your receipt of
payments.........................       Limit on Liquidity of Securities. Securities issued in book-
                                        entry form may have only limited liquidity in the resale
                                        market, since investors may be unwilling to purchase
                                        securities for which they cannot obtain physical
                                        instruments.

                                        Limit on Ability to Transfer or Pledge. Transactions in
                                        book-entry securities can be effected only through The
                                        Depository Trust Company, its participating organizations, its indirect participants and certain banks. As a result,
                                        your ability to transfer or pledge securities issued in
                                        book-entry form may be limited.

                                        Delays in Distributions. You may experience some delay in
                                        the receipt of distributions on book-entry securities
                                        since the distributions will be forwarded by the trustee
                                        to DTC for DTC to credit the accounts of its participants.
                                        In turn, these participants will thereafter credit the
                                        distributions to your account either directly or
                                        indirectly through indirect participants.

         There is a Glossary of Terms beginning on page 159 of this prospectus where you will find definitions of the capitalized terms used in this prospectus.

                                The Trust Fund

         The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

                  o   Single Family Loans,

                  o   Home Equity Loans,

                  o   Multifamily Loans,

                  o   Manufactured Housing Contracts,

                  o   Home Improvement Contracts,

                  o   Agency Securities or

                  o   Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets and other accounts, obligations or agreements, as specified in the related prospectus supplement.

         Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term "pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

         Unless the context indicates otherwise, the term "loan" includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

         The securities will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the securityholders as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

         The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading "Loan Program--Underwriting Standards" and as more specifically provided in a related prospectus supplement.

         Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

         The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

         The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities.

The Mortgage Loans--General

         The loans in each trust fund are secured by the related mortgaged properties. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

         The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

         Unless otherwise specified in the related prospectus supplement, all of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

         o    Interest may be payable at

              -   a fixed rate,

              - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

              - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

              -   a rate that otherwise varies from time to time, or

              - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

         o    Principal may be

              - payable on a level debt service basis to fully amortize the loan over its term,

              - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

              -   nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o    Monthly payments of principal and interest may

              -   be fixed for the life of the loan,

              -   increase over a specified period of time, or

              -   change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o    the type of mortgaged property securing each loan,

         o    the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of the loans,

         o the earliest origination date and latest maturity date of the loans,

         o the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

         o the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

         o the geographical location of the related mortgaged properties on a state-by-state basis.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described in the immediately preceding sentence will be provided in the related prospectus supplement, and specific information will be set forth in the Form 8-K to be filed with the SEC within 15 days after issuance.

         The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. Unless otherwise specified in the related prospectus supplement, the collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

         o a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the "manufacturer invoice price"),

         o the actual cost of any accessories depending on the size of the unit, and

         o the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums.

Unless otherwise specified in the related prospectus supplement, the collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

         o excessive building resulting in an oversupply of rental housing stock,

         o a decrease in employment reducing the demand for rental units in an area,

         o federal, state or local regulations and controls affecting rents, prices of goods and energy,

         o    environmental restrictions,

         o    increasing labor and material costs, and

         o the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

         Unless otherwise specified in the related prospectus supplement, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. See "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of:

         o its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements--Sub-Servicing by Sellers" and "--Assignment of Trust Fund Assets"; and

         o its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances".

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

         Unless otherwise specified in the related prospectus supplement, Single Family Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If specified in the related prospectus supplement, the assets of the related trust fund may include mortgage participation certificates evidencing interests in Single Family Loans. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

         If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years, unless otherwise specified in the related prospectus supplement.

Home Equity Loans

         Unless otherwise specified in the related prospectus supplement, Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

         Multifamily Loans will consist of loans or participations or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. If specified in the related prospectus supplement, the mortgage assets of a trust fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, all Multifamily Loans will have original terms to stated maturity of not more than 40 years.

         Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

         Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Unless otherwise specified in the related prospectus supplement, Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

         When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. ss. 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

         Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

         Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under
Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie

Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the

Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

         Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

         Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans, or participation interests in the mortgage loans, and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac pool. Under the Guarantor Program, however, the pool of loans backing a Freddie Mac Certificate may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders' instructions.

         Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie

Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

         General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

         o pass-through certificates or participation certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

         o collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

         o    other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. Unless otherwise specified in the related prospectus supplement, the seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more subservicers which may be subject to the supervision of the PLS servicer. Unless otherwise specified in the related prospectus supplement, the PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

         The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five- to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

         o no loan will have had a loan-to-value ratio at origination in excess of 95%;

         o each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

         o each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

         o no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

         o each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

         o each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

         Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

         o the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

         o    the maximum original term-to-stated maturity of the PLS,

         o    the weighted average term-to-stated maturity of the PLS,

         o    the pass-through or certificate rate of the PLS,

         o    the weighted average pass-through or interest rate of the PLS,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

         o the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

         o the terms on which mortgage loans may be substituted for those originally underlying the PLS.

         In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

         o    the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the loans, and

         o the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

         We incorporate in this prospectus by reference all documents and reports filed by the applicable depositor, Greenwich Capital Acceptance, Inc.
(GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of certificates evidencing interests in that trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul
D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                Use of Proceeds

         The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                The Depositors

         Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is an indirect, limited purpose finance subsidiary of Royal Bank of Scotland Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

         Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                 Loan Program

         The depositor will have purchased the loans, either directly or through affiliates, from sellers. Unless otherwise specified in the related prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

Underwriting Standards

         Unless otherwise specified in the related prospectus supplement, each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

         Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

Qualifications of Sellers

         Unless otherwise specified in the related prospectus supplement, each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

         o be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

         o maintain satisfactory facilities to originate and service the loans,

         o    be a seller/servicer approved by either Fannie Mae or Freddie
              Mac, and

         o be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

         o Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

         o The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

         o The mortgaged property was free from damage and was in acceptable condition.

         o There were no delinquent tax or assessment liens against the mortgaged property.

         o    No required payment on a loan was delinquent more than 30 days.

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

         If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         Unless otherwise specified in the related prospectus supplement, the seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

         The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

         o to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

         o substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

         Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

         If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General" in this prospectus.

         Neither the depositor nor the master servicer - unless the master servicer is the seller - will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

                         Description of the Securities

         Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

         Unless otherwise specified in the related prospectus supplement, the securities of each series will

         o be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

         o evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

         o not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

         To the extent provided in the related operative agreements, each trust fund will consist of the following:

         o the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

         o those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

         o    reinvestment income on payments received on the trust fund assets,

         o    a reserve fund,

         o    a pool insurance policy,

         o    a special hazard insurance policy,

         o    a bankruptcy bond,

         o    one or more letters of credit,

         o    a surety bond,

         o    guaranties, or

         o    similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of certificates by or on behalf of an employee benefit plan or other retirement arrangement subject to the provisions of ERISA or the Internal Revenue Code may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" in this prospectus.

         As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a

REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

              o   all payments which were due on or before the cut-off date;

              o all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

              o all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

              o amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

              o amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

              o that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

         (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances" immediately below and deposited by it in the security account;

        (iii) if applicable, amounts withdrawn from a reserve account;

         (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

         (v)  if applicable, the amount of any prepayment interest shortfall.

         Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

         Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

         o the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

         o all distributions reported to securityholders of that class as allocable to principal increased by

         o in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

         o in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" in this prospectus.

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

         Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

Reports to Securityholders

         Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

         o    the amount of the distribution allocable to interest;

         o    the amount of any advances;

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding aggregate principal balance or notional principal balance of each class after giving effect to the distribution of principal on that distribution date;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

         o the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

         o if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on that distribution date;

         o the pass-through rate as of the day prior to the immediately preceding distribution date; and

         o the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement applicable to the certificates.

         Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

         o the aggregate of the amounts for that calendar year reported pursuant to the first two bullet points in the immediately preceding list or, in the event that the recipient was a securityholder of record only during a portion of the calendar year, for the applicable portion of the year; and

         o other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

                              Credit Enhancement

General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may take the form of one or more of the following:

         o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

         o the subordination of one or more classes of the securities of that series,

         o    the establishment of one or more reserve accounts,

         o    the use of a cross-support feature,

         o a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, or

         o any other method of credit enhancement described in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

         If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

         o reducing the ownership interest of the holders of the related subordinated securities,

         o a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

         o    as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

         The related prospectus supplement may also limit the following:

         o the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

         o the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

         o the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

         In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

         o    on each distribution date,

         o    for specified periods, or

         o until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

         o    in the order of their scheduled final distribution dates,

         o    in accordance with a schedule or formula,

         o    in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

         The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

         o to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

         o the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

         o failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

         Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance; VA Guarantees

         Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

         The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

         Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

         o loss by reason of damage to mortgaged properties caused by certain hazards -including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         o loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

         Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

         o    the cost to repair or replace the mortgaged property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

         Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

         If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under

Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

         If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

         The reserve account for a series of securities will be funded in one of the following ways:

         o by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

         o by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

         o    in such other manner as the prospectus supplement may specify.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, "permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

         Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

         If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

         o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

         o    to pay administrative expenses, or

         o to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Financial Instruments

         If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments in the event that any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                      Yield and Prepayment Considerations

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

         The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

         Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

         Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

         o make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Operative Agreements--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

         When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

         o 30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, over

         o the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

         If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospective supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See "Operative Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

         In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

                             Operative Agreements

         Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

         Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

         In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

         o the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

         o in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "mortgage") with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

         o in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

         o an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

         o any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

         With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

         o the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

         o    the original security agreement,

         o    the proprietary lease or occupancy agreement,

         o    the recognition agreement,

         o an executed financing agreement and the relevant stock certificate,

         o    related blank stock powers, and

         o any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers; Repurchases", neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

         Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

         Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

         Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See "The Trust Fund--Private Label Securities." The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

         Each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain a subservicing account which meets the requirements and is otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers", less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

         The master servicer will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

         o It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

         o It must be an account the deposits in which are fully insured by the FDIC.

         o It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

         o It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments . A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

         On a daily basis, the master servicer will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o    Insurance Proceeds;

         o    Liquidation Proceeds;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers; Repurchases or Substitutions" or "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

         o all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

         If so provided in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account in the name of the trustee on behalf of the related securityholders into which the applicable depositor will deposit the pre-funded amount on the related closing date. The trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period which generally runs from the closing date to the date specified in the related prospectus supplement. At the end of the funding period, any amounts remaining in the pre-funding account will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement as a prepayment of principal of the related securities.

Sub-Servicing of Loans

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

         o collecting payments from borrowers and remitting collections to the master servicer;

         o maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

         o maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

         o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

         o    attempting to cure delinquencies;

         o    supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances;

         o    maintaining accounting records relating to the loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See "--Servicing and Other Compensation and Payment of Expenses" below.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

         o waive any assumption fee, late payment or other charge in connection with a loan; and

         o to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

         Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

         With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder," as defined in section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under section 216(a) of the Code to the cooperative corporation under sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of section 216(b)(1) of the

Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

         The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage -generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See "Credit Enhancement--Special Hazard Insurance Policies" in this prospectus.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

         Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

         o all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         o    claim payments previously made by the primary insurer, and

         o    unpaid premiums.

         Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

         o fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

         o failure to construct the related mortgaged property in accordance with specified plans,

         o    physical damage to the mortgaged property and

         o lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

         o    to advance or discharge all hazard insurance policy premiums;

         o    to advance

              -   real estate property taxes,

              - all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

              -   mortgaged property sales expenses,

              - any outstanding liens on the mortgaged property (as defined in the policy) and

              - foreclosure costs, including court costs and reasonable attorneys' fees,

              in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

         o in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

         o to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

         In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

         If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

         o the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See "Credit Enhancement" in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

         The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation

         o payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to securityholders; and

         o payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

         Each operative agreement will provide that a firm of independent public accountants will furnish a statement to the trustee, on or before a specified date in each year, to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans, the Agency Securities or the Private Label Securities, under agreements substantially similar to one another (including the governing agreement), was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. In rendering this statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans, Agency Securities or Private Label Securities by sub-servicers, upon comparable statements of firms of independent public accountants rendered within one year with respect to the sub-servicers for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for Freddie Mac.

         Each operative agreement will also provide for delivery to the related trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositors

         The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that it is no longer permissible to perform them under applicable law. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than

         o any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement or due to a breach of a representaiton or warranty regarding the loan or loans, and

         o any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

         In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

         Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under each agreement:

         o any failure by the master servicer to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for 30 days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51% of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

         o the holder has previously given to the trustee written notice of default;

         o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

         o failure to pay for five days or more any principal or interest on any note of that series;

         o failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

         o    any other event of default specified in the indenture.

         If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

         o the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

         o the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage ownership interest of each class of the related notes.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

         Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, for the following purposes:

         o    to cure any ambiguity,

         o to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

         o to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

         Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66% of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

         o reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         o reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related prospectus supplement, the obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

         o the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

         o the purchase from the trust fund by the master servicer, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See "Material Federal Income Tax Consequences" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

         The trustee under each agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      Material Legal Aspects of the Loans

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

         Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

         Single Family Loans, Multi-Family Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of Senior Mortgages" below.

         Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

        So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

         Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o    reduce the monthly payments due under the mortgage loan,

         o    change the rate of interest of the mortgage loan, and

         o    alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

              o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

              o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

         Certain loans also may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. This legislation and related regulations impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans originated after October 1, 1995 that have high interest rates or high up-front fees and charges. Violations can subject creditors to monetary penalties and affect enforceability of the affected loans. In addition, any assignee of the original lender is generally subject to all claims and defenses that the consumer could assert against the lender, including the right to rescind the loan.

Due-on-Sale Clauses

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. The Garn-St Germain Depository Institutions Act of 1982, subject to certain exceptions, pre-empts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title
V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon application of the lender. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         Whether actions taken by a lender would constitute participation in the management of a property so that the lender would lose the protection of the secured creditor exclusion referred to in the preceding paragraph, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to the related securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Asset Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Asset Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

         General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is

"peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

         General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title

I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o    the uncollected court costs;

         o    the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                   Material Federal Income Tax Consequences

         The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, either Sidley Austin Brown & Wood LLP or Thacher Proffitt & Wood, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

         The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

         If a REMIC election is not made, in the opinion of tax counsel:

         o the trust fund will not be classified as an association taxable as a corporation;

         o the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code;

         o as a grantor trust, the trust fund as such will not be subject to federal income tax; and

         o owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

         With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o    the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

         In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o    sum of

              - the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

              - the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

         over

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Non-REMIC Certificates--B. Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to code section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Non-REMIC Certificates

A.   Single Class of Senior Certificates

         Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

         o a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

         o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

         o a senior certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

         Premium. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--B. Multiple Classes of Senior Certificates--Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

         Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

         o    the total remaining market discount

         times

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o    the total remaining market discount

         times

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

         A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B.   Multiple Classes of Senior Certificates

         Stripped Bonds and Stripped Coupons

         General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

         o the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

         o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

         Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . .. secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

   Senior Certificates Representing Interests in Loans Other Than ARM Loans

         General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount" below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

         Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions", as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

         o any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

         Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "-- Senior Certificates Representing Interests in Loans Other Than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

         Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

C. Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

         Final regulations issued on June 11, 1996 with respect to OID under section 1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

         Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

         In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and Stripped Coupons" above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

D.   Sale or Exchange of a Senior Certificate

         Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and one of the following conditions is met:

         o the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

         o    the senior certificate is part of a straddle;

         o the senior certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

E.  Non-U.S. Persons

         Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

         o the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

F.   Information Reporting and Backup Withholding

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

G.   New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations which attempt to unify certification requirements and modify reliance standards effective for payments made after December 31, 2000.

REMIC Certificates

A.   General

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

         In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" mortgage loans contained in "--Non-REMIC Certificates--Single Class of Senior Certificates" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

B.   Tiered REMIC Structures

         For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

         o whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and

         o    whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

C.   Regular Certificates

         General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

         Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price". Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

         Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

         In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID

Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

         Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

         o the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

         o a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

         Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

         Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

         Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

         o any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

         The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

         o any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

         Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         o    the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

         The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

         Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         o the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

         over

         o    the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         o    the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o    the total remaining market discount

         multiplied by

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

         On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates should consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

         o the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate,

         over

         o    the amount actually includible in the holder's income.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

         Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Regular certificates that are "payment lag" certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

         o the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

         o the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

         o the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         New Withholding Regulations. On October 6, 1997, the Treasury Department issued the new regulations which attempt to unify certification requirements and modify reliance standards effective for payments made after December 31, 2000.

D.   Residual Certificates

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

         A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

         Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

         Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.

         Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and

         o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

         Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

         o the income of the residual certificateholder for that calendar quarter from its residual certificate over

         o the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995 except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1996, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

         Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

         Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

E.   Prohibited Transactions and Other Taxes

         The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

         In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

F.   Liquidation and Termination

         If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

G.   Administrative Matters

         Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

         Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

H.   Tax-Exempt Investors

         Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." See "--Residual Certificates--Excess Inclusions" above.

I.   Non-U.S. Persons

         Amounts paid to residual securityholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

         Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

J.   Tax-Related Restrictions on Transfers of Residual Certificates

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

         o an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer multiplied by

         o the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

         o the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

         o any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income",

         o    a rural electric or telephone cooperative, and

         o    electing large partnerships.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

         o the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

         o the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

         o a regulated investment company, real estate investment trust or common trust fund,

         o    a partnership, trust or estate, and

         o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

         In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

         Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

         o the transferor conducted a reasonable investigation of the transferee's financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

        Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), that transfer of non-economic residual interests must meet two additional requirements to qualify for the safe harbor;

         o the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and

         o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

        A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

         o at the time of the trtansfer, and at the cloes of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusively of any obligations of certain related persons;

         o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

         o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated to an eligible corporation under the asset test.

        The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest (the inducement payment),

         o    future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing.

        If the transferee has been subject to the alternative minimum tax in the preceding two yers and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interests to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

        The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula text apply to transfers occuring on or after August 19, 2002.

         If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers to foreign persons of residual certificates that have tax avoidance potential are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, passthrough entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           State Tax Considerations

         In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                             ERISA Considerations

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those subclasses.

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         The DOL issued regulations concerning the definition of what constitutes the assets of a Plan (Labor Reg. Section 2510.3-101). Under this Plan Assets Regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security", or if equity participation by "benefit plan investors" is not "significant". In general, a publicly-offered security, as defined in the Plan Asset Regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing Plans; this would subject the master servicer and such other persons to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets, and to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the issuer's assets. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust to a Plan might be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Insurance Company General Accounts

         On January 5, 2000, the United States Department of Labor (DOL) published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Prohibited Transaction Class Exemption ("PTCE") 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of a Plan or with Plan assets should consult with its counsel on the potential applicability of ERISA and the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990))(the "Exemption")from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, Applications No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997) and PTE
2000-58, Application No. D-10829, 65 Fed. Reg. 67765 (2000), and PTE 2002-41,
Application No. A-11077, 67 Fed. Reg. 54487 (2002) provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "restricted group" (defined below), other than the underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have high loan-to-value ratios, the Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

         o    the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption provides only limited relief to Plans sponsored by the "Restricted Group" which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period").

o First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

o Second, all loans transferred after the closing date (the "Additional Loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Exemption rating agency.

o Third, the transfer of Additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date.

o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

o        Eighth, certain disclosure requirements must be met.

         The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain an interest rate swap, provided the swap satisfies certain requirements and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to Plan investors only if they are "qualified Plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the underwriter exemption, securities of that class will no longer be eligible for relief under the underwriter exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an appropriate rating would not be required by the underwriter exemption to dispose of it).

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the exemption will apply.

         In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law, will not give rise to a non-exempt prohibited transaction and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Investment Considerations

         The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                            Method of Distribution

         The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

         In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

         The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 Legal Matters

         The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, as specified in the related prospectus supplement.

                             Financial Information

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                             Available Information

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                                    Ratings

         It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                               Glossary of Terms

         Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

         Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

         Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

         Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

         Multifamily Loans: First lien mortgage loans, or participation interests in the loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

         Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

         REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

         Single Family Loans: First lien mortgage loans, or participation interests in the loans, secured by one- to four-family residential properties.

         U.S. Person:  Any of the following:

         o    a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:


           SEC Registration Fee...................................  $80.90
           Trustee's Fees and Expenses............................  [o]
           Printing and Engraving.................................  [o]
           Legal Fees and Expenses................................  [o]
           Blue Sky Fees..........................................  [o]
           Accounting Fees and Expenses...........................  [o]
           Rating Agency Fees.....................................  [o]
           Miscellaneous..........................................  [o]

           Total.................................................. $[o]


Item 15. Indemnification of Directors and Officers.

     Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Bylaws of Greenwich Capital Acceptance, Inc. ("GCA") provide for indemnification of its directors and officers to the full extent permitted by Delaware law.

     The Bylaws of Financial Asset Securities Corp. ("FASCO") provide for indemnification of its directors and officers to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the applicable depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, a director, officer, employee or agent of the applicable depositor is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such Pooling and Servicing Agreements and the related Certificates, other than such expenses relating to particular Mortgage Loans.

Item 16. Exhibits.

         (a)  Financial Statements:

              None.

         (b)  Exhibits:

                  1.1      Form of Underwriting Agreement*
                  3.1(a)   Certificate of Incorporation of GCA*
                  3.1(b)   Restated Certificate of Incorporation of FASCO**
                  3.2(a)   Bylaws of GCA*
                  3.2(b)   Bylaws of FASCO***
                  4.1(a)   Form of Pooling and Servicing Agreement with respect
                           to fixed-rate mortgage loans, including forms of Certificates*
                  4.1(b)   Form of Pooling and Servicing Agreement with respect
                           to adjustable-rate mortgage loans, including forms of Certificates+
                  4.1(c)   Form of Pooling and Servicing Agreement with respect
                           to revolving home equity loans++
                  4.2(a)   Form of Trust Agreement in connection with
                           resecuritization trusts
                  4.2(b)   Form of Trust Agreement in connection with issues
                           of Notes++
                  4.3      Form of Indenture in connection with issues
                           of Notes++
                  5.1(a)   Opinion of Sidley Austin Brown & Wood LLP as to
                           legality of the Securities+++
                  5.1(b)   Opinion of Thacher Proffitt & Wood as to legality
                           of the Securities+++
                  8.1(a)   Opinion of Sidley Austin Brown & Wood LLP as to
                           certain tax matters+++
                  8.1(b)   Opinion of Thacher Proffitt & Wood as to certain
                           tax matters+++
                  10.1     Form of Mortgage Loan Purchase Agreement between
                           Seller and Purchaser*
                  23.1(a)  Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1(a) and 8.1(a) hereto)
                  23.1(b)  Consent of Thacher Proffitt & Wood (included in
                           Exhibits 5.1(b) and 8.1(b) hereto)

                  24.1 Powers of Attorney (included on pages II-5 and II-6 hereof)
                  24.2     Statement of Eligibility and Qualification of
                           Trustee ss.

         *        Filed as an exhibit to Registration Statement No. 33-42443 on Form S-11 and incorporated herein by reference.
         **       Filed as an exhibit to Registration Statement No. 333-44067 on Form S-3 and incorporated herein by reference.
         ***      Filed as an exhibit to Registration Statement Nos. 333-60904 and 333-60904-01 on Form S-3 and incorporated herein by
                  reference.
         +        Filed as an exhibit to Registration Statement No. 33-52720 on
                  Form S-11 and incorporated herein by reference.
         ++       Filed as an exhibit to Registration Statement No. 33-99018 on Form S-3 and incorporated herein by reference.
         +++      To be filed by amendment.
         ss.      To be filed on Form 8-K, as applicable.

Item 17. Undertakings.

     Each of the undersigned registrants hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies with respect to itself that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 31st day of March, 2003.

                                            GREENWICH CAPITAL ACCEPTANCE, INC.


                                            By:    /s/ Robert J. McGinnis
                                                   ----------------------------
                                                   Robert J. McGinnis
                                                   President


                                            FINANCIAL ASSET SECURITIES CORP.


                                            By:    /s/ Robert J. McGinnis
                                                   ----------------------------
                                                   Robert J. McGinnis
                                                   President

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of Robert J. McGinnis, Carol Mathis, John C. Anderson and Paul Stevelman, whose signature appears below, constitutes and appoints each of Robert J. McGinnis, Carol Mathis, John C. Anderson and Paul Stevelman, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on behalf of Greenwich Capital Acceptance, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                                Title                                      Date
     /s/ Robert J. McGinnis            President (Principal                             March 31, 2003
     -----------------------           Executive Officer)
     Robert J. McGinnis                and Director

     /s/ Carol P. Mathis               Managing Director and                            March 31, 2003
     ----------------------            Chief Financial Officer
     Carol P. Mathis                   (Principal Financial Officer
                                       and Principal Accounting Officer)

     /s/ John C. Anderson              Director and Managing Director                   March 31, 2003
     ----------------------
     John C. Anderson

     /s/ Paul D. Stevelman             Director, Managing Director                      March 31, 2003
     ----------------------            and Assistant Secretary
     Paul D. Stevelman


     KNOW ALL MEN BY THESE PRESENTS, that each of Robert J. McGinnis, Carol Mathis, Paul Stevelman, and John C. Anderson, whose signature appears below, constitutes and appoints each of Robert J. McGinnis, Carol Mathis, John C. Anderson and Paul Stevelman, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on behalf of Financial Asset Securities Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                             Title                                         Date
 /s/ Robert J. McGinnis            President (Principal Executive                   March 31, 2003
 -----------------------           Officer) and Director
 Robert J. McGinnis

 /s/ Carol P. Mathis               Managing Director and                            March 31, 2003
 ----------------------            Chief Financial Officer
 Carol P. Mathis                   (Principal Financial Officer
                                   and Principal Accounting Officer)

 /s/ John C. Anderson              Director and Managing Director                   March 31, 2003
 ----------------------
 John C. Anderson

 /s/ Paul D. Stevelman             Director, Managing Director                      March 31, 2003
 ----------------------            and Assistant Secretary
 Paul D. Stevelman


                                  EXHIBIT INDEX




Exhibit No.                  Description of Exhibit
1.1..........................Form of Underwriting Agreement*
3.1(a).......................Certificate of Incorporation of GCA*
3.1(b).......................Restated Certificate of Incorporation of FASCO**
3.2(a)                       Bylaws of GCA*
3.2(b).......................Bylaws of FASCO***
4.1(a).......................Form of Pooling and Servicing Agreement with respect to fixed-rate mortgage loans, including forms of Certificates*
4.1(b).......................Form of Pooling and Servicing Agreement with respect to adjustable-rate mortgage loans, including forms of Certificates+
4.1(c).......................Form of Pooling and Servicing Agreement with respect to revolving home equity loans++
4.2(a).......................Form of Trust Agreement in connection with resecuritization trusts
4.2(b).......................Form of Trust Agreement in connection with issues of Notes++
4.3..........................Form of Indenture in connection with issues of Notes++
5.1(a).......................Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities+++
5.1(b).......................Opinion of Thacher Proffitt  & Wood as to legality of the Securities+++
8.1(a).......................Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters+++
8.1(b).......................Opinion of Thacher Proffitt & Wood as to certain tax matters+++
10.1.........................Form of Mortgage Loan Purchase Agreement between Seller and Purchaser*
23.1(a)......................Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1(a) and
                             8.1(a) hereto)
23.1(b)......................Consent of Thacher Proffitt & Wood (included in Exhibits 5.1(b) and 8.1(b)
                             hereto)
24.1.........................Powers of Attorney (included on pages II-5 and II-6 hereof)
24.2.........................Statement of Eligibility and Qualification of Trusteess.

*     Filed as an exhibit to Registration Statement No. 33-42443 on Form S-11 and incorporated herein by reference.
**    Filed as an exhibit to Registration Statement No. 333-44067 on Form S-3 and incorporated herein by reference.
***   Filed as an exhibit to Registration Statement Nos 333-60904 and 333-60904-05 on Form S-3 and incorporated herein by reference.
+     Filed as an exhibit to Registration Statement No. 33-52720 on Form S-11 and incorporated herein by reference.
++    Filed as an exhibit to Registration Statement No. 33-99018 on Form S-3 and incorporated herein by reference.
+++   To be filed by amendment.
ss.   To be filed on Form 8-K, as applicable.